Exhibit 4(b)

SKY FINANCIAL GROUP, INC. PROFIT SHARING, 401(K) AND ESOP PLAN

(As Amended and Restated Effective January 1, 2004)

SKY FINANCIAL GROUP, INC. PROFIT SHARING, 401(K) AND ESOP PLAN

(As Amended and Restated Effective January 1, 2004)

INTRODUCTION		1

ARTICLE I
DEFINITIONS		3

1.01	Account or Accounts	3
1.02	Acquired Employer	3
1.03	Annual Compensation	3
1.04	Annuity Starting Date	4
1.05	Applicable Period	4
1.06	Break in Service	4
1.07	Change in Control	4
1.08	Code	4
1.09	Company	4
1.10	Company Stock	4
1.11	Company Stock Fund	4
1.12	Disability	4
1.13	Dividend Reinvestment Account	5
1.14	Employee	5
1.15	Employer	6
1.16	Entry Date	6
1.17	ERISA	6
1.18	Hour of Service	6
1.19	Investment Fund	7
1.20	Named Fiduciary	7
1.21	Normal Retirement Age	7
1.22	Normal Retirement Date	7
1.23	Participant	7
1.24	Plan	7
1.25	Plan Administrator	7
1.26	Plan Year	7
1.27	Qualified Election	7
1.28	Qualifying Employer Securities	7
1.29	Related Entity	7
1.30	Sky ESOP	8
1.31	Spouse	8
1.32	Trust	8
1.33	Trustee	8
1.34	Trust Fund	8
1.35	Valuation Date	8
1.36	Year of Service	8

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EXECUTION PAGE

IN WITNESS WHEREOF, on behalf of Sky Financial Group, Inc., the undersigned officer has executed this amendment and restatement of the Sky Financial Group, Inc. Profit Sharing, 401(k) and ESOP Plan, effective as of January 1, 2004.

Dated this 6th day of April, 2004.

SKY FINANCIAL GROUP, INC.

By:	/s/ Thomas A. Sciorilli
Thomas A. Sciorilli
Its:	Senior Vice President & Chief Human Resources Officer

(Seal)

SKY FINANCIAL GROUP, INC. PROFIT SHARING, 401(K) AND ESOP PLAN

(As Amended and Restated Effective January 1, 2004)

INTRODUCTION

The Sky Financial Group Inc. Profit Sharing, 401(k) and ESOP Plan (the “Plan”) was originally established as the Mid American National Bank & Trust Company Profit Sharing Retirement Plan, effective January 1, 1966. Effective July 1, 1989, Mid Am, Inc. (“Mid Am”) assumed sponsorship of the Plan. Mid Am last amended and restated the Plan effective January 1, 1995. Mid Am merged into Citizens Bancshares, Inc. (“Citizens”) effective October 2, 1998 (the “Merger Date”), with the resulting corporation renamed Sky Financial Group, Inc. (the “Company”). The Company became the sponsor of the Mid Am Inc. Profit Sharing and 401(k) Plan on the Merger Date.

Effective January 1, 1999, the Company amended and restated the Mid Am, Inc. Profit Sharing and 401(k) Plan as the Sky Financial Group Inc. Profit Sharing and 401(k) Plan. On this January 1, 1999 date, eligible employees of Citizens and The Ohio Bank, and eligible employees of their respective subsidiaries, become eligible to participate in the Plan.

Prior to June 30, 1999, a portion of the Plan (the “ESOP Portion”) was invested in Qualifying Employer Securities and designed to qualify as a stock bonus plan and an employee stock ownership plan under Code Section 4975(e)(7) and the regulations thereunder. Effective June 30, 1999, the ESOP Portion of the Plan was spun-off and merged into the Sky Financial Group, Inc. Employee Stock Ownership Pension Plan (the “Sky ESOP”).

The frozen Mid Am, Inc. Profit Sharing and 401(k) Plan (the “Frozen Plan”) was merged into this Plan, and effective September 30, 1999, the portion of the Plan containing Participant Frozen Plan accounts invested in Sky Financial Group, Inc. common stock was spun-off and merged into the Sky ESOP.

Effective June 30, 2000, a portion of the First Western Bancorp, Inc. 401(k) Profit-Sharing and Stock Bonus Plan (the “First Western Plan”) was merged into, and amended and restated in the form of, the Plan. Effective June 30, 2000, the portion of the First Western Plan that was intended to constitute an employee stock ownership plan under Code Section 4975(e)(7) was spun-off and merged into the Sky ESOP. Also effective June 30, 2000, the remaining portion of the First Western Plan was amended, restated and merged into this Plan.

Effective July 1, 2000, the Picton Cavanaugh, Inc. Profit-Sharing Retirement Plan (the “Picton Cavanaugh Plan”) was merged into, and amended and restated in the form of, the Plan. Eligible employees of Picton Cavanaugh, Inc. were eligible to participate in the Plan beginning January 1, 2000.

Effective August 1, 2000, The Ohio Bank Employees’ Profit Sharing Plan (the “TOB Plan”) was merged into, and amended and restated in the form of, the Plan. The Company acquired The Ohio Bank in 1998, and The Ohio Bank became a participating Employer under this Plan effective January 1, 1999.

Effective as of January 1, 2004, the Company amended and restated the Plan as the Sky Financial Group Inc. Profit Sharing, 401(k) and ESOP Plan. Also effective as of January 1, 2004, the Company amended the Plan to add an employee stock ownership plan (“ESOP”) component pursuant to Code Section 4975(e)(7), which is intended to be a stock bonus plan pursuant to Code Section 401(a). The ESOP is intended to invest primarily in employer securities, within the meaning of Code Section 409(l), and the ESOP and profit sharing plan portions of this Plan are intended to constitute a single plan under Treasury Regulations Section 1.414(l)-1(b)(1).

Effective as of January 15, 2004, the Sky Financial Group, Inc. Employee Stock Ownership Pension Plan (the “Sky ESOP”) was merged into, and amended and restated in the form of, the Plan. Also effective as of January 15, 2004, the Sky ESOP was amended to cease any further employer contributions and benefit accruals.

The Sky ESOP was originally established as the Mid Am, Inc. Employee Stock Ownership Pension Plan, effective on July 1, 1989. Prior to October 2, 1998, Mid Am, Inc. (“Mid Am”) maintained the Mid Am Inc. Employee Stock Ownership Pension Plan (the “Mid Am ESOP”). Mid Am merged into Citizens Bancshares, Inc. (“Citizens”) effective October 2, 1998 (the “Merger Date”), with the resulting corporation renamed Sky Financial Group, Inc. The Company became the sponsor of the Mid Am ESOP Plan on the Merger Date, and amended and completely restated the Mid Am ESOP Plan effective January 1, 1999 in the form of the Sky ESOP. Effective on the January 1, 1999 amendment and restatement date, the eligible employees of Citizens and The Ohio Bank, and the eligible employees of their respective subsidiaries, become eligible to participate in the Sky ESOP. Prior to December 31, 2001 (the “Citizens ESOP Merger Date”), the Company maintained the Citizens Bancshares, Inc. Employee Stock Ownership Plan (the “Citizens ESOP”) for the benefit of current and former employees who were employed by Citizens Bancshares, Inc. and its subsidiaries, and their beneficiaries. Effective on the Citizens ESOP Merger Date, the Citizens ESOP was merged into, and amended and restated in the form of the Sky ESOP.

Effective January 1, 2004, the Metropolitan Bank and Trust Company 401(k) Plan (the “Metropolitan Plan”) was merged into, and amended and restated in the form of, the Plan. The Metropolitan Plan was originally established effective January 1, 1992, and was last amended and restated effective January 1, 2002. The Company acquired Metropolitan Financial Corp. in 2003, and Metropolitan Financial Corp. became a participating Employer under this Plan effective January 1, 2004.

Effective January 1, 2004, the GLB 401(k) Plan (the “GLB Plan”) was merged into, and amended and restated in the form of, the Plan. The Company acquired Great Lakes Bank in 2003, and Great Lakes Bank became a participating Employer under this Plan effective January 1, 2004.

This document is an amendment and restatement of the Plan generally effective as of January 1, 2004, except as and to the extent otherwise provided herein. The Company intends that the Plan, together with the Trust Agreement, meet all the pertinent requirements of the Internal Revenue Code of 1986, as amended, and the Employee Retirement Income Security Act of 1974, as amended, and shall be interpreted, wherever possible, to comply with the terms of the Code and ERISA.

ARTICLE I

DEFINITIONS

In addition to other terms defined elsewhere in this Plan document, the following terms shall have the following meanings:

1.01 Account or Accounts.“Account” or “Accounts” means the record of a Participant’s interest in the Trust Fund, including, where applicable, the Participant’s Profit Sharing Contributions Account, 401(k) Contributions Account, Matching Contributions Account, Safe Harbor Matching Contributions Account, Prior Plan Account, Rollover Contributions Account, Frozen Plan Account, Dividend Reinvestment Account and ESOP Account.

1.02 Acquired Employer. “Acquired Employer” means any organization, corporate or otherwise, that is acquired by the Company or a Related Entity, by purchase, merger, consolidation or any other method, except for asset purchase.

1.03 Annual Compensation.“Annual Compensation” means a Participant’s earned income, wages, salaries, fees for professional services, and other amounts received for personal services actually rendered in the course of employment with the Employers (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), but excluding the following:

(a) Employer contributions to a plan of deferred compensation, including this Plan, that are not included in the Employee’s gross income for the taxable year in which contributed, Employee contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee or any distributions from a plan of deferred compensation.

(b) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(c) Amounts realized from the sale, exchange or other disposition of stock acquired under an incentive stock option;

(d) Reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation and welfare benefits (even if included in gross income); and

(e) Other amounts that received special tax benefits or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Code Section 403(b) (whether or not the amounts are actually excludible from the gross income of the Employee).

Notwithstanding paragraph (a) above, Annual Compensation includes a Participant’s voluntary reductions in cash consideration made in accordance with arrangements established by the Employer under Code Sections 125, 132(f)(4) and 401(k).

In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the Annual Compensation of each Employee taken into account under the Plan shall not exceed the limit set forth in Code Section 401(a)(17)(A) ($205,000 for 2004), as adjusted by the Commissioner of Internal Revenue for the cost-of-living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

1.04 Annuity Starting Date.“Annuity Starting Date” is defined in Section 6.04.

1.05 Applicable Period. The “Applicable Period” is defined in Section 6.04.

1.06 Break in Service.“Break in Service” means a Plan Year in which an Employee has not completed more than 500 Hours of Service.

1.07 Change in Control. “Change in Control” means the occurrence of any one or more of the following events: (a) the merger or consolidation of the Company with or into any other corporation and the Company is not the surviving corporation; (b) in excess of 24.99% of the outstanding Company Stock is owned, held or controlled by an entity, person or group acting in concert with the power to control the Company as that term is defined in Rule 405 of the Securities Act of 1933, as amended; (c) the sale or exchange in excess of 24.99% of the assets of the Company to an entity, person or group acting in concert; (d) the recapitalization, reclassification of securities or reorganization of the Company that has the effect of either subpart (b) or (c) above; (e) the issuance by the Company of securities in an amount in excess of 24.99% of the outstanding Company Stock to any entity, person or group acting in concert and intending to exercise control of the Company; or (f) the removal, termination or retirement of more than 50% of the members of the Board of Directors of the Company during any consecutive 12-month period.

1.08 Code.“Code” means the Internal Revenue Code of 1986, as amended.

1.09 Company.“Company” means Sky Financial Group, Inc.

1.10 Company Stock. “Company Stock” means the common stock of Sky Financial Group, Inc.

1.11 Company Stock Fund. “Company Stock Fund” means the Investment Fund established by the Trustee within the Trust Fund that is designed to invest solely in shares of Company Stock.

1.12 Disability. “Disability” means a physical or mental condition of a Participant resulting from a bodily injury or disease or mental disorder and incurred while the Participant was in active employment with an Employer that results in the Participant’s cessation of active employment and renders the Participant eligible for benefits under the Company’s long-term disability plan.

1.13 Dividend Reinvestment Account. “Dividend Reinvestment Account” means a Participant’s Account attributable to Company Stock purchased with dividends the Company pays on Company Stock held in the Company Stock Funds.

1.14 Employee. “Employee” means each and every person employed by an Employer who is classified by an Employer as a common law employee; provided that, only individuals who are paid as common law employees from the payroll of an Employer shall be deemed to be Employees for purposes of the Plan. Any person who agrees in writing with an Employer that he or she will not be a Participant will not be eligible to participate in the Plan.

For purposes of this definition of Employee, and notwithstanding any other provisions of the Plan to the contrary, individuals who are not classified by an Employer, in its discretion, as employees under Code Section 3121(d) (including, but not limited to, individuals classified by the Employer as independent contractors and non-employee consultants) and individuals who are classified by an Employer, in its discretion, as employees of any entity other than an Employer do not meet the definition of Employee and are ineligible for benefits under the Plan, even if the classification by the Employer is determined to be erroneous, or is retroactively revised. In the event the classification of an individual who is excluded from the definition of Employee under the preceding sentence is determined by a third party to be erroneous or is retroactively revised, the individual shall nonetheless continue to be excluded from the definition of Employee and shall be ineligible for benefits for all periods prior to the date the Employer determines its classification of the individual is erroneous or should be revised. The foregoing sets forth a clarification of the intention of the Company regarding participation in the Plan for any Plan Year, including Plan Years prior the amendment of this definition of Employee.

No person classified by an Employer as a temporary, seasonal or summer employee shall be deemed to be an Employee. No person who is classified by an Employer as an independent contractor shall be deemed to be an Employee. No person who is classified by an Employer as a “leased employee” shall be deemed to be an Employee. “Leased employee” shall mean any person who is not an Employee but who provides services to an Employer if:

(a) Such services are provided pursuant to an agreement between the Employer and any leasing organization;

(b) Such person has performed services for the Employer (or for the Employer and any related person within the meaning of Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one (1) year; and

(c) Such services are performed under the primary direction or control of the Employer.

Except as provided below, a “leased employee” shall be treated as an employee of an Employer for nondiscrimination testing and other purposes specified in Code Section 414(n). However, contributions or benefits provided by the leasing organization that are attributable to services performed for an Employer shall be treated as provided by the Employer. A “leased employee” shall not be treated as an employee if such “leased employee” is covered by a money purchase pension plan of the leasing organization, and the number of leased employees does not constitute more than 20% of the Employers’ “non-highly compensated work force” as defined by Code Section 414(n)(5)(C). The money purchase pension plan of the leasing organization must provide benefits equal to or greater than: (i) a non-integrated employer contribution rate of at least 10% of compensation, (ii) immediate participation, and (iii) full and immediate vesting.

1.15 Employer.“Employer” means any Related Entity with respect to the Company that adopts this Plan pursuant to Article XII. The term also includes the Company, unless the context otherwise requires.

1.16 Entry Date.“Entry Date” means the first day of each calendar month in the Plan Year.

1.17 ERISA.“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.18 Hour of Service.“Hour of Service” means:

(a) Each hour for which an Employee is directly or indirectly paid or entitled to payment by either the Company or the Employer for the performance of duties;

(b) Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by either the Company or the Employer for reasons (such as vacation, sickness, disability, or similar leave of absence) other than for the performance of duties, and for military leaves, maternity/paternity leaves or leaves for jury duty; and

(c) Each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by either the Company or the Employer provided that the same Hours of Service shall not be credited under this Section (c) and Sections (a) or (b) above, as the case may be.

(d) An Employee shall also be credited with one Hour of Service for each hour that otherwise would normally have been credited to the Employee but during which such Employee is absent from work for any period (i) by reason of the Employee’s pregnancy, (ii) by reason of the birth of the Employee’s child, (iii) by reason of the placement of a child with such Employee in connection with an adoption of such child by the Employee or (iv) for purposes of caring for a child for a period beginning immediately following birth or placement, provided that an Employee shall be credited with no more than 501 Hours of Service on account of any single continuous period of absence by reason of any such pregnancy, birth or placement and provided further that Hours of Service credited to an individual on account of such a period of absence shall be credited only for the Break in Service computation period in which such absence begins if an Employee would otherwise fail to be credited with 501 or more Hours of Service in such period or, in any other case, in the immediately following computation period.

Hours of Service computed hereunder shall be computed in accordance with Section 2530.200b-2(b) and (c) of the Department of Labor Regulations, which is incorporated herein by reference. In no event shall more than 501 Hours of Service be credited for any one continuous period of absence during or for which the employee receives payment for nonperformance of duties whether or not such period occurs in a single computation period.

1.19 Investment Fund.“Investment Fund” means the funds established from time to time by the Plan Administrator in accordance with Section 9.02 for the investment of Participants’ Accounts.

1.20 Named Fiduciary.“Named Fiduciary” means a fiduciary named in this document, or who, pursuant to a procedure specified in the Plan, is identified as a Named Fiduciary.

1.21 Normal Retirement Age.“Normal Retirement Age” means age 65 years.

1.22 Normal Retirement Date.“Normal Retirement Date” means the first day of the month coinciding with or next following the date on which a Participant attains Normal Retirement Age. If an Employee first performs an Hour of Service after attaining age 65, his or her Normal Retirement Date shall be the date of hire.

1.23 Participant.“Participant” means an Employee who has satisfied the eligibility requirements for the participation in the Plan.

1.24 Plan.“Plan” means the Sky Financial Group, Inc. Profit Sharing, 401(k) and ESOP Plan.

1.25 Plan Administrator.“Plan Administrator” means the Sky Financial Group, Inc. Benefit Plans Committee (the “Committee”). The Plan Administrator shall be the Plan’s Named Fiduciary. The Plan Administrator shall have no responsibility for the custody or management of the Trust Fund.

1.26 Plan Year.“Plan Year” means the 12-month period beginning on January 1 and ending on the following December 31 of each year.

1.27 Qualified Election.“Qualified Election” is defined in Section 6.04(e).

1.28 Qualifying Employer Securities.“Qualifying Employer Securities” means an Employer security that is common stock issued by the Company having a combination of voting power and dividend rights equal to or in excess of the class of Company common stock having the greatest voting power and the class of Company common stock having the greatest dividend rights, within the meaning of Code Section 4975(e)(8).

1.29 Related Entity.“Related Entity” means: (a) all corporations that are members with the Company in a controlled group of corporations within the meaning of Code Section 1563(a), determined without regard to Code Sections 1563(a)(4) and (e)(3)(c); (b) all trades or businesses (whether or not incorporated) that are under common control with the Company as determined by regulations promulgated under Code Section 414(c); (c) all trades or businesses that are members of an affiliated service group with the Company within the meaning of Code Section 414(m); and (d) any other entity required to be aggregated with the Company in accordance with regulations under Code Section 414(o); provided, however, for purposes of Article VII, the definition shall be modified to substitute the phrase “more than 50%” for the phrase “at least 80%” each place it appears in Code Section 1563(a)(1). The term “Related Entity” shall include the predecessor of the Company and any Related Entity.

1.30 Sky ESOP.“Sky ESOP” means the Sky Financial Group, Inc. Employee Stock Ownership Pension Plan that was merged into, and amended and restated in the form of, the Plan, effective as of January 15, 2004.

1.31 Spouse.“Spouse” means the person to whom a Participant is legally married as determined under the Defense of Marriage Act.

1.32 Trust.“Trust” means one or more Trusts established to fund the Plan. The Trustee shall receive any contributions paid to it. All contributions so received together with the income thereon shall be held, managed and administered in the Trust pursuant to the terms of the Plan.

1.33 Trustee.“Trustee” means Sky Trust, N.A. The Trustee shall have the authority and discretion to manage and control the assets of the Plan. The Trustee is a Named Fiduciary.

1.34 Trust Fund.“Trust Fund” means all assets of whatever kind or nature held by the Trustee pursuant to the terms of the Plan, unless indicated otherwise. The Trust Fund may consist of more than one trust agreement with more than one Trustee.

1.35 Valuation Date.“Valuation Date” shall mean each business day on which the Nasdaq Stock Market is open.

1.36 Year of Service. For purposes of determining eligibility to participate in the Plan in accordance with Sections 2.01(b) and 2.01(c) hereof, “Year of Service” means a 12-consecutive month period, commencing on the date of an Employee’s first Hour of Service with an Employer, during which the Employee is continuously employed by an Employer.

(a) For purposes of determining a Participant’s nonforfeitable interest pursuant to Section 5.03, “Year of Service” means a Plan Year during which such Participant is credited with at least 1,000 Hours of Service. For purposes of Section 5.03, a Participant will be credited with a Year of Service if the Participant completes 1,000 Hours of Service during said period, even though the Participant is not employed for the full 12-month period.

(b) An Employee who does not initially meet the eligibility requirements of Section 2.01 and later becomes a Participant will have all Years of Service counted for Plan purposes, both prior to and subsequent to becoming a Participant, subject to paragraphs (e) and (f) below.

(c) In the event a terminated Participant is re-hired by an Employer, all Years of Service with an Employer shall be counted for purposes of Sections 2.01 and 5.03 hereof, subject to paragraphs (e) and (f) below.

(d) Solely for purposes of determining a Participant’s nonforfeitable interest pursuant to Section 5.03 hereof, “Year of Service” means any Plan Year during which an individual was a leased employee (as defined in Code Section 414(n)) of the Company or any entity that must be aggregated with the Company under Code Sections 414(b), (c) or (m) and during which the individual earned at least 1,000 Hours of Service.

(e) If a Participant who has no nonforfeitable rights under Article V has five consecutive Breaks in Service, then the Plan shall not take into account Years of Service after such consecutive Breaks in Service for purposes of determining the nonforfeitable percentage of the Participant’s Accounts that accrued before the Break in Service.

(f) If a Participant who has no nonforfeitable rights incurs a Break in Service for the greater of (i) five or more consecutive Plan Years or (ii) the Participant’s accumulated Years of Service prior to the Break in Service, then the Plan shall not take into account Years of Service prior to such consecutive Breaks in Service for the purpose of determining the nonforfeitable percentage of the Participant’s Accounts that accrues after the Break in Service.

(g) Effective for Plan Years beginning on and after January 1, 2001, all hours, years and/or other periods of service that an Employee had with an Acquired Employer shall be credited toward Years of Service under the terms and conditions of this Section solely for purposes of determining the Employee’s (i) eligibility to participate in the Plan under Section 2.01, and (ii) nonforfeitable interest in his or her Accounts under Section 5.03.

ARTICLE II

ELIGIBILITY

2.01 Eligibility. Subject to the terms of this Section 2.01 and the remainder of the Plan, each Employee who was a Participant in the Plan as of December 31, 2003, shall continue to participate in the Plan on and after January 1, 2004. Each other Employee will become a Participant according to the following:

(a) Each Employee shall be eligible to make 401(k) Contributions provided for under Section 3.02 hereof and receive Employer Matching Contributions provided for under Section 3.03, beginning with the first day the Employee completes an Hour of Service, or on the first Entry Date thereafter, if the Employee meets both of the following requirements:

(i) the Employee has attained age 18 years; and

(ii) the Employee is not a member of a collective bargaining unit unless the collective bargaining agreement between the Employer and the union provides for participation in this Plan.

(b) Except as set forth below, with respect to ESOP Contributions provided for under Section 3.05 of the Plan, each Employee shall participate in the Plan on the first Entry Date coincident with or next following the date the Employee meets all of the following requirements:

(i) the Employee is credited with one Year of Service;

(ii) the Employee has attained age 18 years;

(iii) the Employee is not a member of a collective bargaining unit unless the collective bargaining agreement between the Employer and the union provides for participation in this Plan; and

(iv) the Employee is not subject to an employment agreement that provides that the Employee is not entitled to contributions under an employer-sponsored profit sharing or employee stock ownership plan.

Notwithstanding the foregoing, an Employee who completes the requirements of this Section 2.01(b) during the month of December in a Plan Year shall be eligible to participate in the Plan as of the December 1 in that Plan Year.

(c) Except as set forth below, with respect to Profit Sharing Contributions provided for under Section 3.04 of the Plan, each Employee shall participate in the Plan on the first Entry Date coincident with or next following the date the Employee meets all of the following requirements:

(i) the Employee is credited with one Year of Service;

(ii) the Employee has attained age 18 years; and

(iii) the Employee is not a member of a collective bargaining unit unless the collective bargaining agreement between the Employer and the union provides for participation in this Plan.

Notwithstanding the foregoing, no Employee of Sky Insurance, Inc. or of any company acquired by Sky Insurance, Inc. by purchase, merger, consolidation or any other method will be eligible to receive Profit Sharing Contributions provided for under Section 3.04 of the Plan, unless such Employee’s employment agreement explicitly provides for such contributions.

Also notwithstanding the foregoing, an Employee who completes the requirements of this Section 2.01(c) during the month of December in a Plan Year shall be eligible to participate in the Plan as of the December 1 in that Plan Year.

2.02 Eligibility Upon Re-employment. A former Participant, or former Employee who met the eligibility requirements of Sections 2.01(b) or 2.01(c) for participation in the Plan at the time he or she terminated employment, and who is subsequently rehired by an Employer, shall participate in the Plan on the Entry Date coinciding with or next following his or her re-employment by the Employer, if the Employee then meets the requirements for participation described in Section 2.01.

ARTICLE III

CONTRIBUTIONS

3.01 Employer Contributions. The Plan is designed to qualify as a profit sharing plan for purposes of Code Sections 401(a), 402, 412 and 417. The Employer may make contributions to the Plan without regard to current or accumulated earnings and profits for any taxable year or years ending with or within such Plan Year.

Prior to January 1, 1999, Employers’ Profit Sharing Contributions were made and invested solely in Qualifying Employer Securities. On and after January 1, 1999, Employers’ Profit Sharing Contributions could be made in cash. Each Participant’s Profit Sharing Contributions Account as of December 31, 1998 (including any Profit Sharing Contribution for the 1998 Plan Year), was renamed the Participant’s “ESOP Account” effective January 1, 1999, and a new Profit Sharing Contributions Account was established for each Participant on January 1, 1999, pursuant to Section 4.01. Effective June 30, 1999, the portion of the Plan consisting of all ESOP Accounts was spun off from this Plan and merged into the Sky ESOP.

3.02 401(k) Contributions. Each Employee who becomes eligible to participate may elect to defer a percentage of his or her Annual Compensation for each pay period that he or she remains a Participant in accordance with procedures established by the Plan Administrator. The Participant’s election shall be made at such time and in such manner as the Plan Administrator shall determine. The Participant’s election shall remain in effect until revoked or superseded by a subsequent election pursuant to procedures established by the Plan Administrator.

(a) Amount. A Participant may specify a 401(k) Contribution amount equal to any whole percentage of his or her Annual Compensation; provided that a Participant may not elect a 401(k) Contribution from his or her annual salary of more than seventy-five percent (75%) of such annual salary (or such other maximum percentage as the Plan Administrator may from time to time specify).

(b) Change. A Participant may change the specified percentage of 401(k) Contributions at any time, but not retroactively, by making a revised election, unless the Plan Administrator shall specify that changes are permitted less frequently.

(c) Suspension. A Participant may suspend his or her election to make 401(k) Contributions at any time, but not retroactively.

(d) Compensation Reduction. A Participant’s Annual Compensation for a Plan Year shall be reduced by the amount of the 401(k) Contribution that the Participant elects for such Plan Year.

(e) Election. All elections shall be made at the time, in the manner, and subject to the conditions specified by the Plan Administrator, who shall prescribe uniform and nondiscriminatory rules for such elections.

(f) Timing of Contributions. The Employers shall pay over to the Trust Fund all Participants’ 401(k) Contributions made under this Section 3.02 with respect to a Plan Year as of the earliest day on which such amounts can reasonably be segregated from the Employer’s general assets; provided, however that such contributions shall be made no later than the fifteenth business day of the month following the date on which such amounts would otherwise have been payable to the Participant in cash, or as of such earlier or later date (in the case of any available extensions of time) as may be required or permitted by regulations issued pursuant to ERISA. Contributions made by Employers under this Section shall be allocated to the 401(k) Accounts of the Participants from whose Annual Compensation the contributions were withheld in an amount equal to the amount withheld. Such contributions shall be deemed to be employer contributions made on behalf of Participants to a qualified cash or deferred arrangement (within the meaning of Code Section 401(k)(2)).

(g) Nondiscrimination Limitations. For each Plan Year in which the Employer makes Safe Harbor Matching Contributions pursuant to Section 3.03 that satisfy the requirements of Code Sections 401(k)(12), Sections 8.01 through 8.04 hereof will not apply. In any Plan Year in which the Employer does not make Safe Harbor Matching Contributions pursuant to Section 3.03 that comply with Code Section 401(k)(12), Sections 8.01 through 8.04 hereof will apply.

(h) Exclusion Limitations. Except as provided herein, the Employer shall contribute to the Plan on behalf of the Participant the full amount of the 401(k) Contribution authorized by each Participant. In no event, however, shall a Participant’s 401(k) Contributions to the Plan for any calendar year exceed the “Applicable Dollar Amount” specified in Code Section 402(g)(1)(B) ($13,000 for 2004). The Employer shall automatically discontinue 401(k) Contributions for the remainder of the year on behalf of a Participant who reaches this limitation. If due to a mistake in fact, a 401(k) Contribution in excess of the Applicable Dollar Amount is allocated in a calendar year to the 401(k) Contribution Account of any Participant, the expectation is that the Trustee will return to such Participant the portion of his or her 401(k) Contribution in excess of the Applicable Dollar Amount plus any earnings and less any losses attributable to such excess not later than the April 15 immediately following the calendar year during which such excess contribution was made. If in a calendar year a Participant’s 401(k) Contributions under the Plan, when aggregated with any other elective deferrals made by such Participant in such calendar year to any other qualified retirement plan under Code Sections 401(k), 403(b), 408(k) and 414(p), whether or not maintained by an Employer, would otherwise exceed the Applicable Dollar Amount, such Participant may before the March 1 immediately following such calendar year notify the Plan Administrator in writing as to the portion of the amount in excess of the Applicable Dollar Amount to be allocated to the Plan, and the Plan Administrator may, but is not required to, direct the Trustee to pay to such Participant the amount of the excess that was allocated to the Plan by such Participant plus any earnings allocated to such excess amount before the April 15 immediately following the calendar year during which the excess contribution was made. The Applicable Dollar Amount contained in this Section shall be automatically adjusted in accordance with Code Sections 402(g)(4).

3.03 Matching Contributions. For each pay period beginning on or after the first Entry Date on which the Participant has satisfied the eligibility requirements of Section 2.01(a) the Employer shall contribute to the Trust Fund on behalf of each Participant an amount equal to (i) 100% of the first 3% of the 401(k) Contributions for the pay period, and (ii) 50% of the next 2% of 401(k) Contributions made for the pay period. Matching Contributions made pursuant to this Section 3.03 shall be deemed “Safe Harbor Matching Contributions” and are intended to satisfy the requirements of Code Sections 401(k)(12) and 401(m)(11). For each Plan Year in which the Employer makes Safe Harbor Matching Contributions pursuant to this Section 3.03 that satisfy the requirements of Code Sections 401(m)(11), Sections 8.01 through 8.04 hereof will not apply. Matching Contributions shall be periodically contributed by the Employer to the Trust Fund in accordance with the Employer’s established payroll procedures in a manner uniformly applied to all Participants similarly situated.

Notwithstanding the foregoing, no later than the end of each Plan Year, if any Participant’s account was not credited with the full amount of Matching Contributions to which he or she was entitled under the terms of the Plan (for example, where the Participant did not make 401(k) Contributions of at least 3% during a pay period because such Participant had already made 401(k) Contributions for the Plan Year up to the limit prescribed under Code Section 402(g)), such Participant shall receive an adjusted Matching Contribution as soon as administratively feasible after December 31 of such Plan Year. The adjusted Matching Contribution shall equal the amount that would have been credited on behalf of the Participant under the terms of the Plan absent the fact that the Participant did not make 401(k) Contributions of at least 3% during a pay period, less the amount actually credited to him or her.

(a) Nondiscrimination Limitations. Contributions to a Participant’s Matching Contributions Account must meet the nondiscrimination requirements of Code Section 401(m) pursuant to Section 8.03 hereof.

(b) Timing of Contributions. Matching Contributions shall be periodically contributed by the Employer to the Trust Fund in accordance with the Employer’s established payroll procedures in a manner uniformly applied to all Participants similarly situated.

3.04 Profit Sharing Contributions. Each year the Employers may make a Profit Sharing Contribution to the Trust Fund in such amounts as the Company, in its sole discretion, shall determine. Profit Sharing Contributions shall be held and administered in trust by the Trustee according to the terms and conditions of the Plan and Trust. To the extent that the Trust has obligations arising from an extension of credit to the Trust that is payable in cash within one year of the date of the Employer’s contribution is made, such contribution will be paid to the Trust in cash. Any such contribution shall be allocated in accordance with Section 4.02 hereof, to those Participants eligible to receive such contribution in accordance with Section 2.01(c).

The Employer’s Profit Sharing Contribution, if any, shall be made to the Trustee in full within such time as may be permitted for Federal Income Tax purposes to obtain a deduction for the contribution by the Employer for such taxable year.

3.05 ESOP Contributions. Each year the Employer will make an ESOP Contribution to the Trust Fund on behalf of each Participant eligible to receive such contribution, including a Participant who continues in the employ of the Employer after his or her Normal Retirement Date, in an amount equal to three percent (3%) of the eligible Participant’s Annual Compensation. ESOP Contributions shall be held and administered in trust by the Trustee according to the terms and conditions of the Plan and Trust. Any such contribution shall be allocated in accordance with Section 4.02 hereof, to those Participants eligible to receive such contribution in accordance with Section 2.01(b).

ESOP Contributions will be paid in cash or shares of Company Stock. Shares of Company Stock will be valued at their current fair market value. To the extent that the Trust has obligations arising from an extension of credit to the Trust which is payable in cash within one year of the date the Employer’s contribution is made, such contribution will be paid to the Trust in cash.

The annual contribution of the Employer shall be made to the Trustee in full within such time as may be permitted for Federal Income Tax purposes to obtain a deduction for the contribution by the Employer for such taxable year.

3.06 Catch-Up Contributions. The Plan will permit each “Catch-Up Eligible Participant” to make 401(k) Contributions in excess of the applicable limits set forth in paragraph (c) below (“Catch-Up Contributions”) in any Plan Year. Catch-up Contributions may be pro-rated over the course of the Plan Year and shall only be available if a Participant’s 401(k) Contribution election would cause the Participant to exceed the applicable limits set forth in paragraph (c) below. Whether a contribution by a Participant qualifies as a Catch-up Contribution will be determined at the end of the Plan Year, and any Contribution that was intended to be a Catch-up Contribution but fails to qualify as such shall be recharacterized as a 401(k) Contribution.

(a) The Plan shall not permit a Participant to make Catch-Up Contributions in any Plan Year that exceed the lesser of:

(i) the applicable dollar limit prescribed by Code Section 414(v) (e.g., $3,000 for Plan Year 2004); and

(ii) the excess (if any) of (A) the Participant’s compensation (as defined in Code Section 415(c)(3)) for the year, over (B) any other 401(k) Contributions the Catch-Up Eligible Participant makes for the Plan Year, other than Catch-Up Contributions under this Section 3.06.

(b) Catch-Up Contributions to the Plan under this Section 3.06 shall not, with respect to the Plan Year in which the contribution is made:

(i) be taken into account in applying the limits of Code Sections 401(a)(30), 401(k)(11), 402(h), 402A(c)(2), 403(b)(1)(E), 404(h), 408(k), 408(p), 415 or 457 to other contributions or benefits under the Plan or under any other plan of the Employers;

(ii) cause the Plan to be treated as failing to meet the requirements of Code Sections 401(a)(4), 401(k)(3), 401(k)(8), 402(g), 403(b)(12), 408(k), 410(b) or 416 by reason of the making of (or the right to make) Catch-Up Contributions.

For all other purposes of the Plan, Catch-Up Contributions shall be treated as 401(k) Contributions.

(c) For purposes of this Section 3.06, the term “Catch-Up Eligible Participant” means, with respect to any Plan Year, each Participant in the Plan who: (i) has attained, or will attain, age 50 before the close of the Plan Year, and (ii) who is otherwise eligible to make 401(k)

Elections during the Plan Year, except by reason of the application of any limitation or other restriction described in Code Section 401(a)(30), 402(h), 403(b)(1)(E), 404(h), 408(k), 408(p), 415, 457, 401(k)(8)(C) or 408(k)(6) or any comparable limitation or restriction contained in the terms of the Plan.

3.07 Catch-Up Matching Contributions. Effective for Plan Years beginning after December 31, 2001, each Employer may contribute for each Catch-Up Eligible Participant in its employ at the end of the Plan Year an amount (“Catch-Up Matching Contributions”) based on the Catch-Up Contributions, if any, made by the Catch-Up Eligible Participant during such Plan Year. Each Employer will determine the amount of any Catch-Up Matching Contribution in its discretion, subject to the limitations described in Section 7.02. Any Catch-Up Matching Contributions shall be paid to the Trustee no later than the time required for the filing of the Employer’s federal income tax returns for its fiscal year in which such Plan Year ends, including extensions of time thereof. For all other purposes of the Plan, Catch-Up Matching Contributions shall be treated as Matching Contributions.

3.08 Rollover Contributions. The Trustee may accept transfers on behalf of a Participant from:

(a) a qualified pension, profit sharing or stock bonus plan maintained by a former employer of the Participant;

(b) a previously qualified pension, profit sharing or stock bonus plan maintained by the Employer;

(c) a “rollover” Individual Retirement Account as that term is defined in Code Section 408(d)(3)(A)(ii);

(d) a plan in which assets are held on behalf of an Owner-Employee as defined in Code Section 401(c)(3), which satisfies the applicable requirements of Code Sections 401(a) and 401(d) and with respect thereto: (i) the transferred funds shall be maintained in separate accounts in the name of the respective Participants; and (ii) a Participant’s interest in the separate account shall be nonforfeitable;

(e) an annuity contract described in Code Section 403(b); or

(f) an eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

Notwithstanding the above, no direct transfer may be made from a plan maintained by the Company that is subject to the requirements of Code Section 401(a)(11)(A).

3.09 Special Rules Relating to Veterans Re-employment Rights Under USERRA. Effective December 12, 1994, the following special provisions shall apply to an Employee or Participant who is re-employed in accordance with the re-employment provisions of the Uniformed Services Employment and Re-employment Rights Act (USERRA) following a period of qualifying military service (as determined under USERRA):

(a) Each period of qualifying military service served by an Employee or Participant shall, upon such re-employment with an Employer, be deemed to constitute service with the Employer for all purposes of the Plan.

(b) The Participant shall be permitted to make up 401(k) Contributions missed during the period of qualifying military service. The Participant shall have a period of time beginning on the date of the Participant’s re-employment with an Employer following his or her period of qualifying military service and extending over the lesser of (i) the Participant’s period of qualifying military service multiplied by three, and (ii) 5 years, to make up such missed 401(k) Contributions.

(c) If the re-employed Participant elects to make up 401(k) Contributions in accordance with paragraph (b) above, the Employer shall make any Matching Contributions that would have been made on behalf of such Participant had the Participant made such 401(k) Contributions during the period of qualifying military service.

(d) If the Employer made any Profit Sharing Contributions to the Plan during the period of qualifying military service, the Employer shall make a Profit Sharing Contribution on behalf of the Participant upon the Participant’s re-employment following his or her period of qualifying military service, in the amount that would have been made on behalf of such Participant had the Participant been employed during the period of qualifying military service.

(e) If the Employer made any ESOP Contributions to the Plan during the period of qualifying military service, the Employer shall make an ESOP Contribution on behalf of the Participant upon the Participant’s re-employment following his or her period of qualifying military service, in the amount that would have been made on behalf of such Participant had the Participant been employed during the period of qualifying military service.

(f) The Plan shall not (i) credit earnings to a Participant’s Accounts with respect to any 401(k) or Matching Contribution before such contribution is actually made, or (ii) make up any allocation of forfeitures, with respect to the period of qualifying military service. A re-employed Participant shall be entitled to accrued benefits attributable to 401(k) Contributions only if such contributions are actually made.

(g) For all purposes under the Plan, including an Employer’s liability for making contributions on behalf of a re-employed Participant as described above, the Participant shall be treated as having received Annual Compensation from the Employer based on the rate of Annual Compensation the Participant would have received during the period of qualifying military service, or if that rate is not reasonably certain, on the basis of the Participant’s average rate of Annual Compensation during the 12-month period immediately preceding such period.

(h) If a Participant makes a 401(k) Contribution or the Employer makes a Matching Contribution in accordance with the foregoing provisions of this Section 3.09:

(i) such contributions shall not be subject to any otherwise applicable limitation under Code Section 402(g), 404(a) or 415, and shall not be taken into account in applying such limitations to other Participant or Employer contributions under the Plan or any other plan with respect to the year in which such contributions are made, and such contributions shall be subject to these limitations only with respect to the year to which such contributions relate and only in accordance with regulations prescribed by the Internal Revenue Service; and

(ii) the Plan shall not be treated as failing to meet the requirements of Code Section 401(a)(4), 401(a)(26), 401(k)(3), 401(k)(11), 401(k)(12), 401(m), 410(b) or 416 by reason of such contributions.

3.10 Automatic 401(k) Contributions. The Company may, in its sole discretion, implement an automatic 401(k) Contribution feature as to all Employees who first become eligible under Section 2.01(a) of the Plan, effective as of any date the Company specifies in the future. Pursuant to this automatic 401(k) Contribution feature, the Plan Administrator will withhold a 401(k) Contribution amount equal to 3% of the Annual Compensation of each Employee who first becomes eligible under Section 2.01(a) after the effective date the Company specifies for the automatic 401(k) Contribution feature, as if the Participant had elected to defer that percentage of his or her Annual Compensation for each pay period. The Participant’s deemed election shall remain in effect until the Participant files a subsequent election revoking or superseding the deemed election, pursuant to procedures established by the Plan Administrator.

(a) A Participant may suspend his or her deemed election to make 401(k) Contributions at any time, but not retroactively. A Participant may change the deemed election percentage at any time, but not retroactively, by making a revised election, unless the Plan Administrator specifies that changes are permitted less frequently.

(b) 401(k) Contributions deemed authorized by each Participant and contributed by the Employer pursuant to Section 3.02 hereof, shall be credited to the Participant’s 401(k) Contributions Account. If the Participant does not direct the manner in which such Contributions are to be invested among the Investment Funds, the Plan Administrator shall specify an Investment Fund or Funds into which such Contributions will be invested.

(c) The Company intends that this Section 3.05 comply, and be administered in accordance with, the provisions of Revenue Ruling 2000-8, and any successor Revenue Ruling thereto.

ARTICLE IV

ALLOCATIONS

4.01 Participant Accounts. The Plan Administrator shall direct the Trustee to maintain such separate Accounts for each Participant as the Plan Administrator shall from time to time determine, including the following:

(a) Profit Sharing Contributions Account. The amount of the Employer’s Profit Sharing Contribution to the Trust Fund pursuant to Section 3.04 hereof and allocated pursuant to Section 4.02(a) hereof, and any amount allocated to a Participant’s Profit Sharing Account pursuant to Article XIII, together with such Participant’s share of all income, gains and accumulations thereon, shall be credited and losses debited to each Participant’s Profit Sharing Contributions Account.

(b) 401(k) Contributions Account. 401(k) Contributions authorized by each Participant and contributed by the Employer pursuant to Section 3.02 or 3.06 hereof, and any amount allocated to a Participant’s 401(k) Contributions Account pursuant to Article XIII, together with such Participant’s share of all income, gains and accumulations thereon, shall be credited and losses debited to each Participant’s 401(k) Contributions Account.

(c) Matching Contributions Account. Matching Contributions made by the Employer pursuant to Section 3.03 or 3.07 hereof, and any amount allocated to a Participant’s Matching Contribution Account pursuant to Article XIII, together with such Participant’s share of all income, gains and accumulations thereon, shall be credited and losses debited to such Participant’s Matching Contributions Account. Notwithstanding the foregoing, Safe Harbor Matching Contributions made on or after January 1, 2003, pursuant to Section 3.03 hereof, together with such Participant’s share of all income, gains and accumulations thereon, shall be credited and losses debited to such Participant’s Safe Harbor Matching Contributions Account, which will be a subaccount of his or her Matching Contributions Account.

(d) Prior Plan Account. Amounts transferred from a previous qualified plan of an Employer, together with such Participant’s share of income, gains and accumulations thereon, shall be credited and losses debited to each Participant’s Prior Plan Account.

(e) Rollover Contributions Account. Rollover Contributions made by a Participant pursuant to Section 3.08 hereof, together with such Participant’s shares of all income, gains and accumulations thereon, shall be credited and losses debited to such Participant’s Rollover Contributions Account.

(f) Frozen Plan Account. Amounts transferred to this Plan as a result of the merger of the frozen Mid Am, Inc. Profit Sharing and 401(k) Plan (the “Frozen Plan”) into this Plan, and remaining in this Plan under the terms of Section 13.10, together with such Participant’s share of income, gains and accumulations thereon, shall be credited and losses debited to each Participant’s Frozen Plan Account.

(g) ESOP Account. The amount of the Employer’s ESOP Contribution to the Trust Fund pursuant to Section 3.05 hereof and allocated pursuant to Section 4.03 hereof, and any amount allocated to a Participant’s ESOP Account pursuant to Section 13.01, together with such Participant’s share of all income, gains and accumulations thereon, shall be credited and losses debited to each Participant’s ESOP Account.

4.02 Allocation of Profit Sharing Contributions. Effective as of the last day of each Plan Year, any amount contributed by the Employers pursuant to Section 3.04 hereof shall be allocated and credited to the Profit Sharing Contributions Account of each eligible Participant. An allocation will be made only if the Participant was employed by the Employer on the last day of such Plan Year and was credited with at least 1,000 Hours of Service during such Plan Year, except that any Participant who incurred a Disability, died or terminated employment with the Employer on or after attaining Normal Retirement Age during such Plan Year shall receive an allocation.

Allocations of Profit Sharing Contributions shall be determined in the same proportion that such Participant’s Annual Compensation bears to the total Annual Compensation of all Participants eligible to share in the Employers’ Profit Sharing Contribution for such Plan Year. For this purpose, Annual Compensation shall (i) only include compensation earned while the Participant was an Employee of an Employer, and (ii) include compensation for the entire Plan Year, even if the Participant first became a Participant during the Plan Year.

4.03 Allocation of ESOP Contributions. Effective as of the last day of each Plan Year, any amount contributed by the Employers pursuant to Section 3.05 hereof shall be allocated and credited to the ESOP Account of each eligible Participant. An allocation will be made only if the Participant was employed by the Employer on the last day of such Plan Year and was credited with at least 1,000 Hours of Service during such Plan Year, except that any Participant who incurred a Disability, died or terminated employment with the Employer on or after attaining Normal Retirement Age during such Plan Year shall receive an allocation.

Allocations of ESOP Contributions shall be determined in the same proportion that such Participant’s Annual Compensation bears to the total Annual Compensation of all Participants eligible to share in the Employers’ ESOP Contribution for such Plan Year. For this purpose, Annual Compensation shall (i) only include compensation earned while the Participant was an Employee of an Employer, and (ii) include compensation for the entire Plan Year, even if the Participant first became a Participant during the Plan Year.

4.04 Allocation of 401(k) Contributions. All 401(k) Contributions made by the Employers pursuant to Section 3.02 for any pay period shall be allocated and credited to the 401(k) Contributions Account of each eligible Participant who made 401(k) Contributions for that pay period, according to such Participant’s 401(k) Contributions for the pay period. All Catch-Up Contributions made by the Employer pursuant to Section 3.06 for any pay period shall be allocated and credited to the 401(k) Contributions Account of each Catch-Up Eligible Participant who made Catch-Up Contributions for that pay period, according to such Catch-Up Eligible Participant’s Catch-Up Contributions for the pay period.

4.05 Allocation of Matching Contributions. Any Matching Contributions made by the Employers pursuant to Section 3.03 or 3.07 for any pay period shall be allocated and credited to the Matching Contributions Account of each eligible Participant who made 401(k) Contributions for that pay period, according to such Participant’s 401(k) Contributions for the pay period. Any Catch-Up Matching Contributions made by the Employers pursuant to Section 3.07 for any pay period shall be allocated and credited to the Matching Contributions Account of each eligible Participant who made Catch-Up Contributions for that period. Such allocations shall be determined in the same proportion that such Participant’s Annual Compensation bears to the total Annual Compensation of all Participant’s eligible to share in the Employer’s Catch-Up Matching Contribution for such pay period. For this purpose, Annual Compensation shall (i) only include compensation earned while the Participant was an Employee of an Employer, and (ii) include compensation for the entire Plan Year, even if the Participant first became a Participant during the Plan Year.

4.06 Allocation of Investment Gain or Loss. Any net gain or net loss resulting from the operation of the Investment Funds of the Trust for such year, determined in accordance with Article IX hereof, shall be allocated by the Trustee to the respective Participant’s Accounts in proportion to the value of the respective interests in the Investment Fund immediately preceding such revaluation.

4.07 Allocation of Cash Dividends. Cash dividends on Company Stock allocated to a Participant’s Company Stock Funds shall be credited to the Participant’s Dividend Reinvestment Account, to the extent the Cash Dividends are not distributed directly to the Participant outside of the Plan pursuant to a Dividend Payment Election under Section 15.03.

4.08 Valuations. The Trust Fund and each Investment Fund shall be valued by the Trustee at fair market value as of each Valuation Date. The “adjusted net worth” of an Investment Fund as of any Valuation Date means the net worth of that Investment Fund as determined by the Trustee in accordance with the provisions of the Trust Agreement.

4.09 Allocation of Gain or Loss. Any increase or decrease in the market value of each Investment Fund of the Trust Fund since the preceding Valuation Date and all income earned, expenses incurred and realized profits and losses, shall be determined in accordance with accounting methods uniformly and consistently applied and shall be added to or deducted from the Account of each Participant based on the amount of a Participant’s Account in such Investment Fund at the prior Valuation Date in accordance with non-discriminatory procedures and rules adopted by the Plan Administrator. Before reallocation, the Accounts of the Participants shall be reduced by any payments made thereon in the period. At the Plan Administrator’s discretion uniformly applied, administrative expenses directly connected or associated with a particular Participant’s Account may be charged to the Account. Notwithstanding the foregoing, allocation shall not be required to the extent the Trust Fund, or any Investment Fund thereof, is administered in a manner that permits separate valuation of each Participant’s interest therein without separate incremental cost to the Plan or the Plan Administrator otherwise provides for separate valuation.

4.10 Annual Report to Participants. The Plan Administrator shall notify each Participant in writing of the financial status of his or her Accounts as of the last day of each Plan Year.

ARTICLE V

BENEFITS TO PARTICIPANTS

5.01 Upon Retirement or Disability. When a Participant attains Normal Retirement Age, or incurs a Disability, the entire interest in the Participant’s Accounts, including the amount of any contributions for the Plan Year in which the Participant’s termination of employment with the Employers on or after his or her Normal Retirement Date or Disability occurs, shall become nonforfeitable. A Participant who remains in the employment of the Employers after the Participant attains Normal Retirement Age shall continue to participate in the Plan.

5.02 Upon Death. Upon the death of a Participant, the entire interest in the Participant’s Accounts, including the amount of any contributions for the Plan Year in which the Participant’s death occurs, shall become nonforfeitable. The Plan Administrator, in accordance with the provisions of Article VI of the Plan, shall then direct the Trustee to distribute the entire interest in the Participant’s Accounts to such Participant’s designated beneficiary or beneficiaries. The Plan Administrator may require proper proof of death and evidence of the right of any person to receive payment of the entire interest in the Accounts of the deceased Participant as the Plan Administrator deems desirable and the Plan Administrator’s determination shall be conclusive. The Trustee shall make such distribution as soon as administratively feasible following the Participant’s death and in accordance with the rules and procedures established by the Plan Administrator.

Unless the Participant has made a Qualified Election, the Trustee shall make all payments to the Participant’s spouse in a lump sum, or, if applicable, in a ESOP Qualified Pre-Retirement Survivor Annuity pursuant to Section 6.02. Each Participant, by written instrument delivered to the Plan Administrator, shall have the unqualified right to designate, and from time to time change, the beneficiary or beneficiaries to receive the entire interest in his Accounts in the event of his death, subject to the Qualified Election requirements in Section 6.04(e).

In the event that (i) the Participant fails to designate a beneficiary or beneficiaries or (ii) the Plan’s records of beneficiary designations are lost or destroyed, then the entire interest in the Participant’s Accounts shall be distributed first to the Participant’s spouse if then living, or second to the Participant’s estate. In the event that the Participant (i) designates a beneficiary who predeceases the Participant or (ii) designates a beneficiary who disclaims the benefit under the Plan, then such beneficiary’s entire interest in the Participant’s Accounts shall be distributed first to the Participant’s spouse if then living, or second to the Participant’s estate.

5.03 Nonforfeitable Interest Upon Termination of Employment. Upon termination of a Participant’s employment for any reason other than Disability, death or termination of employment with the Employer after attaining the Normal Retirement Age, the Trustee shall, in accordance with the provisions of Section 6.01 of the Plan and at the instruction of the Plan Administrator, distribute to the Participant the entire interest then constituting his or her 401(k) Contributions Account, Safe Harbor Matching Contributions Account, Dividend Reinvestment Account and Rollover Contributions Account, which are always nonforfeitable, and the nonforfeitable interest in the Participant’s Matching Contributions Account, Profit Sharing Contributions Account, ESOP Account, Frozen Plan Account and Prior Plan Account based on the Participant’s Years of Service determined in accordance with the applicable schedule below:

Years of Service	Nonforfeitable Interest
Less than 2	0%
2 but less than 3	40%
3 but less than 4	60%
4 but less than 5	80%
5 or more	100%

(a) Any Participant who, prior to January 1, 1999, was a Participant in the Mid Am, Inc. Profit Sharing and 401(k) Plan, and who has completed at least three Years of Service as of January 1, 1999, may elect in writing to have his or her nonforfeitable interest computed under the Plan’s five year cliff vesting schedule in effect prior to January 1, 1999, by the later of: (i) the Participant’s termination of employment with the Employers, or (ii) the date that is 60 days after the day the Plan Administrator gives written notice of the Plan amendment to the Participant.

(b) In the event the nonforfeitable interest schedule is amended, or the nonforfeitable interest schedule of an existing plan is amended by the Plan, then any Participant who has completed at least three Years of Service on the later of the date the amendment is adopted, or the date the amendment is effective may elect in writing to have his or her nonforfeitable interest computed under the prior applicable nonforfeitable interest schedule, beginning on the date the Plan amendment is adopted and ending on the later of: (i) the Participant’s termination of employment with the Employers, (ii) the date that is 60 days after the day the Plan amendment is adopted, (iii) the date that is 60 days after the day the Plan amendment becomes effective, or (iv) the date that is 60 days after the day the Plan Administrator gives written notice of the Plan amendment to the Participant.

(c) Notwithstanding any contrary provision of this Plan, each Participant who was an employee of Sky Investments, Inc. on March 7, 2001, the effective date of the sale of Sky Investments, Inc., acquired a 100% nonforfeitable interest in his or her Accounts under the Plan as of that date.

(d) Notwithstanding any contrary provision of this Plan, a Participant shall always be 100% vested in his or her Dividend Reinvestment Account without regard to the vested percentage of underlying stock.

(e) Each Participant in the Mid Am Inc. Employee Stock Ownership Pension Plan and/or the Mid Am, Inc. Profit Sharing and 401(k) Plan on October 2, 1998, the effective date of the merger of Mid Am, Inc. into Citizens Bancshares, Inc., acquired a 100% nonforfeitable interest in his or her Account under the Mid Am Inc. Employee Stock Ownership Pension Plan and the Mid Am, Inc. Profit Sharing and 401(k) Plan as of that date. The Employer contributions made under the Mid Am Inc. Employee Stock Ownership Pension Plan, Mid Am, Inc. Profit Sharing and 401(k) Plan, the Sky ESOP and this Plan, on and after October 2, 1998, shall be subject to the vesting schedule contained in this Section, based on the Participant’s Years of Service.

5.04 Change in Control. In the event of a Change in Control, each Participant who is employed by an Employer on the effective date of a Change in Control shall acquire a 100% nonforfeitable interest in his or her Accounts as of that date.

5.05 Forfeiture Upon Termination of Employment. If a Participant terminates employment with the Employers, and the value of the Participant’s vested Accounts is not (or at the time of any prior, periodic distribution was not) greater than $5,000, the Participant will receive a distribution of the value of the entire vested portion of his or her Accounts and the nonvested portion will be treated as a forfeiture. The value of the Participant’s vested Accounts shall be determined without regard to that portion of his or her Account that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii) and 457(e)(16).

(a) If a Participant terminates service and elects to receive a distribution of the vested portion of his or her Accounts pursuant to Article VI of the Plan, the nonvested portion will be treated as a forfeiture.

(b) If distribution is made to a Participant on account of termination of employment, which is less than the value of the Participant’s Account, prior to the date on which the Participant has a Break in Service for five consecutive Plan Years, and the Participant returns to employment covered by the Plan, the Participant’s Account shall subsequently be determined without regard to the portion thereof derived from predistribution employment, provided the Participant (i) received distribution of the entire present value of the nonforfeitable portion of his or her Account at the time of distribution, (ii) the amount of the distribution did not exceed the dollar limit under Code Section 411(a)(11)(A) or the Participant (with spousal consent, if applicable) voluntarily elected to receive the distribution, and (iii) the Participant upon return to employment covered by the Plan does not repay the full amount of the distribution before the earlier of suffering five consecutive one year Breaks in Service, or at the close of the first period of five consecutive one year Breaks in Service commencing after the distribution. If the Participant makes a timely repayment, the Participant’s Account shall equal the sum of the repayment and the forfeitable portion of the Participant’s Account on the date of distribution, unadjusted by gains or losses subsequent to the distribution. Restoration of forfeitures under this paragraph shall be made, to the extent necessary, first from forfeitures in the Plan Year of repayment and second from Employer contributions.

(c) If a Participant does not receive a distribution pursuant to Article VI, the nonvested portion of the Participant’s Accounts will be treated as a forfeiture on the last day of the Plan Year in which the Participant terminated employment.

(d) Except as provided in paragraph (b) above, forfeitures will be used to reduce the contribution due from the Employer for the Plan Year in which the forfeiture occurs, or for the immediately following Plan Year.

(e) For purposes of this Section 5.05, if a Participant does not have any nonforfeitable interest in his or her Accounts, the Participant will be deemed to have received a distribution of the entire vested portion of his or her Accounts in accordance with the provisions of subparagraph (a) above without having submitted any application for benefits to the Plan

Administrator. If such Participant returns to active service with an Employer prior to incurring five consecutive Breaks in Service, the Participant will be deemed to have paid back the distribution and his or her Accounts will be restored as provided in subparagraph (b) above.

ARTICLE VI

DISTRIBUTIONS

6.01 Commencement of Benefits. The Plan shall distribute a Participant’s Account as soon as administratively feasible after the Participant’s termination of employment with the Employers, except as provided below. If the nonforfeitable portion of the Participant’s Account exceeds (or at the time of any prior, periodic distribution ever exceeded) $5,000, the Plan shall not distribute the Participant’s Account before the Participant attains Normal Retirement Date, unless the Participant consents to such distribution in writing. The value of a Participant’s nonforfeitable Account shall be determined without regard to that portion of his or her Account that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii) and 457(e)(16).

With respect to distributions of amounts held in a Participant’s ESOP Account only, the notice of the right to defer distributions shall also give a general description of the material features, and an explanation of the relative values, of the normal and optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Code Section 417(a)(3). The Plan Administrator must give such notice no less than 30 days and no more than 90 days prior to the Annuity Starting Date, unless the Participant waives the notice requirement as provided in Code Section 417(a)(7)(B) or the requirements of Code Section 417(a)(7)(A) are met.

If the Participant does not consent to distribution, the Participant’s Account shall be retained in the Trust Fund until such later date as the Participant requests distribution. If the Participant does not request distribution prior to the Participant’s Normal Retirement Date or death, the Plan shall distribute the Participant’s Account as soon as administratively feasible after the Valuation Date next following the first to occur of the Participant’s Normal Retirement Date or death (provided the Plan Administrator receives notice of the Participant’s death).

6.02 Payment of Benefits. A Participant, or his or her designated beneficiary, may elect to have the vested balance of the Participant’s Account distributed in either (i) a lump sum payment, or (ii) substantially equal monthly, quarterly, semi-annual or annual installments over any period of time not exceeding the Participant’s then life expectancy or the joint and last survivor expectancy of the Participant and a designated beneficiary. If there is any remaining balance in the Participant’s Account upon his or her death, such balance shall be payable as a death benefit in accordance with Section 6.06 below. If a Participant elects to receive distribution of his or her Account in the form of a lump sum payment, the Participant may elect to receive his or her ESOP Account and that portion of his or her other Accounts that is invested in the Company Stock Fund in Company Stock.

6.03 Distribution Provisions Applicable to ESOP Accounts. Notwithstanding the provisions of Section 6.02, the following provisions shall apply to ESOP Accounts.

(a) Payment of Benefits. The normal form of benefit under the Plan with respect to amounts held in the ESOP Accounts is the ESOP Qualified Joint and Survivor Annuity, unless the Participant and his or her spouse execute a Qualified Election selecting an optional form of benefit within the 90-day period ending on the date the Plan is to commence benefit payments.

If the Participant is married and dies prior to the commencement of his or her benefits, the Participant’s Account shall be used to provide a ESOP Qualified Pre-Retirement Survivor Annuity for the Participant’s spouse unless the Participant and/or his or her spouse execute a Qualified Election selecting another form of distribution, within the “Election Period.”

(b) Optional Forms of Benefit. A Participant may elect to waive the ESOP Qualified Joint and Survivor Annuity and have his or her Account distributed in one of the following optional forms of distribution:

(i) a lump sum payment;

(ii) a straight life annuity for the Participant’s life; or

(iii) substantially equal monthly, quarterly, semi-annual or annual installments over any period of time not exceeding the Participant’s then life expectancy or the joint and last survivor expectancy of the Participant and a designated beneficiary. If there is any remaining balance in the Participant’s Account upon his or her death, such balance shall be payable as a death benefit in accordance with Section 6.06 below.

(c) Distributions Other Than Lump Sum. If the Participant’s entire Account is to be distributed in other than a lump sum, then the amount to be distributed each year must be at least an amount equal to the quotient obtained by dividing the Participant’s entire interest by the life expectancy of the Participant or joint and last survivor expectancy of the Participant and designated beneficiary. Life expectancy and joint and last survivor life expectancy are computed by the use of the return multiples contained in Section 1.72-9 of the Income Tax Regulations. For purposes of this computation, a Participant’s life expectancy may be recalculated no more frequently than annually, however, the life expectancy of a non-spouse beneficiary may not be recalculated. If the Participant’s spouse is not the designated beneficiary, the method of distribution selected must assure that more than 50% of the present value of the amount available for distribution is paid within the life expectancy of the Participant. All distributions must be the minimum distribution incidental benefit requirements in Section 1.401(a)(9)-2 of the proposed regulations.

6.04 Definitions. The following definitions shall apply to Section 6.03:

(a) Annuity Starting Date.“Annuity Starting Date” means the first day of the first period for which an amount is paid as an annuity, regardless of when or whether payment is actually made. In the case of benefits not payable as an annuity, the Annuity Starting Date is the date the benefit is received.

(b) ESOP Qualified Joint and Survivor Annuity.“ESOP Qualified Joint and Survivor Annuity” means an annuity for the life of the Participant with a survivor annuity for the life of the spouse that is not less than 50% and not more than 100% of the amount of the annuity that is payable during the joint lives of the Participant and the spouse, which is the actuarial equivalent of the normal form of benefit, or if greater, any optional form of benefit. An ESOP Qualified Joint and Survivor Annuity for a Participant who is not married shall be an annuity for the life of such Participant.

(c) ESOP Qualified Pre-Retirement Survivor Annuity.“ESOP Qualified Pre-Retirement Survivor Annuity” means an annuity for the life of the Participant’s surviving spouse, if any, applying the Participant’s vested Account to purchase such life annuity. The spouse of the deceased Participant may elect to receive the full value of such Participant’s Account in a lump sum in lieu of the ESOP Qualified Pre-Retirement Survivor Annuity.

Subject to the rules in Section 6.03, the surviving spouse shall begin to receive payments immediately, unless such surviving spouse elects a later date, except that the surviving spouse shall receive an immediate distribution if the value of the Participant’s vested Accounts is not (or at the time of any prior, periodic distribution was not) greater than $5,000.

(d) Applicable Period. The “Applicable Period” for the explanation of the ESOP Qualified Joint and Survivor Annuity shall be no less than 30 days (or no less than 7 days if the Participant waives the 30-day period pursuant to Code Section 417(a)(7)(B)) and no more than 90 days prior to the Participant’s Annuity Starting Date, or soon after the Participant’s Annuity Starting Date if the requirements of Code Section 417(a)(7)(A) are met. The “Applicable Period” for the ESOP Qualified Pre-Retirement Survivor Annuity” means, with respect to a particular Participant, the latest of the following:

(i) The period that begins with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan year in which the Plan Year in which the Participant attains age 35;

(ii) a reasonable period after the Employee becomes a Participant;

(iii) a reasonable period after this Section no longer applies to the Participant; or

(iv) a reasonable period after the Participant’s separation from service in the case of a Participant who separates from service before attaining age 35.

Within the Applicable Period, the Plan Administrator shall give the Participant written notification of the availability of the Qualified Election with respect to the ESOP Qualified Joint and Survivor Annuity. The notification shall explain the terms and conditions of the ESOP Qualified Joint and Survivor Annuity, the rights of the spouse, the effect of electing not to take such annuity, and the right to revoke a previous election to waive such annuity. The Participant (and the Participant’s spouse) must complete the election on or before the Annuity Starting Date, or after the Annuity Starting Date if the requirements of Code Section 417(a)(7)(A) are met. The Participant may revoke an election not to take the Joint and Survivor Annuity or choose again to take such annuity at any time and any number of times within the applicable election period. If a Participant requests additional information within 60 days after receipt of the notification of election, the minimum election period shall be extended an additional 60 days following the Participant’s receipt of such additional information.

Within the Applicable Period, the Plan Administrator shall give each Participant a written explanation of the ESOP Qualified Pre-Retirement Survivor Annuity which shall contain the following: (i) the terms and conditions of a ESOP Qualified Pre-Retirement Survivor Annuity; (ii) the Participant’s right to make and the effect of an election to waive this form of benefit; (iii)

the rights of the Participant’s spouse; and (iv) the right to make, and the effect of, a revocation of a previous election to waive the ESOP Qualified Pre-Retirement Survivor Annuity. In the case of a Participant who enters the Plan after the first day of the Plan Year in which the Participant attained age 32, the Plan Administrator shall provide the required notice no later than the close of the second Plan Year succeeding the entry of the Participant in the Plan.

(e) Qualified Election.“Qualified Election” means an election by a Participant to (i) waive the ESOP Qualified Joint and Survivor Annuity or ESOP Qualified Pre-Retirement Survivor Annuity, pursuant to Section 6.03, and elect an optional form of distribution, (ii) designate a beneficiary other than the Participant’s spouse, pursuant to Section 6.03, or (iii) begin distributions prior to the Participant’s Normal Retirement Date, pursuant to Section 6.01, which satisfies the following consent requirements:

(i) The spouse’s consent shall be witnessed by a Plan representative or notary public.

(ii) The spouse’s consent must acknowledge the effect of the election, including that the spouse had the right to limit consent only to a specific beneficiary or a specific form of benefit, if applicable, and that the relinquishment of one or both such rights was voluntary. Unless the consent of the spouse expressly permits designations by the Participant without a requirement of further consent by the spouse, the spouse’s consent must be limited to the form of benefit, if applicable, and the beneficiary, class of beneficiaries, or contingent beneficiary named in the election.

(iii) Spousal consent is not required if the Participant establishes to the satisfaction of the plan representative that the consent of the spouse cannot be obtained because there is no spouse or the spouse cannot be located.

(iv) A spouse’s consent under this Section shall not be valid with respect to any other spouse.

(v) A Participant may revoke a prior election without the consent of the spouse. Any new election will require a new spousal consent, unless the consent of the spouse expressly permits such election by the Participant without further consent by the spouse.

(vi) A spouse’s consent may be revoked at any time within the Participant’s election period.

6.05 Mandatory Commencement of Benefits. In no event other than the written direction of the Participant will distribution of the Participant’s benefits under the Plan commence later than the 60th day after the end of the Plan Year in which the later of the following events occurs:

(a) The Participant attains Normal Retirement Age;

(b) The tenth anniversary of the year in which the Participant commences participation in the Plan; or

(c) The Participant terminates employment with the Employer.

A Participant may elect to defer the commencement of distributions under the Plan to a date later than set forth above, provided, however, that the Participant must make any such election by submitting to the Plan Administrator a signed written statement describing the method and medium of distribution and the date on which such distribution shall commence.

Anything above to the contrary notwithstanding, distributions of a Participant’s benefits must commence by April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2, or (ii) the calendar year in which the Participant retires, in accordance with the minimum distribution requirements of Code Section 401(a)(9). Notwithstanding the foregoing sentence, for any Participant who is a 5-percent owner of an Employer, the distributions of benefits must commence by April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2. A Participant who attained age 70 1/2 during the 1998 calendar year and who is not a 5-percent owner may elect to postpone receiving such distributions until April 1 of the calendar year following the year in which the Participant retires, as long as he or she so elects in the manner prescribed by the Plan Administrator before April 1, 1999. For purposes of this minimum distribution, the Participant may elect prior to the date of the first required distribution to have his or her life expectancy and his or her spouse’s life expectancy recalculated annually. Such election shall be irrevocable once made, and shall apply for all subsequent Plan Years. The Participant and his or her spouse shall have the right to separately elect as to whether each wants his or her life expectancy recalculated, and the election of one shall not affect the election of the other. In the event that either the Participant or his or her spouse fails to make an election, his or her life expectancy shall be recalculated annually.

The mandatory commencement of distribution to a Participant or beneficiary pursuant to this Section 6.05 shall not apply provided (i) that prior to January 1, 1984, or such other date permitted by law, a Participant (including Key Employees) who had an Account balance under this Plan as of December 31, 1983, made a written designation for a method of distribution of the benefit that satisfy the provisions of Code Section 401(a)(9) as in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982 (including rules relating to incidental death benefits). Any written designation, if made, shall be binding upon the Plan Administrator. In addition, the mandatory commencement of distribution shall not apply to any Participant who attained age 70 1/2 prior to January 1, 1988 and who was not a five percent owner at any time after he or she attained age 66 1/2.

The rules governing required minimum distributions are set forth in Article XVIII and shall apply to distributions commencing in 2003.

6.06 Distributions After Death of a Participant. Subject to the provisions of Section 6.02 and 6.03 above, if a Participant dies before the Plan has distributed any portion of his or her Account, the Plan shall distribute the Participant’s Account in one of the following methods:

(a) The Plan shall distribute the Participant’s Account no later than December 31 of the calendar year that contains the fifth anniversary of the date of the Participant’s death, regardless of who is to receive the distribution.

(b) If the distribution is to be made to a designated beneficiary, the distribution of a Participant’s interest shall commence not later than December 31 of the calendar year immediately following the calendar year in which the Participant died, and payments shall occur over a period not extending beyond the life expectancy of such designated beneficiary. If distribution is to be made to the Participant’s surviving spouse, distribution must commence on or before the later of: (i) December 31 of the calendar year immediately following the calendar year in which the Participant died, or (ii) December 31 of the calendar year in which the Participant would have attained age 70 1/2. Such distribution shall occur over a period not extending beyond the life expectancy of such designated beneficiary.

A Participant or the Participant’s spouse or designated beneficiary, subject to a Qualified Election, may elect the method of distribution described in subparagraph (b) above. Such election must be made no later than the earlier of: (i) the date that distribution would have to occur according to the provisions of subparagraph (a) above, or (ii) the date that distribution would have to occur according to the provisions of subparagraph (b) above. As of such date, the election is irrevocable and shall apply for all subsequent years and any subsequent beneficiaries. If no such election is made, distribution shall be made in accordance with subparagraph (a) above.

If the Participant’s surviving spouse dies before the Plan begins distributions to such spouse, the payment of the Participant’s interest shall be made as if the surviving spouse were the Participant. If the Plan has begun distribution of the Participant’s interest at the time of such Participant’s death, distribution may be made for a term certain at least as rapidly as under the method of distribution used prior to the death of the Participant.

6.07 Right to Have Accounts Transferred. Notwithstanding any provision of the Plan to the contrary that would otherwise limit an “eligible distributee” election under this Article VI, an eligible distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an “eligible rollover distribution” paid directly to an “eligible retirement plan” specified by the eligible distributee in a “direct rollover.”

(a) “Eligible rollover distribution” means any distribution of all or any portion of the balance to the credit of the eligible distributee, except that an eligible rollover distribution shall not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the eligible distributee and the eligible distributee’s designated beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Code Section 401(a)(9); (iii) any hardship distribution; and (iv) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

(b) “Eligible retirement plan” means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), an annuity contract described in Code Section 403(b), an eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state or a qualified trust described in Code Section 401(a), that accepts the eligible distributee’s rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan shall only be an individual retirement account or individual retirement annuity.

(c) An “eligible distributee” means Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p), are eligible distributees with regard to the interest of the spouse or former spouse.

(d) A “direct rollover” means a payment by the plan to the eligible retirement plan specified by the eligible distributee.

If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that: (i) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and (ii) the Participant, after receiving the notice, affirmatively elects a distribution.

6.08 Restrictions on Distributions of 401(k) Contributions and Safe Harbor Matching Contributions. 401(k) Contributions and Safe Harbor Matching Contributions may not be distributed from this Plan prior to the earlier of:

(a) retirement, severance from employment, death or Disability of the Participant;

(b) attainment of age 59 1/2 by the Participant, if procedures have been established by the Plan Administrator;

(c) occurrence of a hardship (as described in Section 13.02 of the Plan); or

(d) termination of the Plan without establishment of a successor plan.

ARTICLE VII

LIMITATION ON CONTRIBUTIONS AND BENEFITS

7.01 Definitions. The following definitions shall apply for purposes of this Section 7.01:

(a) Annual Addition.“Annual Addition” means for each Plan Year the sum of the following amounts credited to a Participant’s Accounts for the Limitation Year under all Defined Contribution Plans maintained by the Employer:

(i) Employer contributions,

(ii) Employee contributions,

(iii) Forfeitures, and

(iv) Any amounts allocated to an individual medical account (as defined in Code Section 415(l)(2)) that is part of any pension or annuity plan maintained by the Employer are treated as Annual Additions to a Defined Contribution Plan. Amounts derived from contributions paid or accrued after December 31, 1985 in taxable years ending after such date that are attributable to post retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419(d)(3)) under a welfare benefit fund (as defined in Code Section 419(e)) maintained by the Employer are treated as Annual Additions to a Defined Contribution Plan. These amounts are treated as Annual Additions but are not subject to the Compensation limit set forth in Section 7.02 below.

Rollover Contributions made by a Participant pursuant to Section 3.08 hereof, shall not be taken into account in computing Annual Additions. Catch-Up Contributions made by a Participant pursuant to Section 3.06 hereof, shall not be taken into account in computing Annual Additions.

(b) Defined Contribution Plan.“Defined Contribution Plan” means a pension plan or profit sharing plan that provides for an individual account for each Participant and for benefits based solely upon the amount contributed to the Participant’s account and any income, expenses, gains, losses and any forfeitures of accounts of other Participants that may be allocated to such Participant’s account.

(c) Compensation.“Compensation” means compensation received from the Employer during the Plan Year that is includible in gross income for income tax purposes, including any elective deferrals (as defined in Code Section 402(g)(3)) and amounts contributed or deferred by the Employer at the election of the Employee and that is not includible in the gross income of the Employee by reason of Code Section 125, 132(f)(4) or 457.

(d) Limitation Year.“Limitation Year” means the Plan Year.

7.02 Limitation on Annual Additions. Any other provision of this Plan to the contrary notwithstanding, the maximum Annual Addition to the Accounts of any Participant under the Plan and any other Defined Contribution Plan maintained by an Employer may not exceed the lesser of:

(a) $40,000 (as adjusted under Code Section 415(d)), or

(b) 100% of a Participant’s Compensation for the Limitation Year.

If, as the result of a reasonable error in estimating a Participant’s Compensation, the allocation of forfeitures, or under other limited facts and circumstances as may be provided under the Regulations to Code Section 415, the Annual Addition exceeds the maximum under this and any other Defined Contribution Plan maintained by the Employer, the Plan Administrator shall distribute an amount of the Participant’s 401(k) Contributions necessary to eliminate the excess Annual Addition, or as much of the excess as possible, as permitted by Code Section 415 or the regulations thereunder. Such distributions shall first be made from amounts of the Participant’s 401(k) Contributions that did not receive an associated Matching Contribution. If the Plan Administrator distributes matched amounts pursuant to the preceding sentence, the Plan Administrator shall reduce from the Participant’s Account any Matching Contributions attributable to such returned 401(k) Contributions, and utilize the reduced Matching Contributions to reduce the Employer contribution required for the next succeeding Plan Year. Any such sums shall not share in the gains or losses of the Trust Fund.

7.03 Limitation of Benefits Under All Plans. For Plan Years beginning before January 1, 2000, if an Employee was (or had been) a Participant under the Plan and a defined benefit plan maintained by the Employer, the sum of the defined contribution fraction and the defined benefit fraction for any Limitation Year could not exceed 1.0 as computed under the terms and conditions as set forth under Code Section 415(e). If the sum exceeded 1.0, the Participant’s defined contribution fraction was reduced until the sum equaled 1.0. The defined benefit plan fraction and the defined contribution fraction were defined in Code Section 415(e).

ARTICLE VIII

NONDISCRIMINATION REQUIREMENTS

8.01 Definitions. The following definitions shall apply for purposes of this Article VIII:

(a) Actual Contribution Percentage.“Actual Contribution Percentage” means the average (expressed as a percentage) of the Actual Contribution Ratios of the Participants in a group.

(b) Actual Contribution Ratio.“Actual Contribution Ratio” means the ratio (expressed as a percentage) of the Participant’s Employee Contributions and Matching Contributions to the Plan for the Plan Year (and any other plan that is aggregated with the Plan for purposes of meeting the nondiscrimination requirements of Code Section 401(m)) to the Participant’s Compensation for the Plan Year. The Actual Contribution Ratio of a Participant who is eligible, but neither makes Employee Contributions nor receives Matching Contributions is zero. An Actual Contribution Ratio for a Participant who has met the requirements of Section 2.01(a), but not the requirements of 2.01(b), is not calculated or included in the calculation of the Actual Contribution Percentage.

(c) Actual Deferral Percentage.“Actual Deferral Percentage” means the average (expressed as a percentage) of the Actual Deferral Ratios of the Participants in a group.

(d) Actual Deferral Ratio.“Actual Deferral Ratio” means the ratio (expressed as a percentage) of the Participant’s Elective Contributions for the Plan Year (under the Plan and any other plan that is aggregated with the Plan for purposes of meeting the nondiscrimination requirements of Code Section 401(k)) to the Participant’s Compensation for the Plan Year. At the option of the Plan Administrator, Qualified Matching Contributions and/or Qualified Nonelective Contributions may be included for purposes of determining each Participant’s Actual Deferral Ratio. The Actual Deferral Ratio of a Participant who is eligible but has no Elective Contributions, Qualified Matching Contributions or Qualified Nonelective Contributions is zero. The Actual Deferral Ratio for a Participant who has met the requirements of Section 2.01(a) but has no Elective Contributions is zero.

(e) Compensation.“Compensation” means compensation received from the Employer during the Plan Year that is includible in gross income for income tax purposes, including any amounts contributed by the Employer pursuant to the election of the Employee and that is not includible in the gross income of the Employee by reason of Code Section 125, 132(f)(4), 402(e)(3), 402(h) or 403(b).

(f) Elective Contributions.“Elective Contributions” means 401(k) Contributions and any other Employer contributions made to the Plan, and any other plan that is aggregated with the Plan for purposes of meeting the nondiscrimination requirements of Code Section 401(k), that were subject to a cash or deferred arrangement.

(g) Employee Contributions.“Employee Contributions” means any contributions to the Plan (and any other plan that is aggregated with the Plan for purposes of meeting the nondiscrimination requirements of Code Section 401(m)) that are designed or treated as after-tax Employee contributions and are allocated to a separate account to which attributable earnings and losses are allocated.

(h) Excess Contributions.“Excess Contributions” means the excess of: (i) the Elective Contributions, Qualified Matching Contributions and/or Qualified Nonelective Contributions of a Highly Compensated Employee for such Plan Year, over (ii) the maximum amount of such contributions permitted under the limits determined in accordance with Section 8.03 hereof.

(i) Excess Aggregate Contributions.“Excess Aggregate Contributions” means the excess of: (i) the Employee Contributions and Matching Contributions actually made by or on behalf of a Highly Compensated Employee for such Plan Year, over (ii) the maximum amount of such contributions permitted under the limits determined in accordance with Section 8.03 hereof.

(j) Highly Compensated Employee. The term “Highly Compensated Employee” or “HCE” means any Employee who performs service for an Employer during the Plan Year and who: (i) was a 5-percent owner during the year or the preceding year; or (ii) for the preceding year received Compensation from the Employers in excess of $90,000 (as adjusted pursuant to Code Section 415(d)) and was in the top-paid group of employees for such preceding year.

An Employee is in the top-paid group of Employees for any year if such Employee is in the group consisting of the top 20% of the Employees when ranked on the basis of Compensation paid during such year. For purposes of determining the number of Employees in the top-paid group (but not for identifying the particular Employees in the top-paid group), certain Employees may be excluded in accordance with Code Section 414(q)(5).

A former employee will be treated as an HCE if he or she was an HCE for (i) the separation year, or (ii) any Plan Year ending on or after the Employee’s 55th birthday.

Before determining who are Highly Compensated Employees, Code Sections 414(b), (c), (m), (n) and (o) shall first be applied.

(k) Matching Contributions.“Matching Contributions” means:

(i) an Employer contribution made to the Plan (or any plan required to be aggregated with the Plan for purposes of the nondiscrimination requirements of Code Section 401(m)) on account of Employee Contributions to the Plan;

(ii) an Employer contribution made to the Plan (or any plan required to be aggregated with the Plan for purposes of the nondiscrimination requirements of Section 401(m)) on account of an Elective Contribution to the Plan; or

(iii) a forfeiture allocable on the basis of Excess Aggregate Contributions.

A contribution made by the Employer in order to meet the Top Heavy minimum contribution requirements of Article XVI may not be treated as a Matching Contribution.

(l) Non-Highly Compensated Employee.“Non-Highly Compensated Employee” or “Non-HCE” means any Employee who is not a Highly Compensated Employee.

(m) Qualified Matching Contributions.“Qualified Matching Contributions” means Matching Contributions that are fully vested at the time of contribution and are subject to the withdrawal restrictions of Section 14.02.

(n) Qualified Nonelective Contributions.“Qualified Nonelective Contributions” means Employer contributions, other than Elective Contributions and Matching Contributions, that are fully vested at the time of contribution and are not subject to the withdrawal restrictions of Section 14.02.

8.02 Nondiscrimination Requirements for 401(k) Contributions.

(a) Actual Deferral Percentage Test. In no event shall the Actual Deferral Percentage of Participants who are HCEs exceed the Actual Deferral Percentage of the Participants who are Non-HCEs by more than the greater of:

(i) 125% of the Actual Deferral Percentage for Participants who are Non-HCEs, or

(ii) The lesser of 200% of the Actual Deferral Percentage for Participants who are Non-HCEs or two percentage points higher than the Actual Deferral Percentage for Participants who are Non-HCEs.

(b) Excess Contributions. If the Plan does not satisfy the Actual Deferral Percentage Test for nondiscrimination in Code Section 401(k) for any Plan Year, then the Excess Contributions for such Plan Year (plus any income and minus any loss allocable thereto as calculated in accordance with Section 8.02(c)) shall be distributed to the HCEs by the last day of the following Plan Year, as determined under this Section. If such Excess Contributions are distributed more than 2 1/2 months after the last day of the Plan Year in which such Excess Contributions arose, a 10% excise tax will be imposed on the Company or Employer maintaining the Plan with respect to such amounts. The portion of the Excess Contributions attributable to an HCE is determined as follows:

First, the Plan Administrator shall determine the dollar amount of Excess Contributions for each affected HCE, by reducing the Actual Deferral Ratio for each HCE whose Actual Deferral Ratio(s) is the highest at any one time in the following manner until the ADP Test is satisfied:

(i) The Actual Deferral Ratio of each HCE whose Actual Deferral Ratio is the greatest shall be reduced by one-hundredth (1/100) of one percentage point.

(ii) If more reduction is needed, the Actual Deferral Ratio of each HCE whose Actual Deferral Ratio is the greatest (including the Actual Deferral Ratio of any HCE whose Actual Deferral Ratio was adjusted under step (i)) shall be reduced by one-hundredth (1/100) of one percentage point.

(iii) If more reduction is needed, the procedures in step (ii) shall be repeated.

However, in applying steps (i) through (iii) above, rather than actually distributing the amount of 401(k) Contributions necessary to reduce the Actual Deferral Ratio of each affected HCE to an amount sufficient to satisfy the ADP Test in order of such HCE’s Actual Deferral Ratios, the total of the dollar amounts calculated in steps (i) through (iii) above (the “Excess Contributions”) will be determined and distributed as follows:

(iv) The 401(k) Contributions of the HCE with the highest dollar amount of 401(k) Contributions will be reduced by the amount required to cause that HCE’s 401(k) Contributions to equal the dollar amount of the 401(k) Contributions of the HCE with the next highest dollar amount of 401(k) Contributions. Then this amount would be distributed to the HCE with the highest dollar amount of 401(k) Contributions. However, if a lesser reduction, when added to the total dollar amount already distributed under this step, would equal the total Excess Contributions, then the lesser dollar amount will be distributed.

(v) If the total amount distributed under step (iv) is less than the total Excess Contributions, then the step (iv) will be repeated.

Any refund made in accordance with this Section to a Participant shall be drawn from the Participant’s 401(k) Contributions Account. Any such amounts shall be drawn first from a Participant’s Elective Deferrals that are not eligible for matching under Section 3.02.

Matching Contributions with respect to such distributed 401(k) Contributions shall be forfeited (unless paid to the Participant due to a correction under the Actual Contribution Percentage correction).

The amount of Excess Contributions to be distributed shall be reduced by excess 401(k) Contributions previously distributed pursuant to Section 3.02(h) for the taxable year ending in the same Plan Year. Furthermore, excess 401(k) Contributions to be distributed for a taxable year pursuant to Section 3.02(h) will be reduced by Excess Contributions previously distributed pursuant to this Section 8.02(b) hereof for the Plan Year beginning in such taxable year.

(c) Allocation of Income. Excess 401(k) Contributions under Section 3.02(h) and Excess Contributions under this Section will be adjusted for any income or loss up to the date of distribution. Such income or loss will be computed according to a reasonable method permitted under Treas. Reg. § 1.401(k)-1(f)(4).

8.03 Nondiscrimination Requirements for Matching Contributions and Employee Contributions.

(a) Actual Contribution Percentage Test. In no event shall the Actual Contribution Percentage of Participants who are HCEs exceed the Actual Contribution Percentage of the Participants who are Non-HCEs by more than the greater of:

(i) 125% of the Actual Contribution Percentage for Participants who are Non-HCEs, or

(ii) The lesser of 200% of the Actual Contribution Percentage for Participants who Non-HCEs or two percentage points higher than the Actual Contribution Percentage for Participants who are Non-HCEs.

(b) Excess Aggregate Contributions. If the plan fails the Actual Contribution Percentage Test for nondiscrimination under Code Section 401(m), the Excess Aggregate Contributions for such Plan Year (plus any income and minus any loss allocable thereto including the period between the end of the Plan Year and the date of distribution or forfeiture) shall be distributed to the HCEs by the last day of the following Plan Year, as determined under this Section. If such Excess Aggregate Contributions are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10% excise tax will be imposed on the Employer maintaining the Plan with respect to those amounts.

The portion of the Excess Aggregate Contributions attributable to an HCE is determined under the procedures specified in Section 8.02(b). Any refund made to a Participant in accordance with this Section shall be drawn from his or her Matching Contributions Account. Notwithstanding the foregoing, if a Participant does not have a 100% nonforfeitable right to his or her Matching Contributions Account under Section 5.03, the forfeitable portion of any amount withdrawn from the Participant’s Contributions Account shall be forfeited and the vested portion shall be distributed to the Participant.

(c) Allocation of Income. Excess Aggregate Contributions will be adjusted for any income or loss up to the date of distribution. Such income or loss will be computed according to a reasonable method permitted under Treas. Reg. §1.401(k)-1(f)(4).

8.04 Distribution Rules for Excess Contributions and Excess Aggregate Contributions.

(a) Income or loss attributable to Excess Contributions and/or Excess Aggregate Contributions shall be determined in the same proportion that the amount of the Participant’s Employee Contributions or Matching Contributions distributed bears to the balance of his or her appropriate Account.

(b) The distribution of Excess Contributions, Excess Aggregate Contributions, and any income thereon may be made without the consent of the Participant or his or her spouse, and shall be considered as income to the Participant, except to the extent of Employee Contributions distributed, for purposes of Code Section 61.

(c) The Plan Administrator may re-characterize Elective Deferrals as Employee Contributions as an alternative to distributing Excess Contributions, provided the following requirements are met:

(i) The amount of recharacterized Elective Contributions, when combined with the HCE’s other Employee Contributions, does not exceed any limit on Employee Contributions to the Plan, including the nondiscrimination restrictions provided in Section 8.03.

(ii) The recharacterized Elective Contributions must be considered as Employee Contributions for the Plan year in which the Elective Contributions were made.

8.05 Applicability to Safe Harbor Plan. For each Plan Year in which the Employer makes Safe Harbor Matching Contributions pursuant to Section 3.03 that satisfy the requirements of Code Sections 401(m)(11), Sections 8.01 through 8.04 hereof will not apply.

ARTICLE IX

TRUST FUND AND INVESTMENT FUNDS

9.01 Individual Investment Funds. The Company shall direct the Trustee to establish certain Investment Funds within the Trust Fund, including a Company Stock Fund. A Participant may direct the investment of his or her Accounts, subject to the terms of Section 9.02 below. The Company may establish additional Investment Funds or remove an Investment Fund from the Plan from time to time in its sole discretion.

9.02 Direction of Individual Investment Funds. A Participant may, in any manner made available by the Plan Administrator, direct the manner in which all contributions and allocations to the Participant’s 401(k) Contributions Account, Profit Sharing Contributions Account, Matching Contributions Account, Rollover Contributions Account and Prior Plan Account shall be invested (an “Investment Election”). The Participant may direct the investment of such Accounts in one or more of the Investment Funds, in increments of at least 1%.

(a) A Participant may change the investments of his or her 401(k) Contributions Account, Profit Sharing Contributions Account, Matching Contributions Account, Rollover Contributions Account and Prior Plan Account daily; provided however, that the Plan Administrator may impose restrictions on excessive trading by Participants. A Participant may make changes in the Investment Election at any time by written election filed with the Plan Administrator, or by such other method, such as a voice response system, that the Plan Administrator makes available. Each change shall be effective as soon as practicable following receipt, but in no event later than 5 business days following the receipt of the election. The Participant may elect to invest future contributions differently than present Account balances.

(b) The Trustee shall revalue the assets of each Investment Fund at their fair market value as of each Valuation Date. The Accounts of each Participant shall then be adjusted by apportioning the Investment Fund, including income, as thus revalued, among Participants’ Accounts in proportion to the value of their respective interests in the Investment Fund immediately preceding such revaluation.

(c) The Plan is intended to constitute a plan described in Section 404(c) of ERISA and Title 29 of the Code of Federal Regulations Section 2550.404c-1. The Trustee, Plan Administrator and any other fiduciary of the Plan are relieved of liability for losses that are the direct and necessary result of investment instructions given by a Participant or beneficiary.

(d) If the Participant fails to direct 100% of his or her 401(k) Contributions Account, Profit Sharing Contributions Account, Matching Contributions Account, Rollover Contributions Account and Prior Plan Account to an Investment Fund, the balance not directed shall be invested in such Investment Fund as the Plan Administrator deems to be the most conservative. In the event the Participant’s investment elections exceed 100% of his or her Accounts, the balance shall be invested among the Participant’s selected Investment Funds, on a pro rata basis, to equal 100%.

9.03 Direction of ESOP Accounts. Section 9.03 shall apply only to the ESOP Accounts of the Plan.

(a) Notwithstanding the provisions of Section 9.02, a Participant is not permitted to direct the manner in which amounts held in the Participant’s ESOP Account shall be invested, except as otherwise provided in the remainder of this Section 9.03.

(b) Definitions.

(i) “Qualified Participant” means a Participant who has attained age 55 and who has completed at least ten Years of Service (as that term is defined in the first paragraph Section 1.28 for purposes of determining eligibility to participate in the Plan). For purposes of this subsection, all service that a Participant had with an Acquired Employer shall be credited toward Years of Service.

(ii) “Qualified Election Period” means the Plan Year in which a Participant becomes a Qualified Participant and the five succeeding Plan Years thereafter.

(c) Election by Qualified Participants. Each Qualified Participant shall be permitted to direct the Plan, within 90 days following the end of a Plan Year in the Qualified Election Period, as to the investment of 25% of the value of that portion of the Participant’s Account invested in Qualifying Employer Securities. A Qualified Participant in the final year of his or her Qualified Election Period may direct the Plan as to the investment of 50% of the value of that portion of his or her Account. Amounts for which diversification elections pursuant to this Section 9.03 are made will reduce the amount to which any future election under this Section in a later Plan Year may be applied.

(d) Method of Directing Investment. The Participant’s direction shall be provided to the Plan Administrator in writing; shall be effective no later than 180 days after the close of the Plan Year to which the direction applies; and shall specify which, if any, of the options set forth in Section (e) below the Participant selects.

(e) Investment Options. The Plan shall give each Qualified Participant an opportunity to elect between the following:

(i) To have the Plan distribute (notwithstanding Code Section 409(d)) the portion of the Participant’s Account that is covered by the election within 90 days after the last day of the period during which the election can be made. This paragraph (e)(i) shall apply notwithstanding any other provision of the Plan other than such provisions as require the consent of the Participant to a distribution with a value in excess of $5,000. If the Participant does not consent, such amount shall be retained in this Plan.

(ii) In lieu of distribution under Section 9.03(e)(1) hereof, the Qualified Participant who has the right to receive a cash distribution under Section 9.03(e)(i) hereof may direct the Plan to transfer the portion of the Participant’s Account that is covered by the election to another qualified plan of the Employer which accepts such transfers, provided that such Plan permits Employee-directed investment and does not invest in Qualifying Employer Securities to a substantial degree. Such transfer shall be made no later than 90 days after the 1st day of the period during which the election can be made.

(iii) In lieu of alternatives (i) and (ii) of this Section 9.03(e), the Participant shall be provided an opportunity to select among at least three investment options to include, but not limited to, a stock fund, a bond fund and a money market or cash equivalent fund. The Participant’s election shall be made in accordance with rules and procedures established by the Committee with amounts invested in one or more funds in increments of at least 10%.

ARTICLE X

AMENDMENT OR TERMINATION

10.01 Amendment. The Company reserves the power, right and authority, at any time and from time to time, to amend in whole or in part either retroactively or prospectively any or all of the provisions of the Plan without the consent of any Employer or Participant. Such amendment shall be stated in a written instrument adopted or executed by the Company. The Company may delegate its power, right and authority to amend the Plan to the Plan Administrator.

Upon the Company’s adoption or execution of any amendment, the Plan shall be deemed to have been amended and the Company, the Employers and all Plan Participants and their beneficiaries shall be bound thereby; provided, however, that no amendment shall:

(a) authorize, cause or permit any part of the Trust Fund (other than such part as is required to pay taxes and reasonable administrative expenses) to be used or diverted to purposes other than the benefit of the Participants, former Participants or their beneficiaries or estates (except as described in Section 16.03);

(b) affect the rights, duties or responsibilities of the Trustee without its consent; or

(c) have any retroactive effect so as to deprive any Participant of his or her nonforfeitable interest already accrued, or eliminate an optional form of benefit, except only that any amendment may be made retroactive which is necessary to conform the Plan to mandatory provisions of Federal or State law, regulations or rulings.

10.02 Plan Termination or Discontinuance of Contributions. The Company shall have the right, at any time, to terminate the Plan. Upon such termination, or any partial termination, the entire interest of each affected Participant’s Accounts shall become nonforfeitable. Upon the discontinuance of Employer contributions or suspension thereof on other than a temporary basis, the entire interest of each affected Participant’s Accounts shall become nonforfeitable. Any unallocated funds (other than funds attributable to excess contributions and held in a suspense account) existing at the time of such termination or discontinuance shall be allocated to the then affected Participants in the same manner as Employer contributions under Section 4.02. Distribution upon Plan termination shall be made in accordance with the provisions of Article VI of the Plan.

10.03 Merger, Consolidation or Transfer of Assets. The Company may merge or consolidate the Plan with, or transfer the Plan’s assets or liabilities to, any other plan, provided each Participant would receive a benefit immediately after such merger, consolidation or transfer, if the successor plan then terminated, that is equal to or greater than the benefit the Participant would have received immediately prior to such merger, consolidation or transfer if the Plan were to have terminated on such date.

ARTICLE XI

ADMINISTRATION

11.01 Plan Administrator’s Powers and Duties. The Plan Administrator shall administer the Plan in accordance with its terms, and shall have all powers necessary to administer the Plan in accordance with the provisions set forth in the Plan. The Plan Administrator shall have the discretion to interpret the Plan and shall determine all questions, whether of law or of fact or mixed questions of law and fact, arising in the administration, interpretation and application of the Plan. Any such determination by the Plan Administrator shall be conclusive and binding on all persons, subject to the claims procedure as set forth in Section 11.04 of the Plan.

The Plan Administrator may adopt such by-laws and regulations as it deems desirable for the conduct of its affairs, and may appoint such accountant, counsel, specialists, and other persons as it deems necessary or desirable in connection with the administration of the Plan. The Plan Administrator shall be entitled to rely conclusively upon, and shall be fully protected in any action taken by it in good faith in relying upon, any opinions or reports that shall be furnished to it by any such accountant, counsel or other specialists.

11.02 Records and Reports. The Plan Administrator shall keep a record of all its proceedings and acts, and shall keep all such books of accounts, records and other data as may be necessary for the proper administration of the Plan. The Plan Administrator shall notify the Company and the Trustee of any action taken by it and, when required, shall notify any other interested person or persons.

11.03 Payment of Expenses. Monthly trust administration fees shall be paid from the Trust Fund. The Committee, in its sole discretion, may direct that other reasonable and necessary expenses of administering the Plan be paid from the Trust Fund including, but not be limited to, expenses incurred to properly communicate the Plan to Employees, to maintain the Plan’s tax-qualified status, to comply with all applicable laws, and any other expenses, taxes and charges incurred on behalf of the Fund or the income thereof in connection with the administration or operation of the Trust Fund. No provision of this Plan shall be construed to provide for payment to or the reimbursement of the Trustee (or any employee or agent of the Trustee) with respect to any liability or expense (including counsel fees) that may be incurred by the Trustee (or any employee or agent) having been found to have breached any responsibility it may have under the other provisions of this Plan or any responsibility or prohibition imposed upon it by ERISA.

The members of the Committee shall serve without compensation for services as such, but the Employers shall pay all expenses of the Committee. Such expenses shall include any expenses incident to the functioning of the Committee, including but not limited to, fees of accountants, legal counsel, investment counsel and other specialists, and other costs of administering the Plan.

11.04 Claims Procedure. A claim for a Plan benefit shall be deemed filed when the Plan Administrator receives a written communication made by a Participant or beneficiary, or the authorized representative of either.

If the Plan Administrator wholly or partially denies a claim, the Plan Administrator shall give written notice of such denial to the claimant within 90 days after the Plan Administrator receives the claim. Such notice shall set forth, in a manner calculated to be understood by the claimant: (i) the specific reason or reasons for the denial; (ii) specific reference to pertinent Plan provisions on which the denial is based; (iii) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary; and (iv) an explanation of the Plan’s claim review procedure.

Within 90 days from the receipt of the notice of denial, a claimant may appeal such denial to the Plan Administrator for a full and fair review. The review shall be instituted by the filing of a written request for review by the claimant or his or her authorized representative within the 90-day period stated above. A request for review shall be deemed filed as of the date the Plan Administrator receives such written request. The claimant or his or her authorized representative shall have the right to review all pertinent documents, may submit issues and comments in writing and may do such other appropriate things as the Plan Administrator may allow. The Plan Administrator shall make its decision not later than 60 days after it receives the request for review; unless special circumstances, such as the need to hold a hearing, require an extension of time, in which case, the Plan Administrator shall render a decision not later than 120 days after it receives a request for review, which decision shall be final and binding on such claimant.

11.05 Indemnification. The Company and the Employers shall indemnify and save harmless the Plan Administrator, the members of the Committee, the Employers’ officers and employees with administrative or fiduciary responsibility for the Plan, and each of them, from and against any and all loss resulting from liability to which the Plan Administrator, the members of the Committee, or the officers or employees, may be subjected by reason of any act or conduct (except willful misconduct or negligence) in their official capacities in the administration of the Plan or Trust, including all expenses reasonably incurred in their defense, in case the Employers fail to provide such defense. The indemnification provisions of this Section shall not relieve the Plan Administrator, any employee or any Committee member from any liability he or she may have under ERISA for breach of a fiduciary duty. The rights of indemnification provided hereunder shall be in addition to any right to which any person concerned may otherwise be entitled by the Company’s by-laws, by contract or as a matter of law, and shall inure to the benefit of any heirs, executors and administrators of such person.

ARTICLE XII

PARTICIPATING EMPLOYERS

12.01 Commencement. Subject to the terms of the Plan, each Employer that was an Employer under the Mid Am, Inc. Profit Sharing and 401(k) Plan, the Citizens Bancshares, Inc. Amended and Restated Profit Sharing Plan, the Century National Bank and Trust Company Amended and Restated Profit Sharing/401(k) Plan, or The Ohio Bank Employees’ Profit Sharing Plan as of December 31, 1998, shall be an Employer under the Plan on January 1, 1999. Subject to the terms of the Plan, each Employer that was an Employer under the First Western Bancorp, Inc. 401(k) Profit-Sharing and Stock Bonus Plan, the Wood Bancorp, Inc. Employee Stock Ownership Plan, the Picton Cavanaugh Profit Sharing Plan, or the Mahoning National Bank of Youngstown 401(k) Plan, as of December 31, 1999, shall be an Employer under the Plan on January 1, 2000. Subject to the terms of the Plan, each Employer that was an employer under the Three Rivers Plan as of December 31, 2002, shall be an Employer under the Plan on January 1, 2003. Subject to the terms of the Plan, Insurance Buyer Services, Inc. and each Employer that was an employer under the Metropolitan Bank and Trust Company 401(k) Plan, or the GLB 401(k) Plan as of December 31, 2003, shall be an Employer under the Plan on January 1, 2004. On and after that date, any entity that is a Related Entity with respect to the Company may, with the Company’s permission, elect to adopt this Plan and the accompanying Trust Agreement.

12.02 Termination. The Company may determine at any time that any Employer shall withdraw and establish a separate plan and fund. The Company shall effect the withdrawal by delivering a duly executed instrument to the Trustee instructing it to segregate the assets of the Trust Fund allocable to the Employees of such Employer and pay them over to the separate fund.

Any Employer under the Plan that ceases to be a Related Entity, shall automatically be withdrawn from the Plan, effective on the date the Employer ceases to be a Related Entity.

12.03 Delegation of Authority. Each Employer, by adopting the Plan, acknowledges that the Company has all the rights and duties thereof under the Plan and the Trust Agreement, including the right to amend the same.

12.04 Disposition of Assets or Subsidiary. Distributions may be made in connection with the Company’s disposition of assets or a subsidiary to those Employees who continue in employment with the purchaser of the assets or with the subsidiary, provided that the purchaser or the subsidiary does not maintain the Plan after the disposition, subject to Section 6.08.

ARTICLE XIII

SUMMARY OF PLAN MERGERS AND SPIN-OFFS

13.01 Merger of Sky ESOP Accounts Effective January 15, 2004. Prior to January 15, 2004, the Company maintained the Sky Financial Group, Inc. Employee Stock Ownership Pension Plan (the “Sky ESOP”). Effective January 15, 2004, the Sky ESOP is merged into, and amended and restated in the form of, this Plan.

Amounts transferred from the Sky ESOP pursuant to this Section from a Participant’s “Company Stock Account (MPP)” or “Other Investment Account (MPP)” under the Sky ESOP shall be held and invested in the Participant’s ESOP Account under this Plan. Amounts transferred from the Sky ESOP pursuant to this Section from a Participant’s “Dividend Reinvestment Account” under the Sky ESOP shall be held and invested in the Participant’s Dividend Reinvestment Account under this Plan. “Years of Service” credited under the Sky ESOP will count as Years of Service for all purposes under this Plan.

Any amount held in a Participant’s ESOP Account will be subject to distribution provisions of Section 6.03.

13.02 Merger of Frozen First Western Plan Accounts Effective June 30, 2000. Prior to June 30, 2000, the Company maintained the First Western Bancorp, Inc. 401(k) Profit-Sharing and Stock Bonus Plan (the “First Western Plan”). Except for the portion of the First Western Plan intended to be an employee stock ownership plan (the “First Western ESOP”), the First Western Plan was frozen December 31, 1999. Effective June 30, 2000, the First Western ESOP was spun-off from the First Western Plan and merged into the Sky Financial Group, Inc. Employee Stock Ownership Plan. On that date, the remainder of the First Western Plan was merged into, and amended and restated in the form of, this Plan.

Amounts transferred from the First Western Plan pursuant to this Section from a Participant’s Account that were attributable to “Tax Reduction Contributions” under the First Western Plan shall be held and invested in the Participant’s 401(k) Contribution Account under this Plan, according to the Participant’s investment elections. Amounts transferred from the First Western Plan that were attributable to “Stock Bonus Contributions” other than “Matching Contributions” under the First Western Plan shall be held and invested in the Participant’s ESOP Contributions Account under this Plan. The remaining amounts transferred from the First Western Plan shall be contributed to the Participant’s Prior Plan Account.

Notwithstanding the provisions of Section 5.03, certain amounts transferred from the First Western Plan are fully vested and nonforfeitable. A Participant for whom amounts are transferred under this Section will always have a nonforfeitable interest in the amounts transferred and credited to his or her 401(k) Contributions Account and Prior Plan Account. Any amount transferred to a Participant’s Profit Sharing or ESOP Contributions Account will be subject to the nonforfeitable interest schedule contained in Section 5.03.

“Years of Service” credited under the First Western Plan will count as Years of Service for all purposes under this Plan.

13.03 Merger of Frozen Picton Cavanaugh Plan Accounts Effective June 30, 2000. Prior to July 1, 2000, the Company maintained the Picton Cavanaugh, Inc. Profit-Sharing Retirement Plan (the “Picton Cavanaugh Plan”). The Picton Cavanaugh Plan has been frozen since January 1, 2000. An Employee who was an employee of Picton Cavanaugh, Inc. and/or a participant in the Picton Cavanaugh Plan was eligible to participate in the Plan beginning January 1, 2000, if the Employee met the requirements of Section 2.01. Effective July 1, 2000, the Picton Cavanaugh Plan was merged into, and amended and restated in the form of, this Plan.

Amounts transferred from the Picton Cavanaugh Plan pursuant to this Section from a Participant’s Account that were attributable to “Elective Contributions” under the Picton Cavanaugh Plan shall be held and invested in the Participant’s 401(k) Contribution Account under this Plan, according to the Participant’s investment elections. Amounts transferred from the Picton Cavanaugh Plan that were attributable to “Discretionary Contributions” other than “Matching Contributions” under the Picton Cavanaugh Plan shall be held and invested in the Participant’s Profit Sharing Contributions Account under this Plan. Amounts transferred from the Picton Cavanaugh Plan that were attributable to “Matching Contributions” under the Picton Cavanaugh Plan shall be held and invested in the Participant’s Matching Contributions Account under this Plan.

A Participant for whom amounts are transferred under this Section will always have a nonforfeitable interest in the amounts transferred and credited to his or her 401(k) Contributions Account. Any amount transferred to a Participant’s Profit Sharing Contributions Account and Matching Contributions Account will be subject to the nonforfeitable interest schedule contained in Section 5.03.

“Years of Service” credited under the Picton Cavanaugh Plan will count as Years of Service for all purposes under this Plan.

13.04 Merger of Frozen TOB Plan Accounts Effective August 1, 2000. Prior to August 1, 2000, the Company maintained The Ohio Bank Employees’ Profit Sharing Plan (the “TOB Plan”). The TOB Plan was frozen effective December 31, 1999. Effective August 1, 2000, the TOB Plan was merged into, and amended and restated in the form of, this Plan.

Amounts transferred from the TOB Plan pursuant to this Section from a Participant’s Account that were attributable to “Salary Deferral Contributions” under the TOB Plan shall be held and invested in the Participant’s 401(k) Contribution Account under this Plan, according to the Participant’s investment elections. Any other amounts transferred from the TOB Plan shall be held and invested in the Participant’s Prior Plan Account under this Plan.

“Years of Service” credited under the TOB Plan will count as Years of Service for all purposes under this Plan.

Notwithstanding the provisions of Section 5.03 of this Plan, amounts transferred from the TOB Plan are fully vested and nonforfeitable, and the following special provisions shall apply to those amounts:

(a) Notwithstanding any contrary provision in Article VI of this Plan or this Section 13.03, a TOB Participant may, within the 60-day period preceding or the 60-day period commencing on the date of his or her employment termination, elect to receive part of the portion of his or her Accounts that were transferred from the TOB Plan in a partial distribution. To be effective, such partial distribution must represent at least 50%, but not more than 90%, of the amount transferred to the TOB Participant’s Accounts from the TOB Plan. If a TOB Participant requests a partial distribution under this Section 13.04(a), the distribution will be made within the 30-day period commencing on the later of: (1) the date of the TOB Participant’s employment termination; or (2) the date the Participant applies for the distribution.

(b) In the event of a TOB Participant’s death, the base value of any life insurance contract transferred from the TOB Plan to the Plan under this Section 13.04 that is in excess of the life insurance contract’s cash value will be distributed to the Participant’s Beneficiary in the method elected by the Beneficiary under Section 6.06 of this Plan.

13.05 Transfer of Defined Benefit Plan Assets. The Company may, in its sole discretion, contribute to the Trust Fund amounts transferred from a terminated defined benefit plan previously maintained by the Company (the “Defined Benefit Plans”), in accordance with the provisions of Code Section 4980(d). Amounts transferred from the Defined Benefit Plans pursuant to this Section 13.05 shall either (a) be allocated to Participants’ Profit Sharing and/or Matching Contributions Accounts in the Plan Year in which the transfer occurs, or (b) held and invested in a suspense account established under this Plan. Amounts held in a suspense account (including interest thereon) shall be allocated to Participants’ Profit Sharing and Matching Contributions Accounts no less rapidly than ratably over the seven-Plan-Year-period beginning with Plan Year in which the transfer occurs.

13.06 Merger of Three Rivers Plan Accounts Effective January 1, 2003. Prior to January 1, 2003, the Company (as a result of the merger of Three Rivers Bancorp, Inc. with and into the Company effective October 1, 2002) maintained the Three Rivers Bancorp 401(k) Plan (the “Three Rivers Plan”). An Employee who was an employee of Three Rivers Bancorp, Inc. and/or a participant in the Three Rivers Plan was eligible to participate in the Plan beginning January 1, 2003, if the Employee met the requirements of Section 2.01. Effective January 1, 2003, the Three Rivers Plan was merged into, and amended and restated in the form of, this Plan.

Amounts transferred from the Three Rivers Plan pursuant to this Section from a Participant’s account that were attributable to “Elective Deferrals” under the Three Rivers Plan shall be held and invested in the Participant’s 401(k) Contributions Account under this Plan, according to the Participant’s investment elections. Amounts transferred from the Three Rivers Plan that were attributable to “Non Safe-Harbor Matching Contribution Formula 1 Contributions” under the Three Rivers Plan shall be held and invested in the Participant’s Matching Contributions Account under this Plan. Amounts transferred from the Three Rivers Plan that were attributable to “Rollover Contributions” under the Three Rivers Plan shall be held and invested in the Participant’s Rollover Contributions Account under this Plan. Amounts transferred from the Three Rivers Plan that were attributable to “Transfer Contributions” under the Three Rivers Plan shall be held and invested in the Participant’s Prior Plan Account under this Plan.

A Participant for whom amounts are transferred under this Section 13.06 will always have a nonforfeitable interest in the amounts transferred from the Three Rivers Plan.

“Years of Service” credited under the Three Rivers Plan will count as Years of Service for all purposes under this Plan, including Years of Service credited to an individual transferred to Three Rivers Bancorp, Inc. from USBANCORP, Inc. (now named American Financial, Inc.) prior to April 1, 2001, or from Pennsylvania Capital Bank.

13.07 Merger of Metropolitan Plan Accounts Effective January 1, 2004. Prior to January 1, 2004, the Company (as a result of the merger of Metropolitan Financial Corp. with and into the Company effective April 30, 2003) maintained the Metropolitan Bank and Trust Company 401(k) Plan (the “Metropolitan Plan”). An Employee who was an employee of Metropolitan Financial Corp. and/or a participant in the Metropolitan Plan is eligible to participate in the Plan beginning January 1, 2004, if the Employee meets the requirements of Section 2.01. Effective January 1, 2004, the Metropolitan Plan is merged into, and amended and restated in the form of, this Plan.

Amounts transferred from the Metropolitan Plan pursuant to this Section from a Participant’s account that were attributable to “Elective Deferrals” under the Metropolitan Plan shall be held and invested in the Participant’s 401(k) Contributions Account under this Plan, according to the Participant’s investment elections. Amounts transferred from the Metropolitan Plan that were attributable to “Employer matching contributions” under the Metropolitan Plan shall be held and invested in the Participant’s Matching Contributions Account under this Plan. Amounts transferred from the Metropolitan Plan that were attributable to “Employer profit sharing contributions” under the Metropolitan Plan shall be held and invested in the Participant’s Profit Sharing Contributions Account under this Plan. Amounts transferred from the Metropolitan Plan that were attributable to “Rollover Contributions” under the Metropolitan Plan shall be held and invested in the Participant’s Rollover Contributions Account under this Plan. Amounts transferred from the Metropolitan Plan that were held and invested in a Participant’s “Transfer Account” under the Metropolitan Plan shall be held and invested in the Participant’s Prior Plan Account under this Plan.

A Participant for whom amounts are transferred under this Section 13.07 will always have a nonforfeitable interest in the amounts transferred from the Metropolitan Plan.

“Years of Service” credited under the Metropolitan Plan will count as Years of Service for all purposes under this Plan.

13.08 Merger of GLB Plan Accounts Effective January 1, 2004. Prior to January 1, 2004, the Company (as a result of the merger of Great Lakes Bank with and into the Company effective November 28, 2003) maintained the GLB 401(k) Plan (the “GLB Plan”). An Employee who was an employee of Great Lakes Bank and/or a participant in the GLB Plan is eligible to participate in the Plan beginning January 1, 2004, if the Employee meets the requirements of Section 2.01. Effective January 1, 2004, the GLB Plan is merged into, and amended and restated in the form of, this Plan.

Amounts transferred from the GLB Plan pursuant to this Section from a Participant’s account that were attributable to “Elective Contributions” under the GLB Plan shall be held and invested in the Participant’s 401(k) Contributions Account under this Plan, according to the Participant’s investment elections. Amounts transferred from the GLB Plan that were attributable to “Matching Contributions” under the GLB Plan shall be held and invested in the Participant’s Matching Contributions Account under this Plan. Amounts transferred from the GLB Plan that were attributable to “Non-Elective Contributions” under the GLB Plan shall be held and invested in the Participant’s Profit Sharing Contributions Account under this Plan. Amounts transferred from the GLB Plan that were attributable to “rollovers” under the GLB Plan shall be held and invested in the Participant’s Rollover Contributions Account under this Plan.

A Participant for whom amounts are transferred under this Section 13.08 will always have a nonforfeitable interest in the amounts transferred from the GLB Plan.

“Years of Service” credited under the GLB Plan will count as Years of Service for all purposes under this Plan.

13.09 Merger of Spencer-Patterson Plan Accounts Effective April 1, 2004. Prior to April 1, 2004, the Company (as a result of the merger of Spencer-Patterson Agency, Inc. with and into the Company effective January 5, 2004) maintained the Spencer-Patterson Agency, Inc. Profit Sharing Retirement Trust (the “Spencer-Patterson Plan”). An Employee who was an employee of Spencer-Patterson and/or a participant in the Spencer-Patterson Plan is eligible to participate in the Plan beginning April 1, 2004, if the Employee meets the requirements of Section 2.01. Effective April 1, 2004, the Spencer-Patterson Plan is merged into, and amended and restated in the form of, this Plan.

A Participant for whom amounts are transferred under this Section 13.09 will always have a nonforfeitable interest in the amounts transferred from the Spencer-Patterson Plan. “Years of Service” credited under the Spencer-Patterson Plan will count as Years of Service for all purposes under this Plan.

13.10 Spin-off of Certain Frozen Plan Accounts Effective September 30, 1999. The frozen Mid Am, Inc. Profit Sharing and 401(k) Plan (the “Frozen Plan”) was merged into the Plan. Participants with Frozen Plan accounts were allowed to direct the investment of their Frozen Plan account balances between Sky Financial Group, Inc. common stock and a special investment portfolio maintained by a trustee. Effective September 30, 1999, the portion of the Plan containing Frozen Plan accounts invested in Sky Financial Group, Inc. common stock was spun-off and merged into the Sky Financial Group, Inc. Employee Stock Ownership Pension Plan. In addition, effective September 30, 1999, Participants with Frozen Plan accounts invested in the special investment portfolio are allowed to direct the investment of those accounts into the Investment Funds offered in accordance with Article IX.

ARTICLE XIV

LOANS AND IN-SERVICE WITHDRAWALS

14.01 Loans to Participants. The Plan Administrator may direct the Trustee to make a loan to a Participant, from the Participant’s Account, upon the Participant’s request. The Plan Administrator will direct the Trustee to make loans from Participants’ Accounts on a uniform, non-discriminatory basis, in accordance with procedures the Plan Administrator establishes, and upon the terms and conditions set forth below.

(a) The total amount that any Participant can borrow under this provision cannot exceed the lesser of: (i) 50% of the Participant’s vested Accounts; or (ii) $50,000, reduced by the highest outstanding balance of loans from the Plan to the Participant during the one year period ending on the day before which such loan is to be made.

(b) Each loan shall bear interest at an annual rate that the Plan Administrator shall determine in accordance with regulations it has established.

(c) Each Participant who receives a loan hereunder shall also receive a clear statement of the charges involved in each loan transaction. The statement shall include the dollar amount and the annual interest rate of the finance charge.

(d) The Participant must repay a loan in such manner as the Plan Administrator specifies, provided that any loan must be repaid in full by the earlier of (i) 30 days after the date of the Participant’s termination of employment with the Employers for any reason, or (ii) fifteen years from the date of the loan in the case of a loan used to acquire a dwelling that is to be used within a reasonable time as the principal residence of the Participant, and five years from the date of the loan for all other loans. Notwithstanding the foregoing, if the loan is to be used to acquire a dwelling that is to be used within a reasonable time as the principal residence of the Participant, the maximum length of the loan shall be 15 years. The loan shall be amortized in level payments over the term of the loan, with payments occurring not less frequently than quarterly.

(e) All loans shall be evidenced by Promissory Notes and such other documents that the Plan Administrator or the Trustee may reasonably require under the circumstances.

(f) The Plan Administrator or the Trustee shall be entitled to exercise all legal and equitable rights available to it in order to enforce the collection of any unpaid loan balance.

(g) If any loan to a Participant is unpaid on the date that the Participant, or his or her beneficiary or estate, becomes entitled to receive benefits from the Trust, such unpaid portion shall, as of that date, become due and the amount thereof, together with any unpaid interest thereon, shall be deducted from any benefits that the Participant, his or her beneficiary or his or her estate otherwise would have been entitled to receive. The provisions of this Section shall apply the same for loans renewed, renegotiated, modified or extended as for new loans.

(h) All loans shall be subject to such administrative procedures as the Plan Administrator deems necessary.

(i) Loans may be made only from a Participant’s 401(k) Contributions Account, Profit Sharing Account, Matching Contributions Account, Prior Plan Account, Rollover Contributions Account and/or Frozen Plan Account. A loan shall be repaid into the Account or Accounts from which it was made. On and after January 1, 2000, a Participant can receive only two loans from the Plan in any Plan Year.

14.02 Hardship Distributions. Distribution of 401(k) Contributions (exclusive of earnings, gains and other accretions attributable to Plan Years commencing after December 31, 1988) may be made to a Participant in the event of hardship. For purposes of this Section, hardship is defined as an immediate and heavy financial need of the employee where such employee lacks other available resources.

(a) The following are the only financial needs considered immediate and heavy: (i) Expenses incurred or necessary for medical care, described in Code Section 213(d), of the Participant, the Participant’s spouse or dependents; (ii) the purchase (excluding mortgage payments) of a principal residence for the Participant; (iii) payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, the Participant’s spouse, children or dependents; or (iv) the need to prevent eviction of the Participant from, or a foreclosure on the mortgage of, the Participant’s principal residence.

(b) A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Participant only if:

(i) with respect to hardship distributions made before January 1, 2001, 401(k) Contributions for the Participant’s taxable year immediately following the taxable year of the hardship distribution shall be limited to the applicable limit under Code Section 402(g) for such taxable year less the amount of 401(k) Contributions for the taxable year of the hardship distribution.

(ii) the Participant has obtained all available distributions, other than hardship distributions, and all non-taxable loans under this Plan and all other plans maintained by the Employer;

(iii) to the extent any Cash Dividends on Company Stock are currently available to the Participant under the Plan, the Participant must affirmatively elect to receive such Cash Dividends;

(iv) the Participant shall not be permitted to make 401(k) Contributions under this Plan or 401(k) contributions under any other plan of the Employer for a period of 6 months after the receipt of the hardship distribution; and

(v) the distribution is not in excess of the amount of an immediate and heavy financial need.

14.03 In-Service Withdrawals Relating to the Adrian State Bank Plan.

(a) 401(k) Contributions. Any active Participant who has attained age 59-½ may make written application to the Plan Administrator (on a form and in a manner to be prescribed by the Plan Administrator) to withdraw from the Trust Fund an amount not in excess of the value of his or her Prior Plan Account attributable to 401(k) contributions made to the Adrian State Bank Profit Sharing and Savings Plan (exclusive of any earnings thereon) determined as of the valuation date following the date of the request. An active Participant who has attained age 59-½ may make such a request without terminating employment. Only one such withdrawal by an active Participant may be made in any one Plan Year.

(b) Voluntary After-Tax Contributions. Prior to termination of employment, a Participant may elect to make a withdrawal from that portion of his or her Prior Plan Account attributable to his or her voluntary after-tax contributions made to the Adrian State Bank Profit Sharing and Savings Plan. The following rules shall apply respecting such withdrawal:

(i) withdrawals shall be permitted upon application acceptable to the Plan Administrator and 30 days’ notice if so requested by the Trustee.

(ii) any withdrawal shall be limited to an amount not in excess of the lesser of the Participant’s total voluntary after-tax contributions, or the value of that portion of his or her Prior Plan Account attributable to voluntary after-tax contributions, provided that such withdrawals shall not be permitted more than one in each calendar year quarter.

14.04 Hardship Distribution from Rollover Accounts. A Participant may request a distribution of all or a portion of his or her Rollover Contribution Account, under the following circumstances:

(a) the Rollover Contributions have been held and invested under the Participant’s Rollover Contributions Account under the Plan for at least 12 months; and

(b) the Participant certifies to the Committee that the distribution is on account of a hardship. For purposes of this Section, hardship is defined as an immediate and heavy financial need of the Participant where such Participant lacks other available resources.

The Participant need not satisfy the requirements of Section 14.02(a) or (b) above in order to qualify for a hardship distribution under this Section 14.04.

14.05 In-Service Withdrawals. Any active Participant who has attained age 59-½ may make written application to the Plan Administrator (on a form and in a manner to be prescribed by the Plan Administrator) to withdraw from the Trust Fund an amount not in excess of the value of his or her vested Accounts. An active Participant who has attained age 59-½ may make such a request without terminating employment.

ARTICLE XV

EMPLOYEE STOCK OWNERSHIP PLAN PROVISIONS

15.01 Employee Stock Ownership Plan Portion. From and after January 1, 2004, the portion of the Plan consisting of Participants’ ESOP Accounts and Participants’ other Accounts invested in the Company Stock Fund shall be a stock bonus plan under Code Section 401(a), which is intended to qualify as an employee stock ownership plan under Code Section 4975(e)(7) (the “Employee Stock Ownership Plan Portion”). The Employee Stock Ownership Plan Portion is maintained as a portion of the Plan as authorized by Treasury Regulations §54.4975-11(a)(5). The remaining part of the Plan is intended to be a profit sharing plan that meets the requirements for qualification under Sections 401(a) and 401(k) of the Code (the “Profit Sharing Portion”). Together the Employee Stock Ownership Plan Portion and the Profit Sharing Portion constitute the entire Plan and are intended to be a single plan under Treasury Regulations §1.414(l)-1(b)(1).

The Employee Stock Ownership Plan Portion shall invest primarily in employer securities, within the meaning of Code Section 409(l), and shall consist of the Company Stock and other assets determined by the Plan Administrator to be a part of such Employee Stock Ownership Plan Portion.

15.02 Operation of Employee Stock Ownership Plan Portion.

(a) Establishment of Employee Stock Ownership Plan Portion. The Employee Stock Ownership Plan Portion shall be initially established effective as of the beginning of the day on January 1, 2004. The Company Stock and other assets held in the Company Stock Fund as of the end of the day on December 31, 2003, shall be deemed part of the Employee Stock Ownership Plan Portion as of January 1, 2004.

(b) Contributions to Plan. All Matching Contributions, 401(k) Contributions, Profit Sharing Contributions and Rollover Contributions that are made for a Plan Year and that are immediately invested in the Company Stock Fund, either due to an investment election by the Participant or due to a directive by an Employer or the Plan Administrator, shall be deemed part of the Employee Stock Ownership Plan Portion. All amounts transferred to the Plan as a result of the merger of the Sky ESOP into this Plan effective January 15, 2004, which are invested in the Company Stock Fund as of such date shall be deemed part of the Employee Stock Ownership Plan Portion.

(c) Transfers into and out of Employee Stock Ownership Plan Portion. Any transfers into the Company Stock Fund from another Investment Fund shall be deemed part of the Employee Stock Ownership Plan Portion.

15.03 Election to Receive Dividends on Employee Stock Ownership Plan Portion.

(a) “Cash Dividends” means the cash dividends that are paid by the Company with respect to the Company Stock in the Employee Stock Ownership Plan Portion.

(b) Except as provided in the remainder of this Section 15.03, any dividend paid on Company Stock held in the Employee Stock Ownership Plan Portion on behalf of a Participant shall be reinvested in Company Stock and held in the Participant’s Dividend Reinvestment

Account. The Plan Administrator shall prescribe rules and procedures, which shall be applied in a uniform and non-discriminatory manner, to allow Participants to affirmatively elect to have their Cash Dividends paid directly to them in cash outside the Plan as soon as a administratively feasible. Such rules and procedures that are prescribed by the Plan Administrator shall be in accordance with the terms of the Plan or, to the extent not specified in the Plan, the requirements that must be satisfied in order for a federal income tax deduction to be allowed under Code Section 404(k) with respect to the amount of Cash Dividends (including the requirement that the election to receive Cash Dividends be irrevocable for the period to which it applies and including the requirement set forth in Code Section 404(k)(2)(b)).

(c) In the event a Participant does not complete an election (a “Dividend Payment Election”) to have his or her Cash Dividends distributed outside the Plan, the Cash Dividends allocated to Company Stock held in his or her Account shall be automatically paid to the Plan, allocated to the Dividend Reinvestment Account and reinvested in Company Stock. Participants may make a Dividend Payment Election in the manner prescribed by the Plan Administrator, which may include the use of electronic transmissions and/or an interactive voice response system. A Dividend Payment Election shall be irrevocable once accepted by the Plan Administrator and shall remain in effect indefinitely thereafter, unless the Participant cancels the Dividend Payment Election pursuant to the rules and procedures adopted by the Plan Administrator, which shall give Participants a reasonable opportunity to change a dividend election at least annually and at any time that there is a modification in the Plan’s provisions governing the manner in which Cash Dividends are paid or distributed to Participants. A Participant’s Dividend Payment Election shall be effective as soon as administratively practicable following the date the Plan receives the Participant’s Dividend Payment Election Form. A Dividend Payment Election Form must be completed by the Participant within the time prescribed for such purpose and pursuant to the rules and procedures adopted by the Plan Administrator from time to time. Any Dividend Payment Election Form that is not completed as required by the Plan Administrator shall be considered null and void.

(d) Cash dividends that are paid or reinvested pursuant to Code Section 404(k)(2)(A)(iii) and the provisions of this Section shall not be considered to be annual additions for purposes of Code Section 415(c), before-tax contributions for purposes of Code Section 402(g), elective contributions for purposes of Code Section 401(k) or employee contributions for purposes of Code Section 401(m).

15.04 General Rules. The Employee Stock Ownership Plan Portion shall be governed by the following paragraphs, unless otherwise noted:

(a) Investments in the Employee Stock Ownership Plan Portion may be denominated as “units.” The value of a unit will fluctuate in response to various factors, including the price of and dividends paid on Company Stock, earnings and losses on other investments in the Employee Stock Ownership Plan Portion, and Employee Stock Ownership Plan Portion expenses.

(b) Shares of Company Stock held in the Employee Stock Ownership Plan Portion and dividends and other distributions on Company Stock are not specifically allocated to Participant Accounts. Each Participant’s interest in the Employee Stock Ownership Plan

Portions will be based on the proportion of his or her investment in the Employee Stock Ownership Plan Portion to the total investment in the Employee Stock Ownership Plan Portion of all Participants.

(c) All Cash Dividends on shares of Company Stock in the Employee Stock Ownership Plan Portion that a Participant does not elect to have distributed to the Participant pursuant to Section 15.03 will be reinvested in Company Stock, unitized and added to the Employee Stock Ownership Plan Portion. Any Company Stock received by the Trustee as a stock split or dividend, or as a result of a reorganization or other recapitalization with respect to the Company Stock in the Employee Stock Ownership Plan Portion, will be unitized and added to the Employee Stock Ownership Plan Portion. Any other property (other than shares of Company Stock) received by the Trustee with respect to the Company Stock in the Employee Stock Ownership Plan Portion may be sold by the Trustee and the proceeds added to the Employee Stock Ownership Plan Portion. In the event of a significant distribution of such other property, the Plan Administrator may implement special arrangements for the holding or disposition of such other property by the Plan. Any rights to subscribe to additional shares of Company Stock shall be sold by the Trustee and the proceeds credited to the Employee Stock Ownership Plan Portion.

(d) Shares of Company Stock either will be contributed by the Employers to the Employee Stock Ownership Plan Portion or will be purchased or sold for the Employee Stock Ownership Plan Portion in the open market or in privately negotiated transactions. The Trustee, or its designated agent, may limit the daily volume of purchases and sales to the extent it believes it will be in the interest of Participants to do so.

15.05 Participants’ Right to Vote Company Stock. Each Participant shall be entitled to direct the exercise of voting rights with respect to the Company Stock deemed owned by the Participant’s Accounts in the Employee Stock Ownership Plan Portion. The Company shall provide to each Participant materials pertaining to the exercise of such rights containing all the information distributed to shareholders as part of its distribution of such information to shareholders. A Participant shall have the opportunity to exercise any such rights within the same time period as shareholders of the Company. In the exercise of voting rights, shares of Company Stock for which no voting instructions are received and shares of Company Stock that are not allocated to any Participant’s Account shall be voted in the same ratio for the election of directors and for and against each other issue as the applicable vote directed by Participants with respect to shares of Company Stock.

15.06 Employee Stock Ownership Plan Requirements. To the extent required by applicable law, the Company reserves the right to amend the Plan to conform to any applicable statutory or regulatory requirements.

15.07 Disaggregation of Employee Stock Ownership Plan Portion. Notwithstanding any provisions in this Plan to the contrary, the Employee Stock Ownership Plan Portion of the Plan (or any other employee stock ownership plan described in Code Section 4975(e)(7) or Section 409) is not subject to the aggregation provisions of Article VIII.

15.08 Exempt Loan. An Exempt Loan is a direct loan of cash, a purchase money transaction, an assumption of the obligation of the Plan, or a guarantee of the obligation of the Plan assumed in conjunction with one of the above between the Plan and a party-in-interest as defined in ERISA Section 3(14). Any Exempt Loan entered into by the Plan shall meet the following requirements:

(a) The loan shall primarily be for the benefit of Participants. The rate of interest shall be reasonable and the net effect of the rate of interest and the price of the securities to be acquired with the loan shall be such that Plan assets would not be depleted. The loan shall be made only upon such terms as would result from arm’s length negotiations between the Plan and independent third parties. The loan shall be made for a definite period of time.

(b) The proceeds received shall be used only to acquire Employer securities, to repay the loan or to repay a prior Exempt Loan.

(c) The loan shall be made without recourse against the general assets of the Plan. The collateral shall consist only of securities acquired with the proceeds of the loan, or securities acquired with proceeds of a prior Exempt Loan if the prior Exempt Loan is being paid with proceeds of the current Exempt Loan. There shall be no right of any lender to the Plan against assets of the Plan other than collateral given for the loan, contributions made to the Plan to meet the obligations of the loan, and earnings attributable to collateral and investment of the contributions made to meet the obligations of the loan. In the event of default the amount of Company Stock transferred to the lender in satisfaction of a default cannot exceed the amount of such default. In the case of a default in favor of a party-in-interest, the default shall only be to the extent of current payments due.

(d) Payments made by the Plan to repay an Exempt Loan shall not exceed an amount equal to contributions and earnings received during or prior to the year minus such payments in prior years. The Company Stock purchased with the proceeds of the loan shall be held in a suspense account until the Company Stock is released from the suspense account and allocated to the Participants’ Accounts. Company Stock released from the suspense account must be equal to an amount calculated by multiplying the amount encumbered Company Stock by the fraction of the principal and interest paid for the Plan Year divided by the sum of the principal and interest paid from the Plan year plus principal and interest for all future years.

(e) If the Trust has obtained an Exempt Loan, the Annual Addition limitations of Article VIII shall be determined with regard to the contributions used by the Trust to pay the loan and not the allocation to the Account of each Participant based upon assets withdrawn from the suspense account established in accordance with the requirements for such Exempt Loan.

ARTICLE XVI

MISCELLANEOUS

16.01 Participant’s Rights. Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund or account, nor any distributions hereunder, shall be construed as giving to any Participant or other person any legal or equitable right against the Employer, or any officer or Employee thereof, or the Trustee, or the Plan Administrator except as herein provided. Under no circumstances shall the terms of employment of any Participant be modified or in any way affected thereby.

16.02 Assignment or Alienation of Benefits.

(a) No benefit or interest available hereunder will be subject to assignment or alienation, either voluntarily or involuntarily, except as may otherwise be required or permitted by law, including the provisions of Section 2105.19(A) (“Persons prohibited from benefiting by the death of another”) of the Ohio Revised Code or its successor, or any other substantially equivalent law.

(b) The preceding subsection (a) shall also apply to the creation, assignment, or recognition of a right to any benefit with respect to a participant pursuant to a domestic relations order entered before January 1, 1985, or a domestic relations order that is not a Qualified Domestic Relations Order. For purposes of this Section 16.02, “Qualified Domestic Relations Order” means any domestic relations order that creates or recognizes the existence of an alternate payee’s right to, or assigns to an alternate payee the right to, receive all or a portion of the benefits payable with respect to a Participant, and that otherwise meets the requirements of Code Section 414(p).

As soon as practical after receipt of a domestic relations order, the Plan Administrator shall determine whether it is a Qualified Domestic Relations Order. If the domestic relations order is determined to be a Qualified Domestic Relations Order, the Plan Administrator shall be permitted, in accordance with rules and regulations promulgated by the Internal Revenue Service and the rules and regulations established by the Plan Administrator, to direct the Trustee to make an immediate distribution to the alternate payee (i) if the amount is less than $5,000, (ii) as provided in any such Order, or (iii) as elected by the alternate payee. Such distribution shall be permitted regardless of the age or employment of the Participant and regardless of whether not the Participant is otherwise entitled to a distribution, but only from the Participant’s vested Accounts.

(c) In addition, the prohibition of this Section 16.02 will not apply to any offset of a Participant’s benefit under the Plan against an amount the Participant is ordered or required to pay to the Plan under a judgment, order, decree or settlement agreement that meets the requirements as set forth in this Section 16.02. The Participant must be ordered or required to pay the Plan under a judgment of conviction for a crime involving the Plan, under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of part 4 of subtitle B of title I of ERISA, or pursuant to a settlement agreement between the Secretary of Labor and the Participant in connection with a violation (or alleged violation) of that part 4. This judgment, order, decree or settlement agreement must expressly provide for the offset of all or part of the amount that must be paid to the Plan against the Participant’s benefit under the Plan.

16.03 Reversion of Funds to Employer. All Employer contributions are conditioned upon their deductibility pursuant to Code Section 404. An Employer shall not directly or indirectly receive any refund on contributions made to the Trust Fund except in the following circumstances:

(a) Mistake of Fact. In the case of a contribution made by a mistake of fact, the Trustee shall return the erroneous portion of the contribution, without increase for investment earnings, but with decrease for investment losses, if any, within one year after payment of the contribution to the Trust Fund.

(b) Deductibility. To the extent deduction of any contribution determined by an Employer in good faith to be deductible is disallowed, the Trustee, at the option of the Employer, shall return that portion of the contribution, without increase for investment earnings but with decrease for investment losses, if any, for which deduction has been disallowed within one year after the disallowance of the deduction.

(c) Limitation. No return of contribution shall be made under this Section which adversely affects the Plan’s qualified status under regulations, rulings or other published positions of the Internal Revenue Service or reduces a Participant’s Account below the amount it would have been had such contribution not been made.

Earnings attributable to any contribution subject to refund shall not be refunded. The amount subject to refund shall be reduced by any loss attributable thereto, and by any amount that would cause the individual account of any Participant to be reduced to less than the balance that would have been in the account had the contribution subject to refund not been made. The return of the contribution shall be made within one year of the mistaken payment, the disallowance of deduction (to the extent disallowed) or the denial of qualification, as the case may be. This Section shall not preclude refunds made in accordance with Article XVI.

16.04 Action by Company. Any action by the Company or an Employer under this Plan may be by resolution of the Board of Directors, or by any person or persons duly authorized by resolution of the Board of Directors or by the By-Laws of the Company (or Employer) to take such action. Whenever the Company or an Employer, under the terms of the Plan, is permitted or required to do or perform any act or matter or thing, it shall be done and performed by any officer thereunto duly authorized.

16.05 Allocation of Responsibilities. None of the allocated responsibilities or any other responsibilities shall be shared by any two or more Named Fiduciaries unless such sharing is provided by a specific provision of the Plan. Whenever one Named Fiduciary is required to follow the directions of another Named Fiduciary, the responsibility shall be that of the Named Fiduciary giving the directions.

16.06 Construction of Plan. To the extent not in conflict with the provisions of ERISA, all questions of interpretation of the Plan shall be governed by the laws of the State of Ohio (determined without regard to its conflict of laws provisions).

16.07 Gender and Number. Wherever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply.

16.08 Headings. Headings of sections are for general information only, and the Plan is not to be construed by reference thereto.

16.09 Incapacity. If the Plan Administrator determines that a person entitled to receive any benefit payment is under a legal disability or is incapacitated in any way so as to be unable to manage his or her financial affairs, the Plan Administrator may make payments to such person for his or her benefit, or apply the payments for the benefit of such person in such manner as the Plan Administrator considers advisable. Any payment of a benefit in accordance with the provisions of this Section shall be a complete discharge of any liability to make such payment.

16.10 Employee Data. The Plan Administrator or the Trustee may require that each Employee provide such data as it deems necessary upon becoming a Participant in the Plan. Each Employee, upon becoming a Participant, shall be deemed to have approved of and to have acquiesced in each and every provision of the Plan for himself, his or her personal representatives, distributees, legatees, assigns, and beneficiaries.

16.11 Unclaimed Amounts. Unclaimed amounts will consist of the amounts of the Accounts of a retired, deceased or terminated Participant that cannot be distributed because of the Plan Administrator’s inability, after a reasonable search, to locate a Participant or his or her beneficiary within a two-year period after the payment of benefits becomes due. Unclaimed amounts for a Plan Year will become a Forfeiture and will be allocated for the Plan Year as determined in accordance with Section 5.05 hereof, within a reasonable time after the close of the Plan Year in which the two-year period will end. An unclaimed amount subsequently claimed properly by a Participant or beneficiary will be paid to the Participant or beneficiary, and will be treated as a charge against Forfeitures or the income or gain to the Trust for the Plan Year, unless the Company, in its discretion, makes a contribution to the Plan for the Plan Year in an amount sufficient to pay the unclaimed amount.

16.12 Reduction for Overpayment. The Plan Administrator shall, whenever it determines that a person has received benefit payments under this Plan in excess of the amount to which the person is entitled under the terms of the Plan, make reasonable attempts to collect such overpayment from the person.

16.13 Invalidity of Certain Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and the Plan shall be construed and enforced as if such provisions, to the extent invalid or unenforceable, had not been included.

16.14 Plan Supplements. The provisions of this Plan may be modified by Supplements or Appendices to the Plan. The terms and provisions of each Supplement or Appendix are part of the Plan and supersede the provisions of the Plan to the extent necessary to eliminate any inconsistencies between the Plan and the Supplements or Appendices.

ARTICLE XVII

TOP HEAVY PROVISIONS

17.01 Definitions. The following definitions shall apply for purposes of this Article XVI:

(a) Aggregation Group.“Aggregation Group” shall mean the following:

(i) Each plan of the Employer in which a Key Employee is a Participant;

(ii) Each other plan of the Employer (including a terminated plan of the Employer if it was maintained within the last 5 years ending on the Determination Date for the Plan Year being tested for Top Heavy status) that allows a plan covering a Key Employee to meet qualification requirements under the coverage rules of Section 410 or the anti-discrimination rules of Code Section 401(a)(4); except that for Plan Years beginning after December 31, 2001, a terminated plan will be included in the Aggregation Group only if the Employer maintained it during the one-year period ending on the Determination Date;

(iii) At the option of the Employer, any other Plan maintained by the Employer as long as the expanded Aggregation Group including such plan or plans continues to satisfy the coverage rules of Section 410 and the nondiscrimination rules of Code Section 401(a)(4).

(b) Compensation. “Compensation” means compensation received from the Employer during the Plan Year that is includible in gross income for income tax purposes, including any elective deferrals (as defined in Code Section 402(g)(3)) and amounts contributed or deferred by the Employer at the election of the Employee and that is not includible in the gross income of the Employee by reason of Code Section 125, 132(f)(4) or 457.

(c) Determination Date.“Determination Date” shall mean the last day of the Plan Year preceding the Plan year that is being tested for Top Heavy status. In the first Plan year, the Determination Date shall mean the last day of the Plan Year that is being tested for Top Heavy status.

(d) Key Employee.“Key Employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was: (i) an officer of the Employer having Compensation greater than $130,000 (as adjusted under Code Section 416(i)(l)); (ii) a 5% owner of the Employer; or (iii) a 1% owner of the Employer having Compensation of more than $150,000.

For purposes of determining the top ten owners, 5% owners, or 1% owners, ownership is determined without regard to the aggregation rules of Sections 414(b), (c) and (m) of the Code.

(e) Non-Key Employee.“Non-Key Employee” means any Employee who is not a Key employee. Non-Key employees include Employees who are former Key Employees.

17.02 Determination of Top Heavy Status. The Plan will be considered Top Heavy if, as of the Determination Date, the present value of cumulative accrued benefits under the Plan for Key Employees exceeds 60% of the present value of the cumulative accrued benefits under the Plan for all Employees. In determining the ratio of accrued benefits for Key Employees to all other Employees, the Plan Administrator shall use the procedure as outlined in Code Section 416(g) which is incorporated herein by reference. In determining whether the Plan is considered Top Heavy, all plans within the Aggregation Group will be utilized for the calculation. For this purpose, all Employer Contributions, including 401(k) Contributions, and forfeitures shall be taken into account in determining the contribution percentage made on behalf of any Key Employee.

Solely for the purpose of determining if the Plan, or any other plan included in the Aggregation Group is Top Heavy, the accrued benefit of an Employee other than a Key Employee shall be determined under.

(a) the method; if any, that uniformly applies for accrual purposes under all plans maintained by the Employer or the Company, or

(b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C).

The present value of cumulative accrued benefits of a Participant who has not been credited with an Hour of Service for the Employer maintaining the Plan during the five-year period ending on the Determination Date will be disregarded for purposes of this Article XVII; except that for Plan Years beginning after December 31, 2001, the present value of cumulative accrued benefits will be disregarded for a Participant who has not been credited with an Hour of Service for the Employer maintaining the Plan during the one-year period ending on the Determination Date.

17.03 Minimum Contribution. In the event that the Plan in aggregation with any other Defined Contribution Plans of the Employer is determined to be Top Heavy, the Participants who are Non-Key Employees will be eligible for a minimum contribution for such Plan Year. This minimum contribution that shall be allocated to the ESOP Contributions Account of each Participant who is a Non-Key Employee, will be contributed to this Plan in an amount equal to 3% of Compensation or if less, the largest contribution percentage of Compensation (taking into account all Employer Contributions, including 401(k) Contributions, and forfeitures) provided on behalf of any Key Employee. The minimum contribution required by this Section shall be made on behalf of such Participants who are employed as of the last day of the Plan year regardless of the numbers of Hours of Service credited to each Participant for such Plan Year, regardless of such Participant’s level of Compensation and regardless of whether such Participant is authorizing 401(k) Contributions to the Plan. If this minimum contribution is provided by another Defined Contribution Plan of the Employer, then this Section will not apply to this Plan. If part of this minimum contribution is provided by another Defined Contribution Plan of the Employer, then the balance of the minimum contribution shall be provided by this Plan. 401(k) Contributions of Non-Key Employees shall not be considered as part of the minimum contribution required by this Section 17.03. For Plan Years beginning after December 31, 2001, Matching Contributions will be taken into account for purposes of providing the minimum contribution required by this Section 17.03 on behalf of Non-Key Employees.

17.04 Minimum Vesting. In the event the Plan is determined to be Top Heavy, each Participant shall have a nonforfeitable interest in his or her Accounts at least equal to the following schedule:

Years of Service	Nonforfeitable Percentage

Less than 3	0%
3 or More	100%

The above schedule shall not apply where the nonforfeitable interest in the Participant’s Accounts would be greater under Article V of the Plan.

ARTICLE XVIII

MINIMUM DISTRIBUTION REQUIREMENTS

18.01 General Rules.

(a) Effective Date. The provisions of this Article will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

(b) Precedence. The requirements of this Article will take precedence over any inconsistent provisions of the Plan.

(c) Requirements of Treasury Regulations Incorporated. All distributions required under this Article will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Code.

(d) Notwithstanding the other provisions of this Section, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“TEFRA”) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.

18.02 Time and Manner of Distribution.

(a) Required Distribution Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Distribution Date.

(b) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(i) If the Participant’s surviving spouse is the Participant’s sole Beneficiary, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(ii) If the Participant’s surviving spouse is not the Participant’s sole Beneficiary, distributions to the Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(iii) If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iv) If the Participant’s surviving spouse is the Participant’s sole Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 18.02(b), other than Section 18.02(b)(i), will apply as if the surviving spouse were the Participant.

For purposes of this Section 18.02(b) and Section 18.04, unless Section 18.02(b)(iv) applies, distributions are considered to begin on the Participant’s Required Distribution Date. If Section 18.02(b)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 18.02(b)(i).

(c) Forms of Distribution. Unless the Participant’s interest is distributed in the form of a single sum on or before the Required Distribution Date, as of the first Distribution Calendar Year distributions will be made in accordance with Sections 18.03 and 18.04.

18.03 Required Minimum Distributions During Participant’s Lifetime.

(a) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(i) the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(ii) if the Participant’s sole Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

(b) Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 18.03 beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

18.04 Required Minimum Distribution After Participant’s Death.

(a) Death On or After Date Distributions Begin.

(i) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(1) The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2) If the Participant’s surviving spouse is the Participant’s sole Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(3) If the Participant’s surviving spouse is not the Participant’s sole Beneficiary, the Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(ii) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(b) Death Before Date Distributions Begin.

(i) Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Section 18.04(a).

(ii) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iii) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 18.02(b)(i), this Section 18.04(b) will apply as if the surviving spouse were the Participant.

18.05 Definitions. For purposes of this Article XVI, the following terms shall have the following meaning:

(a) Designated Beneficiary.“Designated Beneficiary” means the individual who is designated as the Beneficiary and is the Designated Beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(b) Distribution Calendar Year.“Distribution Calendar Year” means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Distribution Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 18.02(b). The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Distribution Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Distribution Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(c) Life Expectancy.“Life Expectancy” is life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

(d) Participant’s Account Balance.“Participant’s Account Balance” means the account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

(e) Required Distribution Date.“Required Distribution Date” is the date specified in Section 6.05 of the Plan.

FIRST AMENDMENT

OF THE

SKY FINANCIAL GROUP, INC. PROFIT SHARING AND 401(K) PLAN

(As Amended and Restated Effective January 1, 2004)

WHEREAS, Sky Financial Group, Inc. (the “Company”) maintains the Sky Financial Group, Inc. Profit Sharing, 401(k) and ESOP Plan, As Amended and Restated Effective January 1, 2004 (the “Plan”); and

WHEREAS, the Company has delegated authority to amend the Plan to the Sky Financial Group, Inc. Benefit Plans Committee (the “Committee”), and the Committee has determined that amendment of the Plan is necessary and desirable.

NOW, THEREFORE, pursuant to the power reserved to the Company by Section 10.01 of the Plan, and by virtue of the authority delegated to the Committee, the Plan, as previously amended, is hereby further amended, effective as of, and contingent upon the closing of the Company’s sale of the stock of Sky Financial Solutions, Inc. on March 31, 2004, by adding a the following new Section 13.12 to the Plan, immediately after Section 13.11 thereof.

“13.12 Vesting of Sky Financial Solutions, Inc. Employees’ Accounts. Effective March 31, 2004, the Company sold all of the outstanding stock of Sky Financial Solutions, Inc. (‘Sky Solutions’). Effective March 31, 2004 (the ‘Closing Date’), and contingent upon the closing of the sale of all of the outstanding stock of Sky Solutions on the Closing Date, the Accounts of each Participant who is an employee of Sky Solutions on the Closing Date will be fully vested.”

*             *             *

IN WITNESS WHEREOF, on behalf of the Committee, the undersigned Committee member has executed this amendment this 9th day of March 2004.

SKY FINANCIAL GROUP, INC. BENEFIT PLANS COMMITTEE

By:	/s/ Thomas A. Sciorilli
Its:	Senior Vice President & Chief Human Resources Officer

SECOND AMENDMENT

OF THE

SKY FINANCIAL GROUP, INC. PROFIT SHARING, 401(K) AND ESOP PLAN

(As Amended and Restated Effective January 1, 2004)

WHEREAS, Sky Financial Group, Inc. (the “Company”) maintains the Sky Financial Group, Inc. Profit Sharing, 401(k) and ESOP Plan (the “Plan”); and

WHEREAS, the Company has delegated authority to amend the Plan to the Sky Financial Group, Inc. Benefit Plans Committee (the “Committee”), and the Committee has determined that amendment of the Plan is necessary and desirable.

NOW, THEREFORE, pursuant to the power reserved to the Company by Section 10.01 of the Plan, and by virtue of the authority delegated to the Committee, the Plan, as previously amended, is hereby further amended, effective as of, and contingent upon the closing of the Company’s acquisition of all of the outstanding stock of Second Bancorp Incorporated on or about July 1, 2004, by adding the following to new Section 13.13 to the Plan, immediately after Section 13.12 thereof:

“13.13 Employees of Second Bancorp Incorporated. The Company acquired all of the outstanding stock of Second Bancorp Incorporated (‘SBI’) effective on or about July 1, 2004 (the ‘Acquisition Date’). Effective January 1, 2005, eligible employees of SBI, and any corporation that is affiliated with SBI, will be eligible to participate in the Plan. No employee of SBI, or any corporation that was affiliated with SBI immediately prior to the Acquisition Date, shall be eligible to participate in the Plan until January 1, 2005.”

*             *             *

IN WITNESS WHEREOF, on behalf of the Committee, the undersigned Committee member has executed this amendment this 28th day of June 2004.

SKY FINANCIAL GROUP, INC.
BENEFIT PLANS COMMITTEE

By:	/s/ Thomas A. Sciorilli
Thomas A. Sciorilli

Its:	Senior Vice President & Chief Human Resources Officer

THIRD AMENDMENT

OFTHE

SKY FINANCIAL GROUP, INC. PROFIT SHARING, 401(K) AND ESOP PLAN

(As Amended and Restated Effective January 1, 2004)

WHEREAS, Sky Financial Group, Inc. (the “Company”) maintains the Sky Financial Group, Inc. Profit Sharing, 401(k) and ESOP Plan (the “Plan”); and

WHEREAS, the Company has delegated authority to amend the Plan to the Sky Financial Group, Inc. Benefit Plans Committee (the “Committee”), and the Committee has determined that amendment of the Plan is necessary and desirable.

NOW, THEREFORE, pursuant to the power reserved to the Company by Section 10.01 of the Plan, and by virtue of the authority delegated to the Committee, the Plan, as previously amended, is hereby further amended, effective as of January 1, 2005, in the following particulars:

1. By adding the following sentence to Section 1.23 of the Plan:

“Effective January 1, 2005, the term ‘M&E Participant’ means either a (i) Participant for whom an amount was transferred from the Meyer & Eckenrode Insurance Group, Inc. 401(k) Profit Sharing Plan, or (ii) a former participant in the Meyer & Eckenrode Insurance Group, Inc. 401(k) Profit Sharing Plan who is entitled to a restoration of his or her Accounts upon reemployment.”

2. By substituting the following for Section 13.13 of the Plan, in its entirety:

“13.13 Merger of Second Bank Plan Accounts Effective January 1, 2005. Prior to January 1, 2005, the Company (as a result of its acquisition of Second Bancorp Incorporated (‘SBI’), effective July 1, 2004) maintained the Second Bancorp Incorporated 401(k) Plan (the ‘SBI Plan’). Effective January 1, 2005, the SBI Plan is merged into, and amended and restated in the form of, this Plan.

An Employee who was an employee of SBI or any corporation that was affiliated with SBI immediately prior to acquisition by the Company and/or a participant in the SBI Plan is eligible to participate in the Plan beginning January 1, 2005, if the Employee meets the requirements of Section 2.01. Notwithstanding the foregoing or the provisions of Section 2.01, no Employees of Stouffer-Herzog Insurance Agency, Inc. will be eligible to receive Profit Sharing Contributions provided for under Section 3.04 of the Plan.

Amounts transferred from the SBI Plan pursuant to this Section from a Participant’s account that were attributable to ‘Elective Deferrals’ under the SBI Plan shall be held and invested in the Participant’s 401(k) Contributions Account under this Plan, according to the Participant’s investment elections. Amounts transferred from the SBI Plan that were attributable to ‘Matching Contributions’ under the SBI Plan shall be held and invested in the Participant’s Matching Contributions Account under this Plan. Amounts transferred from the SBI Plan that were attributable to ‘Rollover Contributions’ under the SBI Plan shall be held and invested in the Participant’s Rollover Contributions Account under this Plan. Amounts transferred from the SBI Plan that were attributable to ‘Transfer Contributions’ under the SBI Plan shall be held and invested in the Participant’s Prior Plan Account under this Plan.

A Participant for whom amounts are transferred under this Section 13.13 will always have a nonforfeitable interest in the amounts transferred from the SBI Plan.

‘Years of Service’ credited under the SBI Plan will count as Years of Service for all purposes under this Plan.”

3. By adding the following new Section 13.14 to the Plan:

“13.14 Merger of M&E Plan Accounts Effective January 1, 2005. Prior to January 1, 2005, the Company (as a result its acquisition of Meyer & Eckenrode Insurance Group, Inc. (‘M&E’) effective July 13, 2000) maintained the Meyer & Eckenrode Insurance Group, Inc. 401(k) Plan (the ‘M&E Plan’). Effective January 1, 2005, the M&E Plan is merged into, and amended and restated in the form of, this Plan.

An Employee who was an employee of M&E or any corporation that was affiliated with M&E prior to acquisition by the Company and/or a participant in the M&E Plan is eligible to participate in the Plan beginning January 1, 2005, if the Employee meets the requirements of Section 2.01. Notwithstanding the foregoing or the provisions of Section 2.01, no Employees of Meyer & Eckenrode Insurance Group, Inc. will be eligible to receive Profit Sharing Contributions provided for under Section 3.04 of the Plan.

Amounts transferred from the M&E Plan pursuant to this Section from a Participant’s account that were attributable to ‘Elective Deferrals’ under the M&E Plan shall be held and invested in the Participant’s 401(k) Contributions Account under this Plan, according to the Participant’s investment elections. Amounts transferred from the M&E Plan that were attributable to ‘Employer matching contributions’ under the M&E Plan shall be held and invested in the Participant’s Matching Contributions Account under this Plan. Amounts transferred from the M&E Plan that were attributable to ‘Employer Non-Elective Contributions’ under the M&E Plan shall be held and invested in the Participant’s Profit Sharing Contributions Account under this Plan. Amounts transferred from the M&E Plan that were attributable to ‘rollovers’ under the M&E Plan shall be held and invested in the Participant’s Rollover Contributions Account under this Plan. Amounts transferred from the M&E Plan that were attributable to ‘transfers’ under the M&E Plan shall be held and invested in the Participant’s Prior Plan Account under this Plan.

A Participant for whom amounts are transferred under this Section 13.14 will always have a nonforfeitable interest in the amounts transferred from the M&E Plan.

‘Years of Service’ credited under the M&E Plan will count as Years of Service for all purposes under this Plan.

Notwithstanding the provisions of Section 6.02 of the Plan, the provisions of Section 6.03(a) through 6.03(c) shall apply exclusively to all distributions to M&E Participants scheduled to commence prior to the 90th day after the M&E Participant has been furnished a summary of Section 6.02 that satisfies the requirements of 29 C.F.R. Section 2520.104(b)-3; provided, however, that the distribution option under Section 6.03(b)(ii) shall not be available to M&E Participants. After such summary has been furnished, the provisions of Section 6.02 shall apply exclusively to all distributions to M&E Participants.”

4. By adding the following new Section 13.15 of the Plan:

“13.15 Merger of EOB Plan Accounts Effective January 1, 2005. Prior to January 1, 2005, the Company (as a result of the merger of E.O.B., Inc. with and into the Company effective April 1, 2004) maintained the E.O.B., Inc. 401(k) Plan (the ‘EOB Plan’). Effective January 1, 2005, the EOB Plan is merged into, and amended and restated in the form of, this Plan.

An Employee who was an employee of E.O.B., Inc. and/or a participant in the EOB Plan is eligible to participate in the Plan beginning January 1, 2005, if the Employee meets the requirements of Section 2.01. Notwithstanding the foregoing or the provisions of Section 2.01, no Employees of E.O.B., Inc will be eligible to receive Profit Sharing Contributions provided for under Section 3.04 of the Plan.

Amounts transferred from the EOB Plan pursuant to this Section from a Participant’s account that were attributable to ‘elective deferrals’ under the EOB Plan shall be held and invested in the Participant’s 401(k) Contributions Account under this Plan, according to the Participant’s investment elections. Amounts transferred from the EOB Plan that were attributable to ‘Employer matching contributions’ under the EOB Plan shall be held and invested in the Participant’s Matching Contributions Account under this Plan. Amounts transferred from the EOB Plan that were attributable to ‘Employer non-elective contributions’ under the EOB Plan shall be held and invested in the Participant’s Profit Sharing Contributions Account under this Plan. Amounts transferred from the EOB Plan that were attributable to ‘rollover contributions’ under the EOB Plan shall be held and invested in the Participant’s Rollover Contributions Account under this Plan.

A Participant for whom amounts are transferred under this Section 13.15 will always have a nonforfeitable interest in the amounts transferred from the EOB Plan.

‘Years of Service’ credited under the EOB Plan will count as Years of Service for all purposes under this Plan.”

5. By adding the following new Section 13.16 to the Plan:

“13.16 Merger of Prospect Bank Plan Accounts Effective as of January 1, 2005. Prior to January 1, 2005, the Company (as a result of the Company’s acquisition of Prospect Bancshares, Inc. on or about November 30, 2004) maintained the Prospect Bank 401(k) Plan (the ‘Prospect Bank Plan’). Effective as of January 1, 2005, the Prospect Bank Plan is merged into, and amended and restated in the form of, this Plan. An Employee who was an employee of Prospect Bank and/or a participant in the Prospect Bank Plan is eligible to participate in the Plan beginning January 1, 2005, if the Employee meets the requirements of Section 2.01.

Amounts transferred from the Prospect Bank Plan pursuant to this Section from a Participant’s account that were attributable to ‘Elective Contributions’ under the Prospect Bank Plan shall be held and invested in the Participant’s 401(k) Contributions Account under this Plan, according to the Participant’s investment elections. Amounts transferred from the Prospect Bank Plan that were attributable to ‘matching contributions’ under the Prospect Bank Plan shall be held and invested in the Participant’s Matching Contributions Account under this Plan. Amounts transferred from the Prospect Bank Plan that were attributable to ‘discretionary profit sharing contributions’ under the Prospect Bank Plan shall be held and invested in the Participant’s Profit Sharing Contributions Account under this Plan. Amounts transferred from the Prospect Bank Plan that were attributable to ‘rollovers’ under the Prospect Bank Plan shall be held and invested in the Participant’s Rollover Contributions Account under this Plan. Amounts transferred from the Prospect Bank Plan that were attributable to ‘transfers’ under the Prospect Bank Plan shall be held and invested in the Participant’s Prior Plan Account under this Plan.

A Participant for whom amounts are transferred under this Section 13.16 will always have a nonforfeitable interest in the amounts transferred from the Prospect Bank Plan.

‘Years of Service’ credited under the Prospect Bank Plan will count as Years of Service for all purposes under this Plan.”

6. By adding the following new paragraph (j) of Section 14.01 of the Plan, effective January 1, 2005:

“(j) For each M&E Participant, if the value of the Participant’s vested Accounts subject to security for a loan is in excess of $5,000, then in the 90-day period ending on the date on which the loan is secured, the Participant’s spouse, if any, must consent to the loan. If the spouse does not give consent, then such Participant shall not be eligible for a loan. Notwithstanding the foregoing, the spouse’s consent is not required for any loan that is scheduled to be disbursed on or after the 90th day after the Participant has been furnished a summary of Section 6.02 that satisfies the requirements of 29 C.F.R. Section 2520.104(b)-3.”

7. By adding the following new paragraph (c) of Section 14.02 of the Plan, effective January 1, 2005:

“(c) For each M&E Participant, hardship distributions are subject to the spousal consent requirements contained in Code Sections 401(a)(11) and 417. Notwithstanding the foregoing, spousal consent is not required for any hardship distribution that is scheduled to be distributed on or after the 90th day after the Participant has been furnished a summary of Section 6.02 that satisfies the requirements of 29 C.F.R. Section 2520.104(b)-3.”

8. By adding the following new paragraph to the end of Section 14.05 of the Plan, effective January 1, 2005:

“In-service distributions to M&E Participants are subject to the spousal consent requirements contained in Code Sections 401(a)(11) and 417. Notwithstanding the foregoing, spousal consent is not required for any in-service distribution that is scheduled to be distributed on or after the 90th day after the Participant has been furnished a summary of Section 6.02 that satisfies the requirements of 29 C.F.R. Section 2520.104(b)-3.”

*            *            *

IN WITNESS WHEREOF, on behalf of the Committee, the undersigned Committee member has executed this amendment this 9th day of November 2004.

SKY FINANCIAL GROUP, INC.
BENEFIT PLANS COMMITTEE

By:	/s/ Donald A. Hileman
Donald A. Hileman
Its:	Senior Vice President - Finance

FOURTH AMENDMENT

OFTHE

SKY FINANCIAL GROUP, INC. PROFIT SHARING, 401(K) AND ESOP PLAN

(As Amended and Restated Effective January 1, 2004)

WHEREAS, Sky Financial Group, Inc. (the “Company”) maintains the Sky Financial Group, Inc. Profit Sharing, 401(k) and ESOP Plan (the “Plan”); and

WHEREAS, the Company has delegated authority to amend the Plan to the Sky Financial Group, Inc. Benefit Plans Committee (the “Committee”), and the Committee has determined that amendment of the Plan is necessary and desirable.

NOW, THEREFORE, pursuant to the power reserved to the Company by Section 10.01 of the Plan, and by virtue of the authority delegated to the Committee, the Plan, as previously amended, is hereby further amended, in the following particulars:

1.      By inserting the phrase “anniversary awards, prizes,” after the phrase “moving expenses,” where it appears in Section 1.03(d) of the Plan, effective as of January 1, 2004.

2.      By substituting the following for the first sentence of Section 5.04 of the Plan, effective March 27, 2005:

“If a Participant terminates employment with the Employers, and the value of the Participant’s vested Accounts is not (or at the time of any prior, periodic distribution was not) greater than $1,000, the Participant will receive a distribution of the value of the entire vested portion of his or her Accounts and the nonvested portion will be treated as a forfeiture.”

3.      By substituting the following for the second sentence of Section 6.01 of the Plan, effective March 27, 2005:

“If the nonforfeitable portion of the Participant’s Account exceeds (or at the time of any prior, periodic distribution ever exceeded) $1,000, the Plan shall not distribute the Participant’s Account before the Participant attains Normal Retirement Date, unless the Participant consents to such distribution in writing.”

4.      By substituting the following for the second paragraph of Section 6.01 of the Plan, effective March 27, 2005:

“Subject to the rules in Section 6.03, the surviving spouse shall begin to receive payments immediately, unless such surviving spouse elects a later date, except that the surviving spouse shall receive an immediate distribution if the value of the Participant’s vested Accounts is not (or at the time of any prior, periodic distribution was not) greater than $1,000.”

*        *        *

IN WITNESS WHEREOF, on behalf of the Committee, the undersigned Committee member has executed this amendment this 30th day of December 2004.

SKY FINANCIAL GROUP, INC.
BENEFIT PLANS COMMITTEE

By:	/s/ Thomas A. Sciorilli
Its:	SVP & Chief Human Resources Officer

FIFTH AMENDMENT

OFTHE

SKY FINANCIAL GROUP, INC. PROFIT SHARING, 401(K) AND ESOP PLAN

(As Amended and Restated Effective January 1, 2004)

WHEREAS, Sky Financial Group, Inc. (the “Company”) maintains the Sky Financial Group, Inc. Profit Sharing, 401(k) and ESOP Plan (the “Plan”); and

WHEREAS, the Company has delegated authority to amend the Plan to the Sky Financial Group, Inc. Benefit Plans Committee (the “Committee”), and the Committee has determined that amendment of the Plan is necessary and desirable.

NOW, THEREFORE, pursuant to the power reserved to the Company by Section 10.01 of the Plan, and by virtue of the authority delegated to the Committee, the Plan, as previously amended, is hereby further amended, in the following particulars, effective March 27, 2005:

1.      By rescinding particulars 2 through 4 of the Fourth Amendment of the Plan, which shall be void and of no effect.

2.       By substituting the figure “$1,000” for “$5,000” where the latter appears in the first paragraph of Section 5.05 of the Plan.

3.      By deleting the last sentence of the first paragraph of Section 5.05 of the Plan.

4.      By substituting the figure “$1,000” for “$5,000” where the latter appears in the first paragraph of Section 6.01 of the Plan.

5.      By deleting the last sentence of the first paragraph of Section 6.01 of the Plan.

6.      By substituting the figure “$1,000” for “$5,000” where the latter appears in the second paragraph of Section 6.04(c) of the Plan.

*        *        *

[signature page to follow]

IN WITNESS WHEREOF, on behalf of the Committee, the undersigned Committee member has executed this amendment this 8th day of March 2005.

SKY FINANCIAL GROUP, INC.
BENEFIT PLANS COMMITTEE

By:	/s/ Thomas A. Sciorilli
Its:	Chief Human Resources Officer

SIXTH AMENDMENT

OFTHE

SKY FINANCIAL GROUP, INC. PROFIT SHARING, 401(K) AND ESOP PLAN

(As Amended and Restated Effective January 1, 2004)

WHEREAS, Sky Financial Group, Inc. (the “Company”) maintains the Sky Financial Group, Inc. Profit Sharing, 401(k) and ESOP Plan (the “Plan”); and

WHEREAS, the Company has delegated authority to amend the Plan to the Sky Financial Group, Inc. Benefit Plans Committee (the “Committee”), and the Committee has determined that amendment of the Plan is necessary and desirable.

NOW, THEREFORE, pursuant to the power reserved to the Company by Section 10.01 of the Plan, and by virtue of the authority delegated to the Committee, the Plan, as previously amended, is hereby further amended, effective as of January 1, 2005, by substituting the following for Section 1.36(g) of the Plan, in its entirety:

“(g) Effective for Plan Years beginning on and after January 1, 2005, all hours, years and/or other periods of service that an Employee had with an Acquired Employer shall be credited toward Years of Service under the terms and conditions of this Section solely for purposes of determining the Employee’s nonforfeitable interest in his or her Accounts under Section 5.03.”

*        *        *

IN WITNESS WHEREOF, on behalf of the Committee, the undersigned Committee member has executed this amendment this 13th day of October 2005.

SKY FINANCIAL GROUP, INC.
BENEFIT PLANS COMMITTEE

By:	/s/ Thomas A. Sciorilli
Its:	Chief Human Resources Officer

SEVENTH AMENDMENT

OFTHE

SKY FINANCIAL GROUP, INC. PROFIT SHARING, 401(K) AND ESOP PLAN

(As Amended and Restated Effective January 1, 2004)

WHEREAS, Sky Financial Group, Inc. (the “Company”) maintains the Sky Financial Group, Inc. Profit Sharing, 401(k) and ESOP Plan (the “Plan”); and

WHEREAS, the Company has delegated authority to amend the Plan to the Sky Financial Group, Inc. Benefit Plans Committee (the “Committee”), and the Committee has determined that amendment of the Plan is necessary and desirable.

NOW, THEREFORE, pursuant to the power reserved to the Company by Section 10.01 of the Plan, and by virtue of the authority delegated to the Committee, the Plan, as previously amended, is hereby further amended, effective as of January 1, 2005, by adding the following to the end of the second paragraph of Section 13.14 of the Plan:

“Notwithstanding the foregoing or the provisions of Section 2.01, no Employee of Meyer & Eckenrode Investments, Inc. will be eligible to receive Profit Sharing Contributions provided for under Section 3.04 of the Plan, unless such Employee is scheduled to become an Employee of Sky Trust, N.A. on or around January 1, 2006.”

*        *        *

IN WITNESS WHEREOF, on behalf of the Committee, the undersigned Committee member has executed this amendment this 30th day of December 2005.

SKY FINANCIAL GROUP, INC.
BENEFIT PLANS COMMITTEE

By:	/s/ Thomas A. Sciorilli
Its:	Chief Human Resources Officer

EIGHTH AMENDMENT

OFTHE

SKY FINANCIAL GROUP, INC. PROFIT SHARING, 401(K) AND ESOP PLAN

(As Amended and Restated Effective January 1, 2004)

WHEREAS, Sky Financial Group, Inc. (the “Company”) maintains the Sky Financial Group, Inc. Profit Sharing, 401(k) and ESOP Plan (the “Plan”); and

WHEREAS, the Company has delegated authority to amend the Plan to the Sky Financial Group, Inc. Benefit Plans Committee (the “Committee”), and the Committee has determined that amendment of the Plan is necessary and desirable.

Now, THEREFORE, pursuant to the power reserved to the Company by Section 10.01 of the Plan, and by virtue of the authority delegated to the Committee, the Plan, as previously amended, is hereby further amended, effective as of January 1, 2006, except where otherwise noted, in the following particulars:

1. By adding the following at the end of Section 1.23 of the Plan:

“Effective January 1, 2006, the term ‘BDA Participant’ means either a (i) Participant for whom an amount was transferred from the Benefit Design Agency of Ohio 401(k) Retirement Savings Plan, or (ii) a former participant in the Benefit Design Agency of Ohio 401(k) Retirement Savings Plan who is entitled to a restoration of his or her Accounts upon reemployment. Effective January 1, 2006, the term ‘Belmont Participant’ means either a (i) Participant for whom an amount was transferred from the Belmont National Bank 401(k) Profit Sharing Plan, or (ii) a former participant in the Belmont National Bank 401(k) Profit Sharing Plan who is entitled to a restoration of his or her Accounts upon reemployment.”

2. By substituting the following for the second paragraph of Section 6.05 of the Plan, in its entirety:

“A Participant may defer the commencement of distributions under the Plan to a date later than set forth above.”

3. By adding the following at the end of Section 10.03 of the Plan:

“Any benefits provided under a transferring or merging plan that are protected benefits under Code Section 411(d)(6) and regulations thereunder shall be available to Participants (and their Beneficiaries) under the Plan.”

4. By adding the following new Section 13.17 of the Plan:

“13.17 Merger of Belmont National Bank 401(k) Profit Sharing Plan Accounts Effective January 1, 2006. Prior to January 1, 2006, the Company (as a result of its acquisition of Belmont National Bank (‘Belmont’), effective June 1, 2005) maintained the Belmont National Bank 401(k) Profit Sharing Plan (the ‘Belmont Plan’). Effective January 1, 2006, the Belmont Plan is merged into, and amended and restated in the form of, this Plan.

An Employee who was an employee of Belmont immediately prior to acquisition by the Company and/or a participant in the Belmont Plan is eligible to participate in the Plan beginning January 1, 2006, if the Employee meets the requirements of Section 2.01.

Amounts transferred from the Belmont Plan pursuant to this Section from a Participant’s account that were attributable to ‘salary reduction contributions’ under the Belmont Plan shall be held and invested in the Participant’s 401(k) Contributions Account under this Plan, according to the Participant’s investment elections. Amounts transferred from the Belmont Plan that were attributable to ‘matching contributions’ under the Belmont Plan shall be held and invested in the Participant’s Matching Contributions Account under this Plan. Amounts transferred from the Belmont Plan that were attributable to ‘discretionary profit sharing contributions’ under the Belmont Plan shall be held and invested in the Participant’s Profit Sharing Contributions Account under this Plan. Amounts transferred from the Belmont Plan that were attributable to ‘prior plan contributions’ under the Belmont Plan shall be held and invested in the Participant’s Profit Sharing Contributions Account under this Plan. Amounts transferred from the Belmont Plan that were attributable to ‘rollover’ contributions under the Belmont Plan shall be held and invested in the Participant’s Rollover Contributions Account under this Plan. Amounts transferred from the Belmont Plan that were attributable to ‘Voluntary Contributions’ under the Belmont Plan shall be held and invested in the Participant’s After-Tax Contributions Account, which will be a subaccount of the Participant’s Prior Plan Account under this Plan.

A Participant for whom amounts are transferred under this Section 13.17 will always have a nonforfeitable interest in the amounts transferred from the Belmont Plan.

‘Years of Service’ credited under the Belmont Plan will count as Years of Service under this Plan solely for purposes of determining the Employee’s nonforfeitable interest in his or her account under Section 5.03 of the Plan.”

5. By adding the following new Section 13.18 of the Plan:

“13.18 Merger of Benefit Design Agency of Ohio, Inc. Plan Accounts Effective January 1, 2006. Prior to January 1, 2006, the Company (as a result of its acquisition of Benefit Design Agency of Ohio, Inc. (‘BDA’), effective August 1, 2005) maintained the Benefit Design Agency of Ohio 401(k) Retirement Savings Plan (the ‘BDA Plan’). Effective January 1, 2006, the BDA Plan is merged into, and amended and restated in the form of, this Plan.

An Employee who was an employee of BDA immediately prior to acquisition by the Company and/or a participant in the BDA Plan is eligible to participate in the Plan beginning January 1, 2006, if the Employee meets the requirements of Section 2.01. Notwithstanding the foregoing or the provisions of Section 2.01, no Employee who was an employee of BDA immediately prior to acquisition by the Company will be eligible to receive Profit Sharing Contributions provided for under Section 3.04 of the Plan.

Amounts transferred from the BDA Plan pursuant to this Section from a Participant’s account that were attributable to ‘Section 401(k) Deferrals’ under the BDA Plan shall be held and invested in the Participant’s 401(k) Contributions Account under this Plan, according to the Participant’s investment elections. Amounts transferred from the BDA Plan that were attributable to Employer ‘Matching Contributions’ under the BDA Plan shall be held and invested in the Participant’s Matching Contributions Account under this Plan. Amounts transferred from the BDA Plan that were attributable to ‘Employer Nonelective Contributions’ or ‘employer fail-safe contributions’ under the BDA Plan shall be held and invested in the Participant’s Profit Sharing Contributions Account under this Plan. Amounts transferred from the BDA Plan that were attributable to ‘Rollover Contributions’ under the BDA Plan shall be held and invested in the Participant’s Rollover Contributions Account under this Plan.

A Participant for whom amounts are transferred under this Section 13.18 will always have a nonforfeitable interest in the amounts transferred from the BDA Plan.

‘Years of Service’ credited under the BDA Plan will count as Years of Service under this Plan solely for purposes of (i) determining the Employee’s nonforfeitable interest in his or her Accounts under Section 5.03 of the Plan and (ii) determining the Employee’s ‘Years of Service’ under Section 14.05(c) of the Plan.

Notwithstanding the provisions of Section 6.02 of the Plan, the provisions of Section 6.03(a) through 6.03(c) shall apply exclusively to all distributions to BDA Participants scheduled to commence prior to March 15, 2006; provided, however, that the distribution option under Section 6.03(b)(ii) shall not be available to BDA Participants. On and after March 15, 2006, the provisions of Section 6.02 shall apply exclusively to all distributions to BDA Participants.”

6. By adding the following new Section 13.19 to the Plan:

“13.19 Merger of Becker-McDowell Agency, Inc. 401(k) Plan Accounts Effective January 1, 2006. Prior to January 1, 2006, the Company (as a result of its acquisition of Becker-McDowell Agency, Inc. (‘Becker’), effective October 5, 2005) maintained the of Becker-McDowell Agency, Inc. 401(k) Plan (the ‘Becker Plan’). Effective January 1, 2006, the Becker Plan is merged into, and amended and restated in the form of, this Plan.

An Employee who was an employee of Becker immediately prior to acquisition by the Company and/or a participant in the Becker Plan is eligible to participate in the Plan beginning January 1, 2006, if the Employee meets the requirements of Section 2.01. Notwithstanding the foregoing or the provisions of Section 2.01, no Employee who was an employee of Becker immediately prior to acquisition by the Company will be eligible to receive Profit Sharing Contributions provided for under Section 3.04 of the Plan.

Amounts transferred from the Becker Plan pursuant to this Section from a Participant’s account that were attributable to ‘elective salary deferrals’ under the Becker Plan shall be held and invested in the Participant’s 401(k) Contributions Account under this Plan, according to the Participant’s investment elections. Amounts transferred from the Becker Plan that were attributable to ‘Nonelective Safe Harbor Contributions’ under the Becker Plan shall be held and invested in the Participant’s Profit Sharing Contributions Account under this Plan. Amounts transferred from the Becker Plan that were attributable to ‘Employer discretionary profit sharing contributions’ under the Becker Plan shall be held and invested in the Participant’s Profit Sharing Contributions Account under this Plan. Amounts transferred from the Becker Plan that were attributable to ‘Rollover’ contributions under the Becker Plan shall be held and invested in the Participant’s Rollover Contributions Account under this Plan.

A Participant for whom amounts are transferred under this Section 13.19 will always have a nonforfeitable interest in the amounts transferred from the Becker Plan.

‘Years of Service’ credited under the Becker Plan will count as Years of Service under this Plan solely for purposes of determining the Employee’s nonforfeitable interest in his or her account under Section 5.03 of the Plan.”

7. By adding the following new Section 13.20 to the Plan:

“13.20 Merger of Steiner Insurance Agency, Inc. 401(k) Employee Savings Plan Accounts Effective January 1, 2006. Prior to January 1, 2006, the Company (as a result of its acquisition of Steiner Insurance Agency, Inc. (‘Steiner’), effective October 5, 2005) maintained the Steiner Insurance Agency, Inc. 401(k) Employee Savings Plan (the ‘Steiner Plan’). Effective January 1, 2006, the Steiner Plan is merged into, and amended and restated in the form of, this Plan.

An Employee who was an employee of Steiner immediately prior to acquisition by the Company and/or a participant in the Steiner Plan is eligible to participate in the Plan beginning January 1, 2006, if the Employee meets the requirements of Section 2.01. Notwithstanding the foregoing or the provisions of Section 2.01, no Employee who was an employee of Steiner immediately prior to acquisition by the Company will be eligible to receive Profit Sharing Contributions provided for under Section 3.04 of the Plan.

Amounts transferred from the Steiner Plan pursuant to this Section from a Participant’s account that were attributable to ‘Elective Deferrals’ under the Steiner Plan shall be held and invested in the Participant’s 401(k) Contributions Account under this Plan, according to the Participant’s investment elections. Amounts transferred from the Steiner Plan that were attributable to ‘Nonelective Safe Harbor Contributions’ under the Steiner Plan shall be held and invested in the Participant’s Profit Sharing Contributions Account under this Plan. Amounts transferred from the Steiner Plan that were attributable to ‘Employer discretionary profit sharing contributions’ under the Steiner Plan shall be held and invested in the Participant’s Profit Sharing Contributions Account under this Plan. Amounts transferred from the Steiner Plan that were attributable to ‘Rollover’ contributions under the Steiner Plan shall be held and invested in the Participant’s Rollover Contributions Account under this Plan.

A Participant for whom amounts are transferred under this Section 13.20 will always have a nonforfeitable interest in the amounts transferred from the Steiner Plan.

‘Years of Service’ credited under the Steiner Plan will count as Years of Service under this Plan solely for purposes of determining the Employee’s nonforfeitable interest in his or her account under Section 5.03 of the Plan.”

8. By adding the following new Section 13.21 to the Plan:

“13.21 Merger of Falls Bank Plan Accounts Effective January 1, 2006. Prior to January 1, 2006, the Company (as a result its acquisition of Falls

Bank effective November 29, 2005) maintained the Falls Bank 401(k) Profit Sharing Plan (the ‘Falls Bank Plan’). Effective January 1, 2006, the Falls Bank Plan is merged into, and amended and restated in the form of, this Plan.

An Employee who was an employee of Falls Bank immediately prior to acquisition by the Company and/or a participant in the Falls Bank Plan is eligible to participate in the Plan beginning January 1, 2006, if the Employee meets the requirements of Section 2.01.

Amounts transferred from the Falls Bank Plan pursuant to this Section from a Participant’s account that were attributable to ‘Elective Deferrals’ under the Falls Bank Plan shall be held and invested in the Participant’s 401(k) Contributions Account under this Plan, according to the Participant’s investment elections.

A Participant for whom amounts are transferred under this Section 13.21 will always have a nonforfeitable interest in the amounts transferred from the Falls Bank Plan.

‘Years of Service’ credited under the Falls Bank Plan will count as Years of Service solely for purposes of determining the Employee’s nonforfeitable interest in his or her Accounts under Section 5.03 of the Plan.”

9. By adding the following new Section 13.22 to the Plan:

“13.22 Participation of Peter B. Burke Agency, Inc. Participants. Effective January 3, 2006, the Company acquired Peter B. Burke Agency, Inc. An Employee who was an employee of Peter B. Burke Agency, Inc. immediately prior to acquisition by the Company is eligible to participate in the Plan (i) for purposes of ESOP Contributions under Section 3.05 of the Plan, effective January 3, 2006, and (ii) for all other purposes of the Plan except Profit Sharing Contributions under Section 3.04 of the Plan, effective April 1, 2006, if the Employee meets the requirements of Section 2.01. Notwithstanding the foregoing or the provisions of Section 2.01, no Employee who was an employee of Peter B. Burke Agency, Inc. immediately prior to acquisition by the Company will be eligible to receive Profit Sharing Contributions provided for under Section 3.04 of the Plan.

Notwithstanding Section 1.36(g) of the Plan, a Participant who was an employee of Peter B. Burke Agency, Inc. immediately prior to acquisition by the Company will receive credit towards ‘Years of Service’ under the Plan for all hours, years and/or other periods of service that such Participant had with Peter B. Burke Agency, Inc. solely for purposes of determining the Employee’s (i) eligibility to participate in the Plan under Section 2.01 and (ii) nonforfeitable interest in his or her Accounts under Section 5.03 of the Plan.”

10. By adding the following new paragraph (k) of Section 14.01 of the Plan:

“(k) For each BDA Participant, if the value of the Participant’s vested Accounts subject to security for a loan is in excess of $5,000, then in the 90-day period ending on the date on which the loan is secured, the Participant’s spouse, if any, must consent to the loan. If the spouse does not give consent, then such Participant shall not be eligible for a loan. Notwithstanding the foregoing, the spouse’s consent is not required for any loan that is scheduled to be disbursed to a BDA Participant on or after March 15, 2006.”

11. By adding the following new paragraph (d) of Section 14.02 of the Plan:

“(c) For each BDA Participant, hardship distributions are subject to the spousal consent requirements contained in Code Sections 401(a)(11) and 417. Notwithstanding the foregoing, spousal consent is not required for any hardship distribution that is scheduled to be distributed to a BDA Participant on or after March 15, 2006.”

12. By substituting the following for Section 14.05 of the Plan, in its entirety:

“14.05 In-Service Withdrawals.

(a) In-Service Withdrawals At Age 59- 1/2. Any active Participant who has attained age 59- 1/2 may make written application to the Plan Administrator (on a form and in a manner to be prescribed by the Plan Administrator) to withdraw from the Trust Fund an amount not in excess of the value of his or her vested Accounts. An active Participant who has attained age 59- 1/2 may make such a request without terminating employment. Notwithstanding the foregoing, in-service withdrawals shall not be permitted from a Participant’s ESOP Account and/or Dividend Reinvestment Account.

(b) In-Service Distributions Relating to M&E Participants. In-service distributions to M&E Participants are subject to the spousal consent requirements contained in Code Sections 401(a)(11) and 417. Notwithstanding the foregoing, spousal consent is not required for any in-service distribution to an M&E Participant that is scheduled to be distributed on or after the 90th day after the Participant has been furnished a summary of Section 6.02 that satisfies the requirements of 29 C.F.R. Section 2520.104(b)-3.

(c) In-Service Distributions Relating to BDA Participants. In addition to the in-service withdrawal provision of Section 14.05(a), an active BDA Participant who has attained age 55 and completed at least seven Years of Service may make written application to the Plan Administrator (on a form and in a manner to be prescribed by the Plan Administrator) to receive an in-service withdrawal from the Trust Fund of all or any portion of any amounts transferred from the BDA Plan that were attributable ‘Employer Matching Contributions’ or

‘Employer Nonelective Contributions’ under the BDA Plan. A BDA Participant may also make written application to the Plan Administrator (on a form and in a manner to be prescribed by the Plan Administrator) to receive an in-service distribution of all or any portion of any amounts transferred from the BDA Plan if the BDA Participant incurs a Disability. A BDA Participant may also make written application to the Plan Administrator at any time (on a form and in a manner to be prescribed by the Plan Administrator) to receive an in-service distribution of all or any portion of any amounts transferred from the BDA Plan that were attributable to ‘Rollover Contributions’ under the BDA Plan.

In-service distributions to BDA Participants are subject to the spousal consent requirements contained in Code Sections 401(a)(11) and 417. Notwithstanding the foregoing, spousal consent is not required for any in-service distribution to a BDA Participant that is scheduled to be distributed on or after March 15, 2006.

(d) In-Service Distributions Relating to Belmont Participants. In addition to the in-service withdrawal provision of Section 14.05(a), an active Belmont Participant may make written application to the Plan Administrator at any time (on a form and in a manner to be prescribed by the Plan Administrator) to receive an in-service withdrawal from the Trust Fund of all or any portion of any amounts transferred from the Belmont Plan that were attributable to ‘rollover contributions’ or ‘Voluntary Contributions’ (and the earnings thereon) under the Belmont Plan.”

*        *        *

IN WITNESS WHEREOF, on behalf of the Committee, the undersigned Committee member has executed this amendment this 14th day of March 2006.

SKY FINANCIAL GROUP, INC.
BENEFIT PLANS COMMITTEE

By:	/s/ Thomas A. Sciorilli
Its:	Chief Human Resources Officer

NINTH AMENDMENT

OFTHE

SKY FINANCIAL GROUP, INC. PROFIT SHARING, 401(K) AND ESOP PLAN

(As Amended and Restated Effective January 1, 2004)

WHEREAS, Sky Financial Group, Inc. (the “Company”) maintains the Sky Financial Group, Inc. Profit Sharing, 401 (k) and ESOP Plan (the “Plan”); and

WHEREAS, the Company has delegated authority to amend the Plan to the Sky Financial Group, Inc. Benefit Plans Committee (the “Committee”), and the Committee has determined that amendment of the Plan is necessary and desirable.

Now, THEREFORE, pursuant to the power reserved to the Company by Section 10.01 of the Plan, and by virtue of the authority delegated to the Committee, the Plan, as previously amended, is hereby further amended in the following particulars:

1. By deleting Section 3.02(g) of the Plan in its entirety, effective January 1, 2006.

2. By inserting the following after the first sentence of Section 3.03 of the Plan, effective January 1, 2003:

“For purposes of this Section 3.03, ‘401(k) Contributions’ shall include the amount of Catch-Up Contributions, if any, made by a Catch-Up Eligible Participant, as determined in accordance with Section 3.06.”

3. By deleting the following sentence of the first paragraph of Section 3.03 of the Plan, effective January 1, 2006:

“For each Plan Year in which the Employer makes Safe Harbor Matching Contributions pursuant to this Section 3.03 that satisfy the requirements of Code Sections 401(m)(ll), Sections 8.01 through 8.04 hereof will not apply.”

4. By inserting the phrase “and before January 1, 2003” after the phrase “beginning after December 31, 2001” in the first sentence of Section 3.07 of the Plan, effective January 1, 2003.

5. By replacing Section 8.05 of the Plan in its entirety with the following, effective January 1, 2006:

“Effective January 1, 2006, Sections 8.01 through 8.04 hereof shall not apply.”

6. By adding the following new Section 13.23 to the Plan, effective January 1, 2007:

“13.23 Participation of Lindig Benefit Consultants Employees. Effective September 30, 2006, the Company acquired Lindig Benefit Consultants. An Employee who was an employee of Lindig Benefit Consultants immediately prior to acquisition by the Company is eligible to participate in the Plan, effective January 1, 2007, if the Employee meets the requirements of Section 2.01. Notwithstanding the foregoing or the provisions of Section 2.01, no Employee who was an employee of Lindig Benefit Consultants immediately prior to acquisition by the Company will be eligible to receive Profit Sharing Contributions provided for under Section 3.04 of the Plan.

‘Years of Service’ credited under the Lindig Benefit Consultants will count as Years of Service solely for purposes of determining the Employee’s nonforfeitable interest in his or her Accounts under Section 5.03 of the Plan.”

*        *        *

IN WITNESS WHEREOF, on behalf of the Committee, the undersigned Committee member has executed this amendment this 28 day of December 2006.

SKY FINANCIAL GROUP, INC. BENEFIT PLANS COMMITTEE

By:	/s/ Kevin T. Thompson
Its:	Executive Vice President/Chief Financial Officer

TENTH AMENDMENT
OF THE
SKY FINANCIAL GROUP, INC. PROFIT SHARING, 401(K) AND ESOP PLAN
(As Amended and Restated Effective January 1, 2004)

     WHEREAS, Sky Financial Group, Inc. (the “Company”) maintains the Sky Financial Group, Inc. Profit Sharing, 401(k) and ESOP Plan (the “Plan”); and WHEREAS, the Company has delegated authority to amend the Plan to the Sky Financial Group, Inc. Benefit Plans Committee (the “Committee”), and the Committee has determined that amendment of the Plan is necessary and desirable.

     NOW, THEREFORE, pursuant to the power reserved to the Company by Section 10.01 of the Plan, and by virtue of the authority delegated to the Committee, the Plan, as previously amended, is hereby further amended in the following particulars:

     1. By adding the following at the end of Section 1.23 of the Plan:

          “Effective February 1, 2007, the term ‘Perpetual Bank Participant’ means either a (i) Participant for whom an account was transferred from the Pentegra Defined Contribution Plan for Financial Institutions, or (ii) a former participant in the Pentegra Defined Contribution Plan for Financial Institutions who is entitled to a restoration of his or her Accounts upon reemployment.”

     2. By adding the following new Section 13.24 of the Plan:

         13.24 Merger of Waterfield Group Savings and Investment Plan and Trust Accounts Effective January 1, 2007. Prior to January 1, 2007, the Company (as a result of its acquisition of Waterfield Mortgage Company, Inc. (“Waterfield”), effective October 17, 2006) maintained the Waterfield Group Savings and Investment Plan and Trust (the “Waterfield Plan”). Effective January 1, 2007, the Waterfield Plan is merged into, and amended and restated in the form of, this Plan.

     An employee who was an employee of Waterfield immediately prior to acquisition by the Company and/or a participant in the Waterfield Plan is eligible to participate in the Plan beginning January 1, 2007, if the Employee meets the requirements of Section 2.01.

     Amounts that were attributable to ‘Deferred Compensation’ or ‘catch-up contributions’ under the Waterfield Plan shall be held and invested in the Participant’s 401(k) Contributions Account under this Plan, according to the Participant’s investment elections. Amounts that were attributable to ‘Initial Matching Contributions’ or ‘Year-End Discretionary Contributions’ under the Waterfield Plan shall be held and invested in the Participant’s Matching Contributions Account under this Plan. Amounts that were attributable to ‘Profit Sharing Contributions’ under the Waterfield Plan shall be held and invested in the Participant’s Profit Sharing Contributions Account under this Plan. Amounts that were attributable to ‘Transfer/Rollover Contributions’ under the Waterfield Plan shall be held and invested in the Participant’s Rollover Contributions Account under this Plan.

     A Participant for whom amounts are transferred under this Section 13.24 will always have a nonforfeitable interest in the amounts transferred from the Waterfield Plan.

     ‘Years of Service’ credited under the Waterfield Plan will count as Years of Service under this Plan solely for purposes of determining the Employee’s nonforfeitable interest in his or her Accounts under Section 5.03 of the Plan.”

     3. By adding the following new Section 13.25 of the Plan:

     “13.25 Transfer of Perpetual Savings Bank Accounts in the Pentegra Defined Contribution Plan for Financial Institutions Effective February 1, 2007. Prior to January 1, 2007, Perpetual Savings Bank (‘Perpetual Bank’) (acquired by the Company effective November 15, 2006), participated as an adopting employer in the Pentegra Defined Contribution Plan for Financial Institutions (the ‘Perpetual Bank Plan’). Effective February 1, 2007, certain amounts held on behalf of Perpetual Bank Participants will be transferred from the Perpetual Bank Plan to this Plan.

     An Employee who was an employee of Perpetual Bank immediately prior to acquisition by the Company and/or a participant in the Perpetual Bank Plan is eligible to participate in the Plan beginning January 1, 2007, if the Employee meets the requirements of Section 2.01.

     Amounts transferred from the Perpetual Bank Plan pursuant to this Section from a Perpetual Bank Participant’s account that were attributable to ‘Pre-Tax 401(k) Contributions’ under the Perpetual Bank Plan shall be held and invested in the Participant’s 401(k) Contributions Account under this Plan. Amounts transferred from the Perpetual Bank Plan that were attributable to ‘Employer

2

Matching Contributions’ or ‘Employer Supplemental Contributions’ under the Perpetual Bank Plan shall be held and invested in the Participant’s Matching Contributions Account under this Plan. Amounts transferred from the Perpetual Bank Plan that were attributable to ‘Employer Match 401(k) Contributions’ under the Perpetual Bank Plan shall be held and invested in the Participant’s ‘PSB Employer Account’ (new account) under this Plan.

     A Participant for whom amounts are transferred under this Section 13.25 will always have a nonforfeitable interest in the amounts transferred from the Perpetual Bank Plan.

     ‘Years of Service’ credited under the Perpetual Bank Plan will count as Years of Service under this Plan solely for purposes of determining the Employee’s nonforfeitable interest in his or her Accounts under Section 5.03 of the Plan.”

     4. By adding the following new paragraph (e) of Section 14.05 of the Plan:

          “(e) In-Service Distributions Relating to Perpetual Bank Participants. In addition to the in-service withdrawal provision of Section 14.05(a), an active Perpetual Bank Participant may make written application to the Plan Administrator at any time (on a form and in a manner to be prescribed by the Plan Administrator) to receive an in-service withdrawal from the Trust Fund of all or any portion of any amounts transferred from the Perpetual Bank Plan that were attributable to ‘Employer Matching Contributions’ or ‘Employer Supplemental Contributions’ under the Perpetual Bank Plan if: (i) the Perpetual Bank Participant has completed 60 months of participation in the Plan; (ii) the withdrawal occurs at least 24 months after such contributions were made to the Perpetual Bank Plan; or (iii) the Perpetual Bank Participant incurs a Disability. For purposes of determining whether a Perpetual Bank Participant has completed 60 months of participation in the Plan under this Section 14.03(e), the period of participation credited under the Perpetual Bank Plan will count as participation under this Plan.”

*    *    *

     IN WITNESS WHEREOF, on behalf of the Committee, the undersigned

Committee member has executed this Amendment this 15th day of March 2007.

SKY FINANCIAL GROUP, INC.
BENEFIT PLANS COMMITTEE

By:	/s/ Thomas A. Sciorilli

Chief Human Resources Officer

3

ELEVENTH AMENDMENT
OF THE
SKY FINANCIAL GROUP, INC. PROFIT SHARING, 401(K) AND ESOP PLAN
(As Amended and Restated Effective January 1, 2004)

           WHEREAS, Sky Financial Group, Inc. (the “Company”) maintains the Sky Financial Group, Inc. Profit Sharing, 401(k) and ESOP Plan (the “Plan”); and

           WHEREAS, the Company has delegated authority to amend the Plan to the Sky Financial Group, Inc. Benefit Plans Committee (the “Committee”), and the Committee has determined that amendment of the Plan is necessary and desirable.

           NOW, THEREFORE, pursuant to the power reserved to the Company by Section 10.01 of the Plan, and by virtue of the authority delegated to the Committee, the Plan, as previously amended, is hereby further amended in the following particulars, effective as of the dates set forth below:

           1.       By adding the following new sentence to the end of Section 6.07 of the Plan, effective January 1, 2007:

     “Effective with respect to distributions commencing on or after January 1, 2007, with respect to deceased Participants, if a direct trustee to trustee transfer is made to an individual retirement plan established for the purpose of receiving the distribution on behalf of an individual who is a nonspouse beneficiary, the distribution shall be treated as an eligible rollover distribution for purposes of Code Section 402(c)(11).”

           2.       By adding the following new Section 9.03(f) of the Plan, effective January 1, 2007;

     “(f) Notwithstanding the provisions of Section 9.03(b) through (e) of the Plan:

        (i)      effective March 31, 2007 through May 3, 2007, a Participant who has completed three Years of Service prior to January 1, 2006, or the designated beneficiary of such Participant or the designated beneficiary of a deceased Participant, may elect to direct the Plan as to the investment of 100% of the value of the portion of the Participant’s Account invested in Employer securities that were contributed to such Participant’s Account on or after January 1, 2007, in accordance with the investment procedures of Section 9.02 of the Plan.

        (ii)     effective March 31, 2007 through May 3, 2007, a Participant who has attained age 55 and who has completed three Years of Service prior to

January 1, 2006, may elect to direct the Plan as to the investment of 100% of the value of the Participant’s Account invested in Employer securities, in accordance with the investment procedures of Section 9.02 of the Plan.

        (iii)    effective March 31, 2007 through May 3, 2007, a Participant who has completed at least three Years of Service, or the designated beneficiary of such Participant or the designated beneficiary of a deceased Participant, may direct the Plan as to the investment of 33% of the value of the portion of the Participant’s Account that is invested in Employer securities as of December 31, 2006, in accordance with the investment procedures of Section 9.02 of the Plan.

         Notwithstanding any other contrary provision of the Plan, effective May 4, 2007, any Participant or designated beneficiary of a Participant may elect to direct the Plan as to the investment of 100% of the value of the Participant’s Account invested in Employer securities, in accordance with the investment procedures of Section 9.02 of the Plan.

         For purposes of the Section 9.03(f): ‘Years of Service” means Years of Service as defined in Section 1.35(a) of the Plan for purposes of determining a Participant’s nonforfeitable interest in the Plan; and ‘Employer securities’ means employer securities as defined in Code Section 401(a)(35)(G)(iii).”

                 3.      By addition the following new sentence to the end of section14.01(l) of the Plan, effective May 31, 2007:

          “Notwithstanding any provision of the Plan to the contrary, effective after May 31, 2007, the Plan will not accept any new applications for residential loans.”

*           *          *

           IN WITNESS WHEREOF, on behalf of the Committee, the undersigned Committee member has executed this amendment this 24th day of May 2007.

SKY FINANCIAL GROUP, INC. BENEFIT PLANS COMMITTEE

By:	/s/ G. A. Scroulle

Its:	Chief Human Resources Officer

TWELFTH AMENDMENT OF THE
SKY FINANCIAL GROUP, INC. PROFIT SHARING, 401(K) AND ESOP PLAN
(As Amended and Restated Effective January 1, 2004)

     WHEREAS, Sky Financial Group, Inc. (the “Company”) maintains the Sky Financial Group, Inc. Profit Sharing, 401(k) and ESOP Plan (the “Plan”);

     WHEREAS, pursuant to Section 10.02 of the Plan, the Company has the power and authority to terminate the Plan at any time, which authority has been delegated to the Compensation Committee of the Board of Directors of the Company (the “Committee”); and

     WHEREAS, upon the recommendation of the Sky Financial Group, Inc. Benefit Plans Committee, this Committee now considers it necessary and desirable to terminate the Plan.

     NOW, THEREFORE, pursuant to the power reserved to the Company by Sections 10.01 and 10.02 of the Plan, and by virtue of the authority delegated to the Committee, the Plan, as previously amended, is hereby further amended by adding the following new Article XIX of the Plan, effective as of June 30, 2007:

     “ARTICLE XIX
TERMINATION OF THE PLAN

     19.01 Plan Termination. The Plan will be terminated effective immediately prior to the ‘Effective Time,’ as defined in the Agreement and Plan of Merger by and among Huntington Bancshares Incorporated, Penguin Acquisition, LLC and the Company dated as of December 20, 2006 (the ‘Termination Date’), subject to and contingent upon the closing of such merger.

     19.02 Contributions. Except as provided herein, the Employer will make no further contributions and no further benefits will accrue on behalf of any Participant under the Plan for any period after the Termination Date.

     (a) No Participant will be permitted to make any 401(k) Contributions as to any Annual Compensation earned after the Termination Date. Matching Contributions pursuant to Section 3.03 of the Plan will be made with respect 401(k) Contributions made through the Termination Date.

     (b) No Profit Sharing Contribution will be made for the Plan Year ending on the Termination Date.

     (c) No ESOP Contribution will be made for the Plan Year ending on the Termination Date, except that any eligible Participant who died, incurred a Disability, or terminated employment with the Employers on or after attaining Normal Retirement Age during the portion of the Plan Year form January 1, 2007 through the Termination Date shall receive an allocation of an ESOP Contribution, pursuant to Sections 3.05 and 4.03 of the Plan.

     19.03 Full Vesting. Pursuant to Section 10.02 of the Plan, the entire interest of each affected Participant’s Accounts shall become nonforfeitable upon the Termination Date. For purposes of this Section 19.03, a Participant who is affected by the Plan’s termination will include a Participant who, as of the Termination Date, (i) had terminated employment with the Employer with a partially vested interest in his or her Accounts, (ii) had not received a distribution of such Accounts under Section 6.01 of the Plan, and (iii) had not incurred at least five consecutive Breaks-in-Service.

     19.04 Distributions. Pursuant to Article 6 of the Plan, each Participant will receive total distribution of his or her Account as soon as administratively feasible after the Termination Date. Notwithstanding any provision of the Plan to the contrary, effective on and after the Termination Date, no distributions from the Plan will be made in the form of substantially equal monthly, quarterly, semi-annual or annual installment payments. Notwithstanding any provision of the Plan to the contrary, if a Participant or Beneficiary cannot be located, the Participant’s Account will be paid in a direct rollover to an individual retirement plan designated by the Plan Administrator.

     19.05 Application of Plan Terms. To the extent not inconsistent with the provisions of this Article, all other provisions of the Plan will continue to apply.”

     IN WITNESS WHEREOF, the undersigned Committee member has executed this Plan amendment on behalf of the Committee, this 4th day of June 2007.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF SKY FINANCIAL GROUP, INC.

By:	/s/ Jerard P. Mastroianni

A member of the Committee

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